Loan No. 1005052
EXECUTION COPY

AMENDED AND RESTATED TERM LOAN AGREEMENT
Dated as of February 12, 2013
by and among
LEXINGTON REALTY TRUST,
LEPERCQ CORPORATE INCOME FUND L.P.,
AND
LEPERCQ CORPORATE INCOME FUND II L.P.,
as Borrowers,

THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 12.5.,
as Lenders,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

WELLS FARGO SECURITIES, LLC,
as Sole Lead Arranger,
and
Sole Bookrunner
KEYBANK NATIONAL ASSOCIATION,
as Syndication Agent,
and

REGIONS BANK,
as Documentation Agent

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- ii -

- iii -

- iv -

AMENDED AND RESTATED TERM LOAN AGREEMENT
THIS AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Agreement”) dated as of February 12, 2013 by and among LEXINGTON REALTY TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Trust”), LEPERCQ CORPORATE INCOME FUND L.P., a limited partnership formed under the laws of the State of Delaware (“LCIF”), and LEPERCQ CORPORATE INCOME FUND II L.P., a limited partnership formed under the laws of the State of Delaware (“LCIFII”; collectively with the Trust and LCIF, the “Borrowers” and each a “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.5. (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Agent”), with WELLS FARGO SECURITIES, LLC, as sole Lead Arranger and sole Bookrunner, KEYBANK NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent”), and REGIONS BANK, as Documentation Agent (the “Documentation Agent”).
WHEREAS, the Borrowers, the Lenders, the Agent and the other parties thereto have entered into that certain Term Loan Agreement dated as of January 13, 2012 (as amended and as in effect immediately prior to the date hereof, the “Existing Term Loan Agreement”) pursuant to which the Lenders made available to the Borrowers a senior term loan facility in an initial aggregate amount of $215,000,000.00, which amount has been increased to $255,000,000.00 as provided in the Existing Term Loan Agreement and is subject to further increase as provided herein;
WHEREAS, the Borrowers, the Lenders and the Agent desire to amend and restate the Existing Term Loan Agreement on the terms and conditions contained herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Term Loan Agreement is amended and restated in its entirety as follows:
ARTICLE I. - DEFINITIONS

Section 1.1.     Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.
“Addition Notice” has the meaning given that term in Section 7.15(a).
“Additional Costs” has the meaning given that term in Section 4.1.
“Additional Loans” has the meaning given that term in Section 2.15.
“Adjusted EBITDA” means, for any given period, (a) the EBITDA of the Trust and its Subsidiaries determined on a consolidated basis for such period, minus (b) Capital Reserves for such period.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Agent in a form supplied by the Agent to the Lenders from time to time.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Agent or any Lender be deemed to be an Affiliate of any Borrower.
“Agent” means Wells Fargo, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.
“Agreement Date” means the date as of which this Agreement is dated.
“Applicable Law” means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.
“Applicable Margin” means from time to time, (a) subject to clause (b) below, the percentage rate set forth in the immediately following table corresponding to the Leverage as set forth in the Compliance Certificate most recently delivered by the Trust pursuant to Section 8.3. Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Trust delivers to the Agent the applicable Compliance Certificate pursuant to Section 8.3. If the Trust fails to deliver a Compliance Certificate pursuant to Section 8.3., the Applicable Margin shall equal the percentages corresponding to Level 4 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Agent first determines the Applicable Margin for Loans as provided above, the Applicable Margin shall be determined based on Level 2.

Level	Leverage	Applicable Margin
1	Less than 45%	2%
2	Greater than or equal to 45% but less than 50%	2.25%
3	Greater than or equal to 50% but less than 55%	2.45%
4	Greater than or equal to 55%	2.85%

(b)    If the Trust obtains an Investment Grade Rating from at least two Rating Agencies, the Applicable Margin shall thereafter at all times be determined based on the applicable rate per annum set forth in the below table corresponding to the level (each a “Pricing Level”) into which the Trust's Debt Rating then falls, notwithstanding any failure of the Trust to maintain an Investment Grade Rating or any failure of Trust to maintain a Debt Rating.

Pricing Level	Debt Rating	Applicable Margin
1	At least BBB+ or Baa1	1.5%
2	At least BBB or Baa2	1.75%
3	At least BBB- or Baa3	1.95%
4	Below BBB- or Baa3, or unrated	2.25%

Any change in the Trust's Debt Rating which would cause the Applicable Margin to move to a different Pricing Level shall be effective as of the first day of the calendar month immediately following receipt by the Agent of written notice delivered by the Trust in accordance with Section 8.4.(k) that the Trust's Debt Rating has changed; provided, however, if the Trust has not delivered the notice required by such Section but the Agent becomes aware that the Trust's Debt Rating has changed which would cause a change the Pricing Level at which the Applicable Margin is determined, then the Agent may, in its sole discretion, adjust the Pricing Level effective as of the first day of the calendar month following the date the Agent becomes aware that the Trust's Debt Rating has changed. During any period that the Trust has received only two Debt Ratings that are not equivalent, the Applicable Margin shall be determined based on the Pricing Level corresponding to the higher of such two Debt Ratings; provided however that if one of the Debt Ratings is from Fitch then the Applicable Margin shall be determined based on the Pricing Level corresponding to the Debt Rating of S&P or Moody's, as applicable. During any period that the Trust has received Debt Ratings from three Rating Agencies and such Debt Ratings are not equivalent, the Applicable Margin shall be determined based on the Pricing Level corresponding to the lower of the two highest such Debt Ratings. During any period for which the Trust has received a Debt Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Debt Rating so long as such Debt Rating is from either S&P or Moody's. During any period that the Trust has (i) not received a Debt Rating from any Rating Agency or (ii) received a Debt Rating from only one Rating Agency that is neither S&P or Moody's, the Applicable Margin shall be determined based on Pricing Level 4.

(c)    Prior to the Release Date, the provisions of this definition shall be subject to Section 2.4.(c).
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Wells Fargo Securities, LLC, as sole arranger and sole bookrunner, together with its successors and permitted assigns.
“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee, the Agent, and, if applicable, the Borrower Representative, substantially in the form of Exhibit A.
“Availability Termination Date” means January 13, 2013.
“Base Rate” means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%).

“Base Rate Loan” means a Loan (or portion thereof) bearing interest at a rate based on the Base Rate.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include a Borrower's successors and permitted assigns.
“Borrower Information” has the meaning set forth in Section 2.4(c).
“Borrower Representative” means the Trust.
“Borrowing Base Assets” means Eligible Unencumbered Properties that the Borrowers have determined to include in the Borrowing Base Assets Pool and have satisfied the conditions of Section 7.15.
“Borrowing Base Assets Pool” means, collectively at any time, all Borrowing Base Assets. The initial Borrowing Base Assets Pool is set forth on the schedule of initial Borrowing Base Assets annexed hereto as Exhibit K.
“Borrowing Base Certificate” means a certificate, identifying the Borrowing Base Assets and providing other information concerning the Borrowing Base Assets and the Borrowers, in the form attached hereto as Exhibit I.
“Borrowing Base NOI” means Net Operating Income for the two consecutive fiscal quarters most recently ended from the Borrowing Base Assets Pool; to the extent the amount of Net Operating Income attributable to Borrowing Base Assets subject to Ground Leases with a remaining term of thirty (30) years or less from the Agreement Date would exceed ten percent (10%) of the Borrowing Base NOI, such excess shall be excluded from Borrowing Base NOI.
“Business Day” means (a) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Agent in New York, New York are open to the public for carrying on substantially all of the Agent's business functions, and (b) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollars are carried on in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
“Capital Reserves” means, for any period and with respect to a Property, an amount equal to (a) $0.05 per square foot times (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Trust and its Subsidiaries and a proportionate share of all Properties of all Unconsolidated Affiliates.
“Capitalization Rate” means 8.00%.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.
“Capitalized Value” means the sum of all of the following of the Trust and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) cash and Cash Equivalents, plus (b) (i) Adjusted EBITDA for the two most recent quarters multiplied by (ii) 2 divided by (iii) the Capitalization Rate, plus (c) the GAAP book value of Properties acquired during the two most recent quarters, plus (d) Construction-in-Process until the Property is substantially complete which in no case will go beyond 18 months from commencement, plus (e) the GAAP book value of Unimproved Land, mortgages and notes. Borrowers' pro rata share of Unconsolidated Affiliates will be included in calculations of Capitalized Value consistent with the above treatment for wholly owned assets. For purposes of determining Capitalized Value, EBITDA attributable to assets described in any of the immediately preceding clauses (c) through (e) shall be excluded from Adjusted EBITDA.
“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.
“Commitment” means, as to each Lender, such Lender's obligation to have made Loans pursuant to Section 2.1. of the Existing Term Loan Agreement in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I of the Existing Term Loan Agreement as such Lender's “Commitment Amount” or as set forth in any applicable Assignment and Assumption executed and delivered in connection with the Existing Term Loan Agreement, as the same may have been increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5 of the Existing Term Loan Agreement.
“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the aggregate outstanding principal amount of such Lender's Loans to (b) the aggregate outstanding principal amount of all Loans; provided, however, that if at the time of determination all Loans have been paid in full, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such payment in full.

“Compliance Certificate” has the meaning given that term in Section 8.3.
“Construction Budget” means the fully-budgeted costs for the acquisition and construction of a given parcel of real property (including, without limitation, the cost of acquiring such parcel of real property, reserves for construction interest and operating deficits, tenant improvements, leasing commissions and infrastructure costs) as reasonably determined by the Trust in good faith.
“Construction-in-Process” means as of any date of determination, cash expenditures for land and improvements (including indirect costs internally allocated and development costs) determined in accordance with GAAP on all Properties that are under development as of such date or are scheduled to commence development within twelve months from such date of determination.
“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.8.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9.
“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan, or (c) the Continuation of a Loan.
“Credit Underwriting Documents” has the meaning given that term in Section 7.15(a).
“Debt Rating” means, as of any date of determination, the rating as determined by a Rating Agency of a Person's non-credit enhanced, senior unsecured long term debt. The Debt Rating in effect at any date is the Debt Rating that is in effect at the close of business on such date.
“Debt Service” means, for any period, the sum of (a) Interest Expense, and (b) all regularly scheduled principal payments made with respect to Indebtedness of the Trust and its Subsidiaries during such period, other than any balloon, bullet, early repayment or similar principal payment which, in each case, repays such Indebtedness in full. Debt Service shall include a proportionate share of items (a) and (b) of all Unconsolidated Affiliates.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.11.(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower Representative in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Borrower Representative or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Agent or the Borrower Representative, to confirm in writing to the Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.11.(d)) upon delivery of written notice of such determination to the Borrower Representative and each Lender.
“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Agent or any Lender).
“Development Property” means a Property which is being developed to become an office, industrial or retail property.
“Dollars” or “$” means the lawful currency of the United States of America.
“EBITDA” means, with respect to a Person for any period (without duplication): (a) net income (loss) of such Person for such period determined on a consolidated basis, in accordance with GAAP, excluding the following (but only to the extent included in determination of such net income (loss)): (i) depreciation and amortization; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains and losses; (v) noncash charges and credits; and (vi) gains and losses from sales of assets; plus (b) such Person's pro rata share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles associated with the amortization of above or below market rents pursuant to Statement of Financial Accounting Standards No. 141.
“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1 shall have been fulfilled or waived in writing by all of the Lenders.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Agent (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) any Borrower or any Affiliates or Subsidiaries of any Borrower or (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii).
“Eligible Unencumbered Property” means a Property which satisfies all of the following requirements: (a) such Property is located in a state of the United States of America or in the District of Columbia and is wholly owned in fee simple by, or subject to a Ground Lease in favor of, a Borrower or a Wholly Owned Subsidiary of a Borrower, with (i) the non-wholly owned Property owned by CTO Associates Limited Partnership being deemed to satisfy this requirement so long as the Trust's relative percentage ownership of the voting Equity Interests in such Person does not decrease from the Trust's relative percentage ownership interest on January 13, 2012, and (ii) the Property owned by Lex Phoenix L.P. being deemed to satisfy this requirement as of the Agreement Date, but such Property will be no longer be deemed an Eligible Unencumbered Property if the ownership of the equity interests in each of Lex Phoenix L.P. and Lex Phoenix GP LLC is not transferred to Lepercq Corporate Income Fund L.P. by PPNY OS Holdings LLC, the qualified 1031 exchange intermediary, on or prior to June 19, 2013; (b) such Property is (i) an office, industrial or retail Property, or (ii) such other commercial Property as the Agent may approve in its reasonable discretion; (c) such tenants are not more than 30 days past due in respect of lease payments; (d) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; and (e) neither such Property nor, if such Property is owned by a Subsidiary of a Borrower, any of such Borrower's direct or indirect ownership interest in such Subsidiary, is subject to (i) any Liens other than Permitted Liens of the types described in clauses (a) through (f) of the definition of such term and (ii) any Negative Pledge.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, treatment, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the United States Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to environmental protection or Hazardous Materials.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Equity Issuance” means any issuance by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.
“ERISA Group” means the Borrowers, any of their Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Event of Default” means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.
“Existing Term Loan Agreement” has the meaning given that term in first recital paragraph of this Agreement.

“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.
“Fee Letter” means that certain Fee Letter dated as of November 7, 2011 by and among the Borrowers, the Arranger and Wells Fargo.
“Fees” means the fees and commissions provided for or referred to in Section 3.6 and any other fees payable by the Borrowers hereunder or under any other Loan Document.
“Fitch” means Fitch, Inc., and its successors.
“Fixed Charges” means, for any period, the sum of (a) Debt Service for such period and (b) all Preferred Dividends paid during such period. The Trust's pro rata share of the Fixed Charges of Unconsolidated Affiliates of the Trust shall be included in determinations of Fixed Charges.
“Floating Rate Indebtedness” means all Indebtedness of a Person which bears interest at a variable rate during the scheduled life of such Indebtedness and for which such Person has not obtained interest rate swap agreements, interest rate “cap” or “collar” agreements or other similar Derivatives Contracts which effectively cause such variable rates to be equivalent to fixed rates acceptable to the Agent.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funds From Operations” means, for a given period, net income (loss) of the Trust and its Subsidiaries determined on a consolidated basis for such period exclusive of the following (to the extent included in the determination of such net income (loss)): (a) gains (or losses) from debt restructuring and sales of property during such period, (b) any non-cash charges recorded from asset impairments and (c) depreciation with respect to real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated entities will be calculated to reflect funds from operations on the same basis. Funds From Operations will be adjusted to remove all impact of straight lining of rents, amortization of intangibles associated with the amortization of above or below market rents, pursuant to Statement of Financial Accounting Standards No. 141 and calculation of interest expense in accordance with FSB APB 14-1.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination; provided that, for any calculations hereunder, to the extent GAAP requires balance sheet or income statement accounts to be stated at fair market value or any change in GAAP that changes lease accounting, the impact of such change in GAAP shall be excluded.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (including any unexercised extension options that the lessee can unilaterally exercise without the need to obtain the consent of the lessor or to pay the lessor any amount as a condition to the effectiveness of such extension) of 15 years or more from the Agreement Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee's interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease; provided that the ground lease with respect to the Property located in Palo Alto, California owned by Newkirk Orper L.P. in the form in effect as of the Agreement Date shall be deemed to satisfy the requirements of a Ground Lease hereunder.
“Guarantor” means any Person that is or becomes a party to the Guaranty as a “Guarantor” in that such Person is a Subsidiary of a Borrower that directly, or indirectly through one or more other Subsidiaries, owns any Borrowing Base Asset, provided that CTO Associates Limited Partnership shall not be required to become party to the Guaranty unless it becomes a Wholly Owned Subsidiary of a Borrower.
“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Guaranty to which the Guarantors are parties substantially in the form of Exhibit H.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person in respect of letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar events, and other similar exceptions to nonrecourse liability (but not exceptions relating to voluntary bankruptcy, insolvency, or receivership or other similar events)); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person's pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person. Notwithstanding the preceding sentence, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. All Loans shall constitute Indebtedness of the Borrowers. Indebtedness shall be adjusted to remove (i) any impact of intangibles pursuant to ASC 805, as codified by the Financial Accounting Standards Board in June of 2009, (ii) any impact from Asset Retirement Obligations pursuant to ASC 410, as codified by the Financial Accounting Standards Board in June of 2009, (iii) any potential impact from an accounting standard substantially similar to that proposed in the exposure draft issued by the Financial Accounting Standards Board in August of 2010 related to Leases (Topic 840), and (iv) any indebtedness that can be fully satisfied by issuing Equity Interests (other than Mandatorily Redeemable Stock) at a Borrower's option.
“Information Materials” has the meaning given to such term in Section 12.15.
“Intellectual Property” has the meaning given that term in Section 6.1(t).
“Interest Expense” means, for any period, without duplication, (a) total interest expense of the Trust and its Subsidiaries, including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis for such period, plus (b) the Trust's pro rata share of Interest Expense of Unconsolidated Affiliates for such period. Notwithstanding anything to the contrary, Interest Expense shall not include any amortization of deferred financing costs or the impact of ASC 470.20, as codified by the Financial Accounting Standards Board, in accordance with GAAP.
“Interest Period” means, with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower Representative may select in a Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Rating” means a Debt Rating of BBB- or better from S&P or Fitch, or Baa3 or better from Moody's.
“Lender” shall mean the various Lenders which hold Loans, together with their respective successors and permitted assigns.
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender's Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.

“Leverage” has the meaning given that term in Section 9.1(a).
“LIBOR” means, for the Interest Period for any LIBOR Loan, the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (0.01%), obtained by dividing (i) the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%), referred to as the BBA (British Bankers' Association) LIBOR rate as set forth by any service selected by the Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rate for deposits in Dollars at approximately 9:00 a.m. Pacific time, two (2) Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto, for an amount approximately equal to the applicable LIBOR Loan and for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.
“LIBOR Loan” means a Loan (or any portion thereof) bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 9:00 a.m. Pacific time for such day (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.
“Loan” means a loan made by a Lender to any Borrower pursuant to Section 2.1 or Section 2.15.
“Loan Document” means this Agreement, each Note, the Guaranty and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter).
“Loan Party” means each of the Borrowers and each Person who guarantees all or a portion of the Obligations. Schedule 1.1.(A) sets forth the Loan Parties in addition to the Borrowers as of the Agreement Date.
“Mandatorily Redeemable Stock” means, with respect to the Trust or any Subsidiary, any Equity Interest thereof which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the Termination Date. For the avoidance of doubt, the parties hereto agree that the following Equity Interests of the Trust do not qualify as Mandatorily Redeemable Stock based on their terms as in effect on the Agreement Date: (x) 6.50% Series C Cumulative Convertible Preferred Stock established pursuant to Articles Supplementary filed by the Trust on December 8, 2004 with the Department of Assessments and Taxation of the State of Maryland, (y) 7.55% Series D Cumulative Redeemable Preferred Stock established pursuant to Articles Supplementary filed by the Trust on

February 14, 2007 with the Department of Assessments and Taxation of the State of Maryland, and (z) 6.00% Convertible Guaranteed Notes pursuant to an Indenture dated January 29, 2007, a fourth Supplemental Indenture dated as of December 31, 2008, a fifth Supplemental Indenture dated as of June 9, 2009, a sixth Supplemental Indenture dated as of January 26, 2010, and a seventh Supplemental Indenture dated as of September 28, 2012.
“Material Adverse Effect” means a materially adverse effect on (a) the business or financial condition of the Trust and its Subsidiaries taken as a whole, (b) the ability of any Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Lenders or the Agent under any of the Loan Documents.
“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which any Borrower, any other Loan Party or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Moody's” means Moody's Investors Service, Inc., and its successors.
“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.
“Mortgage Receivable” means a promissory note secured by a Mortgage of which a Borrower, a Guarantor or one of their respective Subsidiaries is the holder and retains the rights of collection of all payments thereunder.
“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Operating Income” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of a Borrower or any Subsidiary and any property management fees).
“Net Proceeds” means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with any such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance. Notwithstanding the foregoing, Net Proceeds will not include net proceeds from any Equity Issuance to the extent used to redeem an existing class of Equity Interest of the Trust or any of its Subsidiaries.
“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, bankruptcy, insolvency, receivership and other similar events, and other similar exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness. Liability of a Person under a completion guarantee for a Development Property, to the extent relating to the Nonrecourse Indebtedness of another Person, shall not, in and of itself, prevent such liability from being characterized as Nonrecourse Indebtedness.
“Note” has the meaning given that term in Section 2.10(a).
“Notice of Continuation” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Agent and containing the information required in such Exhibit) to be delivered to the Agent pursuant to Section 2.8. evidencing a request for the Continuation of a LIBOR Loan.
“Notice of Conversion” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Agent and containing the information required in such Exhibit) to be delivered to the Agent pursuant to Section 2.9. evidencing a request for the Conversion of a Loan from one Type to another Type.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrowers and the other Loan Parties owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note, and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest or fees are allowed claims in such proceeding.
“OFAC” has the meaning given that term in Section 6.1.(y).

“Off-Balance Sheet Obligations” means liabilities and obligations of the Trust, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Trust would be required to disclose in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section of the Trust's report on Form 10‑Q or Form 10‑K (or their equivalents) which the Trust is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).
“Operating Partnership” means LCIF and/or LCIFII.
“Original Effective Date” means January 13, 2012.
“Participant” has the meaning given that term in Section 12.5(d).
“Participant Register” has the meaning given that term in Section 12.5(d).
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Permitted Financing” means a sale, financing or refinancing of a Borrowing Base Asset.
“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property for its intended business use or impair the intended business use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Agent for the benefit of the Lenders as security for the Obligations; (f) Liens in favor of a Borrower or a Guarantor securing obligations owing by a Subsidiary to such Borrower or such Guarantor, which obligations have been subordinated to the Obligations on terms satisfactory to the Agent; and (g) Liens in existence as of the Agreement Date and set forth in Part II of Schedule 6.1(f).
“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin plus four percent (4.0%).
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by a Borrower or another Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to a Borrower or another Subsidiary which is a Loan Party, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.
“Principal Office” means the office of the Agent located at 608 Second Avenue S., 11th Floor, Minneapolis, Minnesota 55402‑1916, or any other subsequent office that the Agent shall have specified as the Principal Office by written notice to the Borrower Representative and the Lenders.
“Property” means any parcel of real property owned or leased (in whole or in part) or operated by any Borrower, any Subsidiary or any Unconsolidated Affiliate of the Borrowers.
“Property Subsidiary” means a Subsidiary, the Equity Interests of which are wholly-owned, directly or indirectly by a Borrower or a Guarantor and that directly owns or leases a Borrowing Base Asset.
“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.
“Rating Agency” means any of S&P, Moody's and Fitch.
“Reference Debt” means all Unsecured Indebtedness of the Trust and its Subsidiaries.
“Register” has the meaning given that term in Section 12.5(c).
“Regulatory Change” means, with respect to any Lender, any change or new interpretation effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change,” regardless of the date enacted, adopted, issued or implemented.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.
“Related Parties” means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.
“Release Date” means, provided no Default or Event of Default shall then be in existence, the date on which the Trust shall have received an Investment Grade Rating from at least two of the Rating Agencies.
“Removal Request” has the meaning given that term in Section 7.16(a).
“Requisite Lenders” means, as of any date, Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Loans; provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (b) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.
“Responsible Officer” means with respect to a Borrower or any other Subsidiary, the chief executive officer and the chief financial officer of such Borrower or such Subsidiary.
“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Trust or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Trust or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Trust or any Subsidiary now or hereafter outstanding.
“Revolver Agent” means KeyBank National Association, in its capacity as administrative agent under the Revolving Credit Agreement, together with its successors and permitted assigns as administrative agent under the Revolving Credit Agreement.
“Revolving Credit Agreement” that certain Second Amended and Restated Credit Agreement dated as of the Agreement Date by and among the Borrowers, the financial institutions from time to time party thereto as “Lenders”, the Revolver Agent and the other parties thereto, which amends and restates that certain Amended and Restated Credit Agreement dated as of January 13, 2012, by and among the Borrowers, the institutions from time to time party thereto as Lenders and KeyBank National Association as Agent.

“S&P” means Standard & Poor's Rating Services, a Standard & Poors Financial Services LLC business, and its successors.
“Secured Indebtedness” means, with respect to a Person, (a) all Indebtedness of such Person that is secured in any manner by any Lien on any property, plus (b) such Person's pro rata share of the Secured Indebtedness of any such Person's Unconsolidated Affiliates; provided that any loan facilities, if secured only by pledges of equity interests in any Subsidiaries of the Trust, shall not be deemed Secured Indebtedness.
“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. Notwithstanding the foregoing, CTO Associates Limited Partnership shall be a Subsidiary hereunder, with the Net Operating Income and Value of the Property owned by such entity being adjusted in a manner acceptable to the Agent to reflect the Borrowers' pro rata ownership interest in such entity.
“Tangible Net Worth” means, as of a given date, (a) the stockholders' equity of the Trust and Subsidiaries determined on a consolidated basis, plus (b) accumulated depreciation and amortization, minus (c) the following (to the extent reflected in determining stockholders' equity of the Trust and its Subsidiaries): (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (ii) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP, other than intangibles required to be recorded under Statement of Financial Accounting Standards No. 141, all determined on a consolidated basis. Notwithstanding the foregoing, (x) amortization of above or below market rents pursuant to Statement of Financial Accounting Standards No. 141 shall not be excluded under either of the preceding clauses (i) or (ii) and (y) the effect of marked-to-market adjustments required to be made under GAAP with respect to assumed indebtedness shall be excluded when determining Tangible Net Worth.
“Taxes” has the meaning given that term in Section 3.12.

“Termination Date” means January 11, 2019.
“Titled Agents” means each of the Arranger, the Syndication Agent and the Documentation Agent and their respective successors and permitted assigns.
“Total Indebtedness” means all Indebtedness of the Trust and all of its Subsidiaries determined on a consolidated basis.
“Transfer Authorizer Designation Form” means a form substantially in the form of Exhibit L to be delivered to the Agent pursuant to Section 5.1.(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Agent.
“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.
“UCC” means the Uniform Commercial Code from time to time in effect in any relevant jurisdiction.
“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.
“Unimproved Land” means land on which no development (other than paving or other improvements that are not material and are temporary in nature) has occurred and for which no construction is planned in the following 12 months.
“Unsecured Debt Service” means, at any time of determination, the Interest Expense (without giving effect to clause (b) of the definition thereof) in respect of all Reference Debt (including all Loans hereunder) for the two consecutive fiscal quarter period most recently ended.
“Unsecured Debt Service Coverage Ratio” shall mean the ratio of (a) Borrowing Base NOI to (b) Unsecured Debt Service.
“Unsecured Indebtedness” means any Indebtedness which is not Secured Indebtedness (including all Loans hereunder).
“Value” means (a) with respect to any Property in the Borrowing Base Assets Pool which has been owned for at least one fiscal quarter, (1) the Net Operating Income of such Property for the fiscal quarter most recently ended, times (2) 4 divided by (3) the Capitalization Rate and (b) with respect to any other Property in the Borrowing Base Assets Pool, the value of such Property based on cost determined in accordance with GAAP.
“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.
“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors'

qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. In no event shall a 1031 exchange intermediary be deemed to be a Wholly Owned Subsidiary.
Section 1.2.    General; References to Times.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Trust or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Trust. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to New York, New York time.

Section 1.3.     Financial Attributes of Non-Wholly Owned Subsidiaries.

When determining the Trust's compliance with any financial covenant contained in any of the Loan Documents, only the Trust's pro rata share of the financial attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included.
ARTICLE II. - CREDIT FACILITY
Section 2.1.    Loans.

Subject to the terms and conditions set forth in the Existing Term Loan Agreement, each Lender listed on Schedule I made Loans to the Borrowers, the aggregate outstanding principal amount of which on the Agreement Date is set forth on Schedule I. All Commitments have terminated. Once repaid, the principal amount of a Loan may not be reborrowed.

Section 2.2.    [RESERVED].

Section 2.3.    [RESERVED].

Section 2.4.    Rates and Payment of Interest on Loans.

(a)Rates. The Borrowers promise to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and

(ii)during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrowers shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, and on any other amount payable by the Borrowers hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).
(b)Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Original Effective Date, provided if such day is not a Business Day, interest shall be due on the next succeeding Business Day and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrowers for all purposes, absent manifest error.

(c)Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by any Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by any Borrower) at the time it was delivered to the Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Agent shall promptly notify the Borrower Representative in writing of any additional interest and fees due because of such recalculation, and the Borrowers shall pay such additional interest or fees due to the Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Agent's or any Lender's other rights under this Agreement or any other Loan Document.

Section 2.5.     Number of Interest Periods.

There may be no more than 4 different Interest Periods for LIBOR Loans outstanding at the same time.
Section 2.6.     Repayment of Loans.

The Borrowers shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Termination Date.
Section 2.7.     Prepayments.

(a)Optional. Except as otherwise provided in the immediately following subsection (c) and subject to Section 4.4, the Borrowers may prepay any Loan at any time without premium or penalty, provided that such prepayments shall be applied in such a manner as to limit, to the extent possible, the amounts due under Section 4.4. The Borrowers shall give the Agent at least three (3) Business Days' prior written notice of the prepayment of any Loan.

(b)[Reserved].

(c)Limitation on Voluntary Prepayments; Prepayment Premium. During the periods set forth below, the Borrowers may only prepay the Loans, in whole or in part, at the prices (expressed as percentages of the principal amount of the Loans to be prepaid) set forth below, plus accrued and unpaid interest, if any, to the date of prepayment:

Period	Percentage
February 12, 2013 to and including January 12, 2014	103%
January 13, 2014 to and including January 12, 2015	102%
January 13, 2015 to and including January 12, 2016	101%
After January 12, 2016	100%

The Borrowers and the Lenders acknowledge and agree that the amount payable by the Borrowers in connection with the prepayment of the Loans as provided above, is a reasonable calculation of the Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from the prepayment of the Loans.

Section 2.8.     Continuation.

So long as no Default or Event of Default shall exist, the Borrowers may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower Representative giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower Representative of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrowers once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender of the proposed Continuation. If the Borrower Representative shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if a Default or Event of Default shall exist, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.9. or failure of the Borrowers to comply with any of the terms of such Section.
Section 2.9.     Conversion.

The Borrowers may on any Business Day, upon the Borrower Representative's giving of a Notice of Conversion to the Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists. Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount. Each such Notice of Conversion shall be given not later than 11:00 a.m. 1 Business Day prior to the date of any proposed Conversion into Base Rate Loans and three (3) Business Days prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrowers once given.

Section 2.10.    Notes.

(a)    Notes. The Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrowers substantially in the form of Exhibit E (each a “Note”), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed or, in the case of a Note executed by the Borrowers in accordance with Section 2.15., in a principal amount equal to the amount of such Lender's Loans at the time of making the Additional Loans.

(b)    Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to any Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrowers absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of any Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the records maintained by the Agent pursuant to Section 3.10. and 12.5.(c), in the absence of manifest error, the records maintained by the Agent pursuant to Section 3.10. and 12.5.(c) shall be controlling.

(c)    Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower Representative of (i) written notice from a Lender that the Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrowers, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrowers shall at their own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.
Section 2.11.     [Reserved].

Section 2.12.     [Reserved].

Section 2.13.     [Reserved].

Section 2.14.     [Reserved].

Section 2.15.     Additional Loans.

The Borrowers shall have the right at any time and from time to time during the period beginning on the Effective Date to but excluding the Termination Date, to request additional loans (“Additional Loans”) hereunder by the Borrower Representative providing written notice to the Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such Additional Loans the aggregate outstanding principal amount of the Loans shall not exceed $400,000,000. Each such borrowing of Additional Loans must be an aggregate minimum amount of $50,000,000 and integral multiples of $10,000,000 (or such other amounts as may be acceptable to the Agent and the Trust) in excess thereof. The Agent, in consultation with the Borrower Representative, shall manage all aspects of the syndication of such Additional Loans, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to any such Additional Loans and the allocations of the Additional Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to make an Additional Loan or increase the principal amount of its Loans, and any new Lender becoming a party to this Agreement in connection with any such requested Additional Loans must be an Eligible Assignee. The making of Additional Loans is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the date such Additional Loans are to be made, (y) the representations and warranties made or deemed made by the Borrowers and other Loan Parties in all Loan Document to which such Loan Party is a party shall be true and correct in all material respects on the date such Additional Loans are to be made except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Agent shall have received each of the following, in form and substance satisfactory to the Agent: (i) if not previously delivered to the Agent, copies certified by the Secretary or Assistant Secretary of the applicable Loan Party of (A) all corporate and other necessary action taken by the Borrowers to authorize such Additional Loans and (B) all corporate and other necessary action taken by each Guarantor authorizing the guaranty of such Additional Loans; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Agent and the Lenders covering such matters as reasonably requested by the Agent, and (iii) new Notes executed by the Borrowers, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders increasing the principal amount of their Loans, in the principal amount of such Lender's Loans at the time of the effectiveness of the making of the Additional Loans. In connection with any Additional Loans being made pursuant to this Section any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request.
Section 2.16.     Joint and Several Liability.

(a)The obligations of the Borrowers hereunder and under the other Loan Documents to which any Borrower is a party shall be joint and several, and accordingly, each Borrower confirms that it is liable for the full amount of the “Obligations,” regardless of whether incurred by such Borrower or any other Borrower, and all of the other obligations and liabilities of the other Borrowers hereunder and under the other Loan Documents.

(b)Each of the Borrowers represents and warrants to the Agent and the Lenders that the Borrowers, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts.

(c)None of the Lenders or the Agent shall be obligated or required before enforcing any Loan Document against a Borrower: (a) to pursue any right or remedy any of them may have against any other Borrower, any Guarantor or any other Person or commence any suit or other proceeding against any other Borrower, any Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any other Borrower, any Guarantor or any other Person; or (c) to make demand of any other Borrower, any Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations.

(d)The Lenders and the Agent may, at any time and from time to time, without the consent of, or notice to, any Borrower, and without discharging any Borrower from its obligations hereunder or under any other Loan Document, take any of the following actions: (i)  release any other Borrower, any Guarantor or any other Person liable in any manner for the payment or collection of the Obligations; (ii) exercise, or refrain from exercising, any rights against any other Borrower, any Guarantor or any other Person; and (iii) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders shall elect.

(e)It is the intent of each Borrower, the Agent and the Lenders that in any proceeding of the types described in Sections 10.1(f) or 10.1(g), a Borrower's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agent and the Lenders) to be avoidable or unenforceable against such Borrower in such proceeding as a result of Applicable Law, including without limitation, (i) Section 548 of the Bankruptcy Code and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agent and the Lenders) shall be determined in any such proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Borrower shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This subsection is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Borrower or any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

(f)Each Borrower assumes all responsibility for being and keeping itself informed of the financial condition of the other Borrowers and the Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Borrower assumes and incurs hereunder, and agrees that none of the Agent or the Lenders shall have any duty whatsoever to advise any Borrower of information regarding such circumstances or risks.

Section 2.17.     Borrower Representative.

Each of the Borrowers hereby appoints the Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans as described in Articles II and III). Each of the Borrowers acknowledges and agrees that (a) the Borrower Representative may execute such documents on behalf of any of the Borrowers as the Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by the Borrower Representative on its behalf, (b) any notice or other communication delivered by the Agent or any Lender hereunder to the Borrower Representative shall be deemed to have been delivered to each of the Borrowers and (c) the Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the Borrower Representative on behalf of the Borrowers (or any of them). The Borrowers must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with the Agent or the Lenders, such Borrower shall do so only through the Borrower Representative.
Section 2.18.     Funds Transfer Disbursements.

(a)    Generally. The Borrowers hereby authorize the Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of a Borrower to any of the accounts designated in the Transfer Authorizer Designation Form. The Borrowers agree to be bound by any transfer request: (i) authorized or transmitted by the Borrower Representative or any other Borrower; or (ii) made in the name of any Borrower and accepted by the Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by any Borrower. The Borrowers further agree and acknowledge that the Agent may rely solely on any bank routing number or identifying bank account number or name provided by or on behalf of a Borrower to effect a wire or funds transfer even if the information provided by or on behalf of such Borrower identifies a different bank or account holder than named by such Borrower. The Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrowers. If the Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrowers agree that no matter how many times the Agent takes these actions the Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement among the Agent and the Borrower. The Borrowers agree to notify the Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Agent's confirmation to the Borrower of such transfer.

(b)    Funds Transfer. The Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization, (ii) require use of a bank unacceptable to the Agent (in its reasonable discretion) or prohibited by any Governmental Authority, (iii) cause the Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline or (iv) otherwise cause the Agent or any Lender to violate any Applicable Law or regulation.

(c)    Limitation of Liability. Neither the Agent nor any Lender shall be liable to the Borrowers or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrowers' transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Agent's or any Lender's control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Agent, any Lender or the Borrowers knew or should have known the likelihood of these damages in any situation. Neither the Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.

ARTICLE III. - PAYMENTS, FEES AND OTHER GENERAL PROVISIONS
Section 3.1.     Payments.

(a)    Payments by Borrowers. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrowers under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section ý10.4, the Borrowers shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Agent the amounts payable by the Borrowers hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Agent from time to time at the applicable Lending Office of such Lender. If the Agent fails to pay such amount to a Lender within one Business Day of receipt of such amount, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.
(b)    Presumptions Regarding Payments by Borrowers. Unless the Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Agent may assume that a Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if no Borrower has in fact made such payment, then each of the Lenders severally agrees to repay to the Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
Section 3.2.     Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each payment or prepayment of principal of Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (b) each payment of interest on Loans by the Borrowers shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (c) the Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section ý4.6)

shall be made pro rata among the Lenders according to the amounts of their respective Loans and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous.
Section 3.3.     Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to a Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrowers or any other Loan Party through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of any Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section ý3.2 or Section ý10.4, as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section ý3.2 or Section ý10.4, as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers.
Section 3.4.    Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.5.     [Reserved].

Section 3.6.     Fees.

(a)Reserved.

(b)Administrative and Other Fees. The Borrowers agree to pay the administrative and other fees of the Agent pursuant to the Fee Letter and as may otherwise be agreed to in writing by the Borrowers and the Agent from time to time.

Section 3.7.    Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed; provided, however, any accrued interest on any Base Rate Loan shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed.
Section 3.8.     Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by any Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower Representative shall notify the respective Lender in writing that the Borrowers elect to have such excess sum returned to them forthwith. It is the express intent of the parties hereto that the Borrowers not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrowers under Applicable Law.
Section 3.9.     Agreement Regarding Interest and Charges.

The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrowers for the use of money in connection with this Agreement is and shall be the interest specifically described in Section ý2.4(a). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, prepayment premiums, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.10.    Statements of Account.

The Agent will account to the Borrowers monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon the Borrowers absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrowers from any of their obligations hereunder.
Section 3.11.     Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)    Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.

(b)    Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 12.3. shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; third, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)    Reserved.

(d)    Defaulting Lender Cure. If the Borrower Representative and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

Section 3.12.    Taxes.

(a)Taxes Generally. All payments by the Borrowers of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes imposed on or measured by the assets, net income, receipts or branch profits of any Lender or the Agent, (iii) any taxes (other than withholding taxes) with respect to the Agent or a Lender that would not be imposed but for a connection between the Agent or such Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), and (iv) any taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges to the extent imposed as a result of the failure of the Agent or a Lender, as applicable, to provide and keep current (to the extent legally able) any certificates, documents or other evidence required to qualify for an exemption from, or reduced rate of, any such taxes fees, duties, levies, imposts, charges, deductions, withholdings or other charges or required by the immediately following subsection (c) to be furnished by the Agent or such Lender, as applicable (such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrowers will:

(i)pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

(iii)pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

(b)Tax Indemnification. If the Borrowers fail to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

(c)Tax Forms. Prior to the date that any Foreign Lender becomes a party hereto, such Foreign Lender shall deliver to the Borrowers and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Foreign Lender establishing that payments to it hereunder and under the Notes are (i) not subject to United States

Federal backup withholding tax and (ii) not subject to United States Federal withholding tax imposed under the Internal Revenue Code. Each such Foreign Lender shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrowers or the Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrowers or the Agent. The Borrowers shall not be required to pay any amount pursuant to the last sentence of subsection (a) above to any Foreign Lender or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Foreign Lender or the Agent, as applicable, fails to comply with the requirements of this subsection. If any such Foreign Lender, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Agent may withhold from any payments to be made to such Foreign Lender under any of the Loan Documents such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.

(d)USA Patriot Act Notice; Compliance. In order for the Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Foreign Lender becoming a party hereto, the Agent may request, and such Lender shall provide to the Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Agent to comply with federal law.

ARTICLE IV. - YIELD PROTECTION, ETC.
Section 4.1.    Additional Costs; Capital Adequacy.

(a)Additional Costs. The Borrowers shall pay to the Agent for the account of each affected Lender from time to time, within 30 days after written demand, such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), to the extent resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges which are excluded from the definition of Taxes pursuant to the first sentence of Section ý3.12(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (or corporation controlling such Lender), or any commitment of such Lender; or (iii) has or would have the effect of reducing the rate of return on capital of such Lender (or a corporation controlling such Lender) to a level below that which such Lender (or such corporation) could have achieved but for such Regulatory Change (taking into consideration such Lender's policies (or such corporation's) with respect to capital adequacy).

(b)Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower Representative (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section ý4.6 shall apply).

(c)Notification and Determination of Additional Costs. The Agent and each Lender agree to notify the Borrowers of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, except as provided below, the failure of the Agent or any Lender to give such notice shall not release the Borrowers from any of their obligations hereunder (and in the case of a Lender, to the Agent). The Agent or such Lender agrees to furnish to the Borrowers (and in the case of a Lender, to the Agent) a certificate setting forth in reasonable detail the basis and amount of each request by the Agent or such Lender for compensation under this Section. Absent manifest error, determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith. Notwithstanding the foregoing, the Borrowers shall not be required to pay Additional Costs pursuant to this Section if such Additional Costs were incurred more than 270 days prior to the date that the Agent or an applicable Lender notifies the Borrowers of the events giving rise to such notice and of the Agent's or such Lender's intention to claim compensation therefor (except that, if the event giving rise to such Additional Costs is retroactive then such 270 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 4.2.     Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:
(a)the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, or

(b)the Agent reasonably determines (which determination shall be conclusive) that LIBOR will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrowers and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrowers shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.
Section 4.3.     Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower Representative thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section ý4.6 shall be applicable).
Section 4.4.    Compensation.

The Borrowers shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as the Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:
(a)any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)any failure by the Borrowers for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V to be satisfied) to borrow a LIBOR Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date. Upon the request of the Borrower Representative, the Agent shall provide the Borrower Representative with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by the Agent in any such statement shall be conclusive.

Section 4.5.     Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.12 or ý4.1, and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section ý4.1(b) or ý4.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrowers may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5(b) for a purchase price equal to the aggregate principal balance of all Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. The Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender, any other Lender or any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrowers of their rights under this Section shall be at the Borrowers' sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrowers' obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including without limitation, pursuant to Section 3.12 or ý4.1) with respect to periods up to the date of replacement.
Section 4.6.     Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section ý4.1(b) or ý4.3, then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section ý4.1(b) or ý4.3, on such earlier date as such Lender may specify to the Borrower Representative with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section ý4.1 or ý4.3 that gave rise to such Conversion no longer exist:
(a)to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section ý4.1 or ý4.3 that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with the unpaid principal amount of the Loans held by each Lender.
Section 4.7.     Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.12, 4.1 or 4.3. to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
Section 4.8.     Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article IV shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.
ARTICLE V. - CONDITIONS PRECENDENT
Section 5.1.     Initial Conditions Precedent.

The effectiveness of this Agreement is subject to the following conditions precedent:
(a)The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i)Counterparts of this Agreement executed by each of the parties hereto;

(ii)The Guaranty executed by each Guarantor existing as of the Effective Date;

(iii)Opinions of counsel to the Loan Parties, addressed to the Agent and the Lenders, addressing the matters set forth in Exhibit F;

(iv)The articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party, unless the articles of incorporation, articles of organization, certificates of limited partnership or other comparable organizational instruments (if any) of such Loan Party were previously delivered under the Existing Term Loan Agreement and have not been amended, restated, supplemented or otherwise modified since the date previously delivered thereunder and remain in full force and effect on the Agreement Date, in which case the Secretary or

Assistant Secretary (or other individual performing similar functions) of such Loan Party may provide a certificate signed by such Person providing a certification to that effect;

(v)A certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vi)A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrowers, and the officers of the Borrower Representative then authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion;

(vii)Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (i) the by-laws of such Loan Party, if a corporation, the operating agreement of such Loan Party, if a limited liability company, the partnership agreement of such Loan Party, if a limited or general partnership, or other comparable document in the case of any other form of legal entity, the copies of which, if previously delivered under the Existing Term Loan Agreement, may be certified by certifying that the copies of any of foregoing previously delivered to the Agent and the Lenders under the Existing Term Loan Agreement have not been amended, restated, supplemented or otherwise modified since the date previously delivered thereunder and that each remains in full force and effect as of the Agreement Date, so long as that is the case, and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(viii)Evidence that the Fees then due and payable under Section 3.6 if any, and any other Fees, expenses and reimbursable amounts due and payable to the Agent, the Titled Agents and the Lenders on or prior to the Effective Date for which invoices have been presented to the Borrowers at least 2 Business Days prior to the Effective Date have been paid;

(ix)A Compliance Certificate calculated as of September 30, 2012, after giving pro forma effect to any financing contemplated by this Agreement and the Revolving Credit Agreement and the use of the proceeds of the Loans, if any, and of any Loans (as defined in the Revolving Credit Agreement) to be funded on the Effective Date and giving effect to the Borrowing Base Asset Pool as of the Effective Date;

(x)A Borrowing Base Certificate dated as of the Effective Date;

(xi)Such due diligence (including lien searches and/or title reports) with respect to the Borrowing Base Assets Pool as the Agent on behalf of the Lenders may reasonably request;

(xii)A Transfer Authorizer Designation Form effective as of the Agreement Date;

(xiii)Evidence that the Revolving Credit Agreement and the other Loan Documents (as defined in the Revolving Credit Agreement) to be executed and delivered as a condition to the effectiveness of the Revolving Credit Agreement, shall have been duly executed and delivered by each party thereto and shall be in full force and effect;

(xiv)Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request consistent with the items required under the Existing Term Loan Agreement; and

(b)In the good faith judgment of the Agent and the Lenders:

(i)There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Trust and its Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrowers or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii)The Trust and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which any Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iv)There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents; and

(v)The Borrowers and each other Loan Party shall have provided all information requested by the Agent and each Lender in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

Section 5.2.     Conditions Precedent to All Loans.

The obligation of the Lenders to make any Loans is subject to the further condition precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or would exist immediately after giving effect thereto; and (b) the representations and warranties made or deemed made by the Borrowers and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. Each Credit Event shall constitute a certification by the Borrowers to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrowers otherwise notify the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, the Borrowers shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made that all conditions to the occurrence of such Credit Event contained in this Article V have been satisfied.
ARTICLE VI. - REPRESENTATIONS AND WARRANTIES
Section 6.1.     Representations and Warranties.

In order to induce the Agent and each Lender to enter into this Agreement and to make Loans, each Borrower represents and warrants to the Agent and each Lender as follows:
(a)Organization; Power; Qualification. Each of the Borrowers, the other Loan Parties and the other Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)Ownership Structure. As of the Agreement Date, Part I of Schedule 6.1.(b) is a complete and correct list of all Subsidiaries of the Trust setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Guarantor or Property Subsidiary. Except as disclosed in such Schedule or the periodic reports filed by the Trust with the Securities and Exchange Commission, as of the Agreement Date (i) each of the Trust and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding Equity Interests in each Property Subsidiary shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Property Subsidiary organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Property Subsidiary. As of the Agreement Date Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Trust, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Trust.

(c)Authorization of Agreement, Etc. Each Borrower has the corporate or other organizational right and power, and has taken all necessary corporate or other organizational action to authorize it, to borrow and obtain other extensions of credit hereunder. Each of the Borrowers and the other Loan Parties has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee Letter to which any Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which any Borrower or any other Loan Party is a party and of the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under (A) the organizational documents of any Borrower or any other Loan Party, or (B) any indenture, agreement or other instrument to which any Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower or any other Loan Party, other than Liens permitted under this Agreement.

(e)Compliance with Law; Governmental Approvals. Each of the Borrowers, each other Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including without limitation, Environmental Laws) relating to a Borrower, a Subsidiary or such other Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)Title to Properties; Liens. As of the Agreement Date, Schedule 6.1.(f) is a complete and correct listing of all of the real property owned or leased by each Borrower, each other Loan Party and each other Subsidiary. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. As of the Agreement Date, there are no Liens against any assets of any Borrower, any other Loan Party or any other Subsidiary except for Permitted Liens.

(g)Existing Indebtedness. Schedule 6.1.(g)(i) sets forth as of December 31, 2012, a complete and correct listing of all Indebtedness of the Trust and its Subsidiaries, including without limitation, Guarantees of the Trust and its Subsidiaries, and indicates whether such Indebtedness is Secured Indebtedness and Schedule 6.1.(g)(ii) sets forth an estimate of all Indebtedness of the Trust and its Subsidiaries incurred from January 1, 2013 prior to the date hereof, including without limitation, Guarantees of the Trust and its Subsidiaries, and indicates whether such Indebtedness is Secured Indebtedness.

(h)Material Contracts. Schedule 6.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts. No event or condition exists which with the giving of notice, the lapse of time, or both, would permit any party to any Material Contract to terminate such Material Contract.

(i)Litigation. Except as set forth on Schedule 6.1.(i), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Borrowers, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting any Borrower, any other Loan Party or any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draw into question the validity or enforceability of any Loan Document or the Fee Letter. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to any Borrower, any other Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(j)Taxes. All federal, state and other tax returns of each Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon each Borrower, each other Loan Party and each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section ý7.6 and except in each case for noncompliance with respect to filing or payment which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, none of the United States income tax returns of any Borrower, any other Loan Party or any other Subsidiary is under an audit. All charges, accruals and reserves on the books of the Trust and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)Financial Statements. The Trust has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Trust and its consolidated Subsidiaries for the fiscal year ending December 31, 2011, and the related audited consolidated statements of operations, cash flows and changes in shareholders' equity for the fiscal year ending on such dates, with the opinion thereon of KPMG LLP, and (ii) the unaudited consolidated balance sheet of the Trust and its consolidated Subsidiaries for the fiscal quarter ending September 30, 2012, and the related unaudited consolidated statements of operations and cash flows of the Trust and its consolidated Subsidiaries for the fiscal quarter ending on such date. Such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Trust and its consolidated Subsidiaries at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Trust nor any of its Subsidiaries has on the Agreement Date any contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, in each case, that could reasonably be expected to have a Material Adverse Effect and that would not be required to be set forth in its financial statements or in the notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)No Material Adverse Change. Since December 31, 2011, there has been no material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Trust and its Subsidiaries taken as a whole. Each of the Borrowers, the other Loan Parties and the other Subsidiaries is Solvent.

(m)ERISA.

(i)    Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan's current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan. To the best knowledge of the Trust, nothing has occurred which would cause the loss of its reliance on each Qualified Plan's favorable determination letter or opinion letter.

(ii)    With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group's financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)    Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrowers, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(n)Not Plan Assets; No Prohibited Transaction. None of the assets of any Borrower, any other Loan Party or any other Subsidiary constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute non-exempt “prohibited transactions” under ERISA or the Internal Revenue Code.

(o)Absence of Defaults. None of the Borrowers, any of the other Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case: (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by any Borrower, any other Loan Party or any other Subsidiary under any Material Contract (other than this Agreement) or judgment, decree or order to which any Borrower, any other Loan Party or any other Subsidiary is a party or by which any Borrower, any other Loan Party or any other Subsidiary, or any of their respective properties may be bound where, in the case of (ii), such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)Environmental Laws. Each of the Borrowers, the other Loan Parties and the other Subsidiaries has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, (i) the Trust is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to any Borrower, any other Loan Party or any other Subsidiary, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Trust's knowledge, threatened, against any Borrower, any other Loan Party or any other Subsidiary relating to any Environmental Laws. None of the Borrowing Base Assets is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To the Trust's knowledge, no Hazardous Materials generated at or transported from the Borrowing Base Assets are or have been transported to, or disposed of at, any location that is listed or, to the best of the Trust's knowledge, proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to have or result in a Material Adverse Effect.

(q)Investment Company. None of the Borrowers, any of the other Loan Parties or any of the other Subsidiaries (i) is required to register as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) is subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)Margin Stock. None of the Borrowers, any of the other Loan Parties or any of the other Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(s)[Reserved].

(t)Intellectual Property. Each of the Borrowers, other Loan Parties and the other Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright or other proprietary right of any other Person. The Borrowers, the other Loan Parties and the other Subsidiaries have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by any Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Borrowers, the other Loan Parties and the other Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of any Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(u)Business. As of the Agreement Date, the Trust and its Subsidiaries are engaged in the business of acquiring, owning, investing in and managing net leased office, industrial and retail properties, together with other business activities incidental thereto.

(v)Broker's Fees. No broker's or finder's fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby, other than fees payable to Lenders.

No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Trust or any of its Subsidiaries ancillary to the transactions contemplated hereby.

(w)Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, any Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, contained any untrue statement of a fact material to the Borrowers, the other Loan Parties and the other Subsidiaries taken as a whole or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements (including in each case all related schedules and notes) furnished to the Agent or any Lender by, on behalf of, or at the direction of, any Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). All financial projections and other forward looking statements prepared by or on behalf of any Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions as of the date of such information; provided, however, the Agent and the Lenders recognize that such projections as to future events are not to be viewed as facts or guarantees of future performance and that actual results during the period or periods covered by any such projections may differ from the projected results. As of the Effective Date, no fact is known to any Borrower which has had, or could reasonably be expected in the future to have (so far as such Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section ý6.1(k) or the periodic reports filed by the Trust with the Securities and Exchange Commission or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders.

(x)REIT Status. The Trust has elected to be treated as, and qualifies as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Trust to maintain its status as a REIT.

(y)OFAC. None of the Borrowers, any of the other Loan Parties, any of the other Subsidiaries, or any other Affiliate of the Borrowers: (i) is a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury's Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a Person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from any Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or Person.

Section 6.2.     Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Borrower, any other Loan Party or any other Subsidiary to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment hereto or thereto or any such statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Borrower, any other Loan Party or any other Subsidiary prior to the Agreement Date and delivered to the Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Borrowers in favor of the Agent and the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.
ARTICLE VII. - AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect and any Obligations remain outstanding, unless the appropriate Lenders required pursuant to Section 12.6 shall otherwise consent in the manner provided for in Section 12.6, the Borrowers shall comply with the following covenants:
Section 7.1.     Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.7, the Borrowers shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2.     Compliance with Applicable Law and Material Contracts.

The Borrowers shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party.

Section 7.3.     Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrowers shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its respective properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b)  make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except in the case of either (a) or (b), where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.
Section 7.4.     Conduct of Business.

The Borrowers shall, and shall cause each other Loan Party and each other Subsidiary to, carry on, their respective businesses as described in Section 6.1(u).
Section 7.5.     Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrowers shall, and shall cause each other Loan Party and each other Subsidiary or with respect to Properties where the tenant is responsible for providing insurance, the Property Subsidiary shall cause such tenant to maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.
Section 7.6.     Payment of Taxes and Claims.

The Borrowers shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the applicable Borrower, or Subsidiary, in accordance with GAAP.
Section 7.7.     Visits and Inspections.

The Borrowers shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives or agents of any Lender or the Agent, from time to time after reasonable prior notice if no Event of Default shall be in existence, and as often as may be reasonably requested, but only during normal business hours, to: (a) visit and inspect all properties of the Borrowers the other Loan Parties and the other Subsidiaries to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent, the Borrowers shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of any Borrower, any other Loan Party or any other Subsidiary with its accountants. The exercise by the Agent or a Lender of its rights under this Section shall be at the expense of the Agent or such Lender, as the case may be, unless an Event of Default shall exist in which case it shall be at the expense of the Borrowers.

Section 7.8.     Use of Proceeds.

The Borrowers shall use the proceeds of the Loans for general corporate purposes only, including the refinancing of the debt under the Existing Credit Agreement, and the acquisition, renovation and improvement of real property by means of the direct or indirect investment by the Borrowers in joint ventures. No part of the proceeds of any Loan will be used for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock.
Section 7.9.     Environmental Matters.

The Borrowers shall, and shall cause all of the other Loan Parties and all of the other Subsidiaries to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If any Borrower, any other Loan Party or any other Subsidiary: (a) receives notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receives notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Borrower, any other Loan Party or any other Subsidiary alleging violations of any Environmental Law or requiring any Borrower, any other Loan Party or any other Subsidiary to take any action in connection with the release of Hazardous Materials or (c) receives any notice from a Governmental Authority or private party alleging that any Borrower, any other Loan Party or any other Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrowers shall provide the Agent with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by a Borrower, any other Loan Party or any other Subsidiary. The Borrowers shall, and shall cause the other Loan Parties and the other Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.
Section 7.10.     Books and Records.

The Borrowers shall, and shall cause each of the other Loan Parties and each of the other Subsidiaries to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.
Section 7.11.     Further Assurances.

The Borrowers shall, at the Borrowers' cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.12.     Release of a Guarantor.

The Borrowers may request in writing that the Agent release, and upon receipt of such request the Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a Property Subsidiary or a direct or indirect owner of any Equity Interests in any Property Subsidiary; (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section ý9.1; (iii) any required payment as a result of a Permitted Financing shall be made; and (iv) the Agent shall have received such written request at least five (5) Business Days (or such fewer number of days as the Agent may agree) prior to the requested date of release. Delivery by the Borrowers to the Agent of any such request shall constitute a representation by the Borrowers that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.
Section 7.13.     REIT Status.

The Trust shall at all times maintain its status as, and election to be treated as, a REIT unless (a) the Board of Trustees believes it is in the best interest of the Trust not to maintain its status as a REIT and (b) failure to maintain its status as a REIT would not be adverse to the interest of the Agent and the Lenders as determined by the Requisite Lenders.
Section 7.14.     Exchange Listing.

The Trust shall maintain at least one class of common shares of the Trust having trading privileges on the New York Stock Exchange or the NYSE AMEX Equities or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.
Section 7.15.     Addition of Borrowing Base Assets.

(a)Subject to compliance with this Section 7.15(a), the Borrowers may from time to time elect to have a Property added as a Borrowing Base Asset. In such event, the Borrower Representative shall provide to the Agent written notice thereof (each an “Addition Notice”) no later than 10:00 a.m. on the Business Day that is at least five (5) Business Days (or such fewer number of days as the Agent may agree) prior to the date on which the Borrowers wish to have such Property added as a Borrowing Base Asset, such Addition Notice to (i) identify the Property proposed to be added as a Borrowing Base Asset, (ii) set forth the calculation of the amount of Net Operating Income and Value attributable to such proposed Property to be reflected on the Borrowing Base Certificate, and (iii) certify that such Property is an Eligible Unencumbered Property and complies with all of the representations and warranties applicable to such Property contained in Exhibit J hereto. Together with the Addition Notice, the Borrower Representative shall deliver to the Agent (x) a pro forma Borrowing Base Certificate, (y) the Borrowers' credit write-up and approval memo relating to such prospective Borrowing Base Asset, if any, and (z) if requested by the Agent, an appraisal report relating to such prospective Borrowing Base Asset and such other documents as the Agent may reasonably request from time to time (collectively, the “Credit Underwriting Documents”). With respect to any Property which the Borrowers have requested be added as a

Borrowing Base Asset, Borrowers shall be deemed to represent and warrant hereunder that such Property is an Eligible Unencumbered Property and all of the representations and warranties as set forth on Exhibit J hereto are true and correct with respect to such Property. Promptly upon receipt of an Addition Notice and all related Credit Underwriting Documents, the Agent shall provide copies thereof to each Lender.

(b)If an Addition Notice has been delivered together with the other documentation in compliance with subsection (a) above, the subject Property shall thereupon become a Borrowing Base Asset upon execution and delivery of all of the documents required to be provided under the immediately following subsection (c).

(c)No Property shall become a Borrowing Base Asset until the Borrowers shall have caused to be executed and delivered to the Agent the following (if not previously delivered to the Agent), each to be in form and substance reasonably satisfactory to the Agent:

(i)The results of a recent UCC, tax, judgment, bankruptcy and lien search in the state of formation of the Property Owner Subsidiary that owns such Property and in the state in which the Property is located;

(ii)If such Property Subsidiary or any Subsidiary that owns, directly or indirectly, any Equity Interests of such Property Subsidiary is not already a Guarantor, an Accession Agreement executed by each such Person;

(iii)Such information as the Agent or any Lender may request with respect to any Person becoming a Loan Party in connection with such Property becoming a Borrowing Base Asset, in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)); and

(iv)All of the items that would have been required to be delivered to the Agent under Section 5.1.(a)(iii) through (a)(vii), Section 5.1.(a)(xi) and Section 5.1.(a)(xiv) had any such Subsidiary been a Loan Party on the Effective Date.

Section 7.16.     Removal of Borrowing Base Assets.

(a)So long as no Default or Event of Default exists or would result therefrom, the Borrowers may from time to time elect to have a Property no longer considered to be a Borrowing Base Asset. In such event, the Borrowers shall provide to the Agent written notice thereof (each a “Removal Request”) no later than 10:00 a.m. on the Business Day that is at least five (5) Business Days (or such fewer number of days as the Agent may agree) prior to the date on which the Borrowers wish to have such Property no longer considered to be a Borrowing Base Asset, such Removal Request to (i) identify the Property to be no longer considered a Borrowing Base Asset, (ii) set forth the calculation of the amount of Net Operating Income and Value attributable to such Borrowing Base Asset, and (iii) have attached thereto a pro forma Borrowing Base Certificate. Provided that no Default or Event of Default exists or would result therefrom, such Borrowing Base Asset shall cease to be a Borrowing Base Asset hereunder and the Agent shall provide prompt written notice of such removal to each Lender.

(b)Notwithstanding any other provision of this Agreement or the other Loan Documents but subject at all times to the provisions of Sections 9.1, 9.3, 9.5, 9.6 and 9.7, the Agent and the Lenders acknowledge and agree that in the event any Guarantor shall own a Property which is not intended to be a Borrowing Base Asset, such Guarantor shall be permitted to sell, finance, encumber or otherwise transfer such Property without the approval of the Agent or the Lenders and without the requirement of any payment hereunder.

Section 7.17.     Failure of Certain Borrowing Base Assets Representations and Warranties.

If at any time the Borrowers shall become aware that any Borrowing Base Asset has ceased to be an Eligible Unencumbered Property or that any representation or warranty set forth on Exhibit J hereto is no longer true and correct with respect to any Borrowing Base Asset, such Borrowing Base Asset will no longer be considered a Borrowing Base Asset, and the Borrower Representative shall promptly notify the Agent in writing of such event, together with a detailed description of the factual circumstances giving rise thereto. In such event, the Agent shall promptly provide a copy of such notice to the Lenders.
ARTICLE VIII. - INFORMATION

For so long as this Agreement is in effect and any Obligations remain outstanding, unless the appropriate Lenders required pursuant to Section 12.6 shall otherwise consent in the manner set forth in Section 12.6, the Borrowers shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:
Section 8.1.     Quarterly Financial Statements.

As soon as available and in any event within 10 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 55 days after the end of each of the first, second and third fiscal quarters of the Trust), the unaudited consolidated balance sheet of the Trust and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and cash flows of the Trust and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be in form and substance reasonably satisfactory to the Agent and shall be certified by the chief financial officer or chief accounting officer of the Trust, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Trust and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments); provided, however, the Borrowers shall not be required to deliver an item required under this Section if such item is contained in a Form 10-Q filed by the Trust with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) and is publicly available to the Agent and the Lenders.
Section 8.2.     Year-End Statements.

As soon as available and in any event within 10 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 100 days after the end of each fiscal year of the Trust), the audited consolidated balance sheet of the Trust and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders' equity and cash flows of the Trust and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) in form and substance reasonably satisfactory to the Agent, (b) certified by the chief financial officer or chief accounting officer of the Trust, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Trust and its Subsidiaries as at the date thereof and the results of operations for such period and (c) accompanied by the report thereon of independent certified public accountants of recognized national standing, whose certificate shall be without a “going concern” or like qualification or exception, or a qualification arising out of the scope of the audit, and who shall have authorized the Trust to deliver such financial statements and report to the Agent and the Lenders; provided, however, the Borrowers shall not be required to deliver an item required under this Section if such item is contained in a Form 10-K filed by the Trust with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) and is publicly available to the Agent and the Lenders.
Section 8.3.     Compliance Certificate.

At the time financial statements are furnished pursuant to Sections 8.1 and 8.2, and if the Agent or the Requisite Lenders reasonably believe that a Default or Event of Default may exist or may be likely to occur, within 5 Business Days of the Agent's request with respect to any other fiscal period, a certificate substantially in the form of Exhibit G (a “Compliance Certificate”) executed by the chief financial officer or chief accounting officer of the Trust: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrowers were in compliance with the covenants contained in Sections 9.1, 9.2 and 9.4 and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such event, condition or failure. Together with each Compliance Certificate delivered in connection with quarterly or annual financial statements, the Borrowers shall deliver a statement of Funds From Operations for the fiscal period then ending, in form and detail reasonably satisfactory to the Agent.

Section 8.4.     Other Information.

(a)Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to any Borrower or its Board of Trustees/Directors by its independent public accountants;

(b)Securities Filings. Prompt notice of the filing of all registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any of the Borrowers, any other Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange, and promptly upon the filing thereof copies of any of the foregoing that is not publicly available to the Agent and the Lenders or that the Agent or any Lender may request;

(c)Shareholder Information; Press Releases. Promptly upon the mailing thereof to the shareholders of the Trust or Operating Partnership generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by any Borrower or any other Subsidiary to the extent not publicly available;

(d)ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, and such failure or amendment has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of a duly authorized executive of the Trust setting forth details as to such occurrence and the action, if any, which the Trust or applicable member of the ERISA Group is required or proposes to take;

(e)Litigation. To the extent any Borrower or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Borrower or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Trust or any of its Subsidiaries are being audited, if such audit could reasonably be expected to have a Material Adverse Effect;

(f)Change of Management or Financial Condition. Prompt notice of any change in the senior management of the Trust or the Operating Partnership and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any other Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect;

(g)Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer of the Trust obtaining knowledge thereof: (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by any Borrower or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(h)Judgments. Prompt notice of any order, judgment or decree in excess of $5,000,000.00 having been entered against any Borrower or any other Subsidiary or any of their respective properties or assets;

(i)Material Asset Sales. Prompt notice of the sale, transfer or other disposition of any material assets of any Borrower or any other Subsidiary to any Person other than a Borrower or another Subsidiary;

(j)Patriot Act Information. From time to time and promptly upon each request, information identifying any Borrower or any other Loan Party as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001));

(k)Change in Debt Rating. Promptly, upon any change in the Trust's Debt Rating, a certificate stating that the Trust's Debt Rating has changed and the new Debt Rating that is in effect;

(l)Borrowing Base Certificate. A Borrowing Base Certificate (i) at the time financial statements are required to be furnished pursuant to Sections 8.1. and 8.2., provided to the extent such the delivery of any such financial statement is satisfied by the filing thereof with the Securities and Exchange Commission, in no event later than 55 days after the end of each of the first, second and third fiscal quarters of the Trust and 100 days after the end of each fiscal year of the Trust, and (ii) at any other time within 5 Business Days of the Agent's reasonable request;

(m)Ground Leases. Upon submission of the annual financial statements as provided in Section 8.2 above, a schedule summarizing the material terms of all Ground Leases with respect to the Borrowing Base Assets, which schedule shall include, without limitation, the remaining term of each such Ground Lease; and

(n)Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower, any other Loan Party or any other Subsidiary as the Agent or any Lender may reasonably request.

ARTICLE IX. - NEGATIVE COVENANTS

For so long as this Agreement is in effect and any Obligations remain outstanding, unless the appropriate Lenders required pursuant to Section 12.6 shall otherwise consent in the manner set forth in Section 12.6, the Borrowers shall comply with the following covenants:
Section 9.1.     Financial Covenants.

The Borrowers shall not permit:
(a)Maximum Leverage Ratio. The ratio (the “Leverage”) of (i) Total Indebtedness to (ii) Capitalized Value, to exceed 0.60 to 1.00 at any time.

(b)Minimum Interest Expense Coverage Ratio. The ratio of (i) Adjusted EBITDA of the Trust and its Subsidiaries determined on a consolidated basis for the period of two consecutive fiscal quarters of the Trust most recently ending to (ii) Interest Expense for such period, to be less than 1.50 to 1.00 at any time.

(c)Minimum Fixed Charge Coverage Ratio. The ratio of (i) Adjusted EBITDA for the period of two consecutive fiscal quarters of the Trust most recently ending to (ii) Fixed Charges for such period, to be less than 1.40 to 1.00 at any time.

(d)Maximum Recourse Secured Indebtedness Ratio. The ratio of (i) Secured Indebtedness (excluding Nonrecourse Indebtedness) of the Trust and its Subsidiaries determined on a consolidated basis to (ii) Capitalized Value, to be greater than 0.10 to 1.00 at any time.

(e)Maximum Secured Indebtedness Ratio. The ratio of (i) Secured Indebtedness of the Trust and its Subsidiaries determined on a consolidated basis to (ii) Capitalized Value, to be greater than 0.45 to 1.00 at any time.

(f)Minimum Net Worth. Tangible Net Worth at any time to be less than (i) $1,696,000,000.00 plus (ii) 75.0% of the Net Proceeds of all Equity Issuances effected by the Trust or any Subsidiary after September 30, 2012 (other than (x) Equity Issuances to the Trust or any Subsidiary and (y) Equity Issuances by the Trust or any Subsidiary, to the extent the proceeds thereof are used at the time of such Equity Issuance (or within twelve (12) months of such Equity Issuance) to redeem, repurchase or otherwise acquire or retire any other Equity Interest (other than Mandatorily Redeemable Stock) of the Trust or such Subsidiary, as the case may be).

(g)Floating Rate Indebtedness. The ratio of (i) Floating Rate Indebtedness of the Trust and its Subsidiaries determined on a consolidated basis to (ii) Total Indebtedness, to exceed 0.35 to 1.00 at any time.

(h)Unsecured Debt Service Coverage. The Unsecured Debt Service Coverage Ratio to be less than 2.0 to 1.0 at any time.

(i)Borrowing Base Assets Leverage. The ratio of (i) Unsecured Indebtedness to (ii) the Value of the Borrowing Base Assets shall not be greater than 0.60 to 1.00 at any time; to the extent the Value attributable to Borrowing Base Assets subject to Ground Leases with a remaining term of thirty (30) years or less from the Agreement Date would exceed ten percent (10%) of the total Value of the Borrowing Base Assets, such excess shall be excluded from Value of the Borrowing Base Assets.

Section 9.2.     Restricted Payments.

The Trust shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payment; provided, however, that the Trust and its Subsidiaries may declare and make the following Restricted Payments so long as no Default or Event of Default would result therefrom:
(a)the Operating Partnership may make cash distributions to the Trust and other holders of partnership interests in the Operating Partnership with respect to any fiscal year ending during the term of this Agreement to the extent necessary for the Trust to make, and the Trust may so make, cash distributions to its shareholders in an aggregate amount not to exceed the greater of (i) the amount required to be distributed for the Trust to maintain its status as a REIT or (ii) 95.0% of Funds From Operations calculated on a trailing twelve (12) month basis;

(b)the Trust may make cash distributions to its shareholders of capital gains resulting from gains from certain asset sales to the extent necessary to avoid payment of taxes on such asset sales imposed under Sections 857(b)(3) and 4981 of the Internal Revenue Code;

(c)any Borrower or any Subsidiary may acquire the Equity Interests of a Subsidiary that is not a Wholly Owned Subsidiary;

(d)any Subsidiary (other than the Operating Partnership) that is not a Wholly Owned Subsidiary may make cash distributions to holders of Equity Interests issued by such Subsidiary;

(e)Subsidiaries may pay Restricted Payments to the Trust or any other Subsidiary;

(f)an Operating Partnership or the Trust, as applicable, may exchange Equity Interests in such Operating Partnership for Equity Interests in the Trust;

(g)the Trust may redeem or repurchase its Preferred Equity Interests, at par or at a discount;

(h)the Trust may declare and make Restricted Payments to the extent paid and payable solely in Equity Interests (other than Mandatorily Redeemable Stock) of the Trust; and

(i)the Trust may make Restricted Payments in the form of cash payments to holders of securities convertible into or exchangeable for common stock of the Trust in connection with the Trust's acquisition of such securities in an aggregate amount not to exceed $20,000,000.00 during the term of this Agreement.

Notwithstanding the foregoing, but subject to the following sentence, if a Default or Event of Default exists, the Operating Partnership may only make cash distributions to the Trust and other holders of partnership interests in the Operating Partnership, and the Trust may distribute to its shareholders such cash distributions received from the Operating Partnership, during any fiscal year in an aggregate amount not to exceed the minimum amount necessary for the Trust to maintain its status as a REIT. If a Default or Event of Default specified in Section 10.1(a), Section 10.1(b), Section 10.1(f) or Section 10.1(g) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2(a), the Trust shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person other than to the Trust or any Subsidiary that is a Loan Party.
Section 9.3.     Indebtedness.

The Borrowers shall not, and shall not permit any other Loan Party or any other Subsidiary to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1. In no event shall a Property Subsidiary incur any Secured Indebtedness.
Section 9.4.     Certain Permitted Investments.

The Borrowers shall not, and shall not permit any other Loan Party or any other Subsidiary to, make any Investment in or otherwise own the following items which would cause the aggregate value of such holdings of the Borrowers, the other Loan Parties and the other Subsidiaries to exceed the applicable limits set forth below:
(a)Investments in Unconsolidated Affiliates and other Persons that are not Subsidiaries, such that the aggregate value of such Investments (determined in a manner consistent with the definition of Capitalized Value or, if not contemplated under the definition of Capitalized Value, as determined in accordance with GAAP) exceeds 25.0% of Capitalized Value at any time;

(b)Unimproved Land, such that the current book value of all Unimproved Land exceeds 10.0% of Capitalized Value;

(c)real property under construction such that the aggregate Construction Budget for all such real property exceeds 15.0% of Capitalized Value at any time;

(d)Mortgage Receivables and other promissory notes, such that the aggregate book value of all such Mortgage Receivables and promissory notes exceeds 10.0% of Capitalized Value at any time; and

(e)Properties leased under Ground Leases by any Borrower or any Subsidiary, as lessee, such that the current value (determined in accordance with the applicable provisions of the term “Capitalized Value”) of such Properties exceeds 20.0% of Capitalized Value at any time.
In addition to the foregoing limitations, the aggregate value of the items subject to the limitations in the preceding clauses (a) through (e) shall not exceed 40.0% of Capitalized Value at any time, and clauses (b) through (e) shall not exceed 20.0% of Capitalized Value at any time.

Section 9.5.     Investments Generally.

The Borrowers shall not, and shall not permit any other Loan Party or any other Subsidiary to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Agreement Date, other than the following:
(a)Investments in Subsidiaries in existence on the Agreement Date and disclosed on Part I of Schedule 6.1.(b);

(b)Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case (i) immediately prior to such Investment, and after giving effect thereto, no Default or Event of Default is or would be in existence and (ii) if such Subsidiary is (or after giving effect to such Investment would become) a Guarantor or Property Subsidiary, the terms and conditions set forth in Section 7.15 are satisfied;

(c)Investments permitted under Section 9.4;

(d)Investments in Cash Equivalents;

(e)intercompany Indebtedness among the Loan Parties and the Wholly Owned Subsidiaries of the Loan Parties provided that such Indebtedness is permitted by the terms of Section 9.3;

(f)loans and advances to officers and employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices; and

(g)any other Investment so long as immediately prior to making such Investment, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence.

Section 9.6.     Liens; Negative Pledges; Other Matters.

(a)The Borrowers shall not, and shall not permit any other Loan Party or any other Property Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1. The Borrowers shall not, and shall not permit any other Loan Party or any other Property Subsidiary to, create, assume, or incur any Lien upon any direct or indirect Equity Interests of any Property Subsidiary (other than Permitted Liens of the types described in any of clauses (a) and (e) of the definition of such term) or any Borrowing Base Asset (other than Permitted Liens of the types described in any of clauses (a), (c), (d), (e) and (f) of the definition of such term).

(b)The Borrowers shall not, and shall not permit any other Loan Party or any other Property Subsidiary to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which such

Borrower, Loan Party or Property Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.3, (y) which Indebtedness is secured by a Lien permitted to exist under the Loan Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) in an agreement relating to the sale of a Property Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale; or (iii) contained in the Revolving Credit Agreement or any other Loan Document (as defined in the Revolving Credit Agreement).

(c)Except to the extent contained in the Revolving Credit Agreement or any other Loan Document (as defined in the Revolving Credit Agreement), the Borrowers shall not, and shall not permit any other Loan Party or any other Property Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Property Subsidiary to: (i) pay dividends or make any other distribution on any of such Property Subsidiary's capital stock or other equity interests owned by a Borrower or any Property Subsidiary; (ii) pay any Indebtedness owed to a Borrower or any Property Subsidiary; (iii) make loans or advances to a Borrower or any Property Subsidiary; or (iv) transfer any of its property or assets to a Borrower or any Property Subsidiary.

Section 9.7.     Merger, Consolidation, Sales of Assets and Other Arrangements.

The Borrowers shall not, and shall not permit any other Loan Party or any other Property Subsidiary to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, whether now owned or hereafter acquired; provided, however, that:
(a)any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Property Subsidiary or any other Loan Party (other than a Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; notwithstanding the foregoing, any such Loan Party (other than a Borrower) may enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger only if (i) the Borrowers shall have given the Agent and the Lenders at least 10 Business Days' prior written notice of such merger, such notice to include a certification to the effect that immediately prior, and after giving effect, to such action, no Default or Event of Default is or would be in existence; (ii) if the survivor entity is a Guarantor within 5 Business Days of consummation of such merger, the survivor entity (if not already a Guarantor) shall have executed and delivered an assumption agreement in form and substance reasonably satisfactory to the Agent pursuant to which such survivor entity shall expressly assume all of such Loan Party's Obligations under the Loan Documents to which it is a party; (iii) within 10 Business Days of consummation of such merger, the survivor entity delivers to the Agent the following: (A) items of the type referred to in Sections 5.1(a)(iv) through (vii) with respect to the survivor entity as in effect after consummation of such merger (if not previously delivered to the Agent and still in effect), (B) copies of all documents entered into by such Loan Party or the survivor entity to effectuate the consummation of such merger, including, but not limited to, articles of merger and the plan of merger, (C) copies, certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party or the survivor entity, of all corporate and shareholder action authorizing such merger and (D) copies of any filings with the Securities and Exchange Commission in connection with such merger; and (iv) such Loan Party and the survivor entity each takes such other action and delivers such other documents, instruments, opinions and agreements as the Agent may reasonably request, including all documents required in order for the Lenders to complete any due diligence described in Section 12.13 below;

(b)the Borrowers, the other Loan Parties and the other Property Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)a Person may merge with and into a Borrower so long as (i) such Borrower is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, and (iii) the Borrowers shall have given the Agent and the Lenders at least 10 Business Days' prior written notice of such merger, such notice to include a certification as to the matters described in the immediately preceding clause (ii) (except that such prior notice shall not be required in the case of the merger of a Property Subsidiary with and into a Borrower); and

(d)the Borrowers and the other Loan Parties may sell, transfer or dispose of assets among themselves, and the other Subsidiaries that are not Loan Parties may sell, transfer or dispose of assets among themselves or to a Borrower or other Loan Party.

Section 9.8.    Fiscal Year.

The Trust shall not change its fiscal year from that in effect as of the Agreement Date.
Section 9.9.     Modifications to Material Contracts.

The Borrowers shall not, and shall not permit any other Loan Party or any other Subsidiary to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect.
Section 9.10.     Modifications of Organizational Documents.

The Borrowers shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.
Section 9.11.     Transactions with Affiliates.

The Borrowers shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Loan Party), except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Borrower, other Loan Party or other Subsidiary and upon fair and reasonable terms which are no less favorable to such Borrower, other Loan Party or other Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.
Section 9.12.     ERISA Exemptions.

The Borrowers shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.
ARTICLE X. - DEFAULT
Section 10.1.     Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)Default in Payment of Principal. Any Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.

(b)Default in Payment of Interest and Other Obligations. Any Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrowers under this Agreement, any other Loan Document or the Fee Letter, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of 5 Business Days.

(c)Default in Performance. (i) Any Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Section 7.17, in Section ý8.4(g) or in Article ýIX or (ii) any Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) only such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of any Borrower or such other Loan Party obtains actual knowledge of such failure or (y) the date upon which any Borrower has received written notice of such failure from the Agent.

(d)Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of any Borrower or any other Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(e)Indebtedness Cross-Default; Derivatives Contracts.

(i)Any Borrower, any other Loan Party or any other Subsidiary shall fail to pay when due and payable, within any applicable grace or cure period, the principal of, or interest on, any Indebtedness (other than the Loans and Nonrecourse Indebtedness) having an aggregate outstanding principal amount at the time of default, in each case individually or in the aggregate with all other Indebtedness as to which such a failure exists, of $10,000,000.00 or more (all such Indebtedness being referred to as “Material Indebtedness”);

(ii)(x) the maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof;

(iii)any other event shall have occurred and be continuing which permits any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid, repurchased, defeased or redeemed prior to its stated maturity;

(iv)there occurs under any Derivatives Contract an Early Termination Date (as defined in such Derivatives Contract) resulting from (A) any event of default under such Derivatives Contract as to which any Loan Party is the Defaulting Party (as defined in such Derivatives Contract) or (B) any Termination Event (as so defined) under such Derivatives Contract as to which any Loan Party is an Affected Party (as so defined) and, in either event, the Derivatives Termination Value owed by any Loan Party as a result thereof is $10,000,000.00 or more; or

(v)an Event of Default (as defined in the Revolving Credit Agreement) shall occur.

(f)Voluntary Bankruptcy Proceeding. Any Borrower, any other Loan Party or any other Subsidiary (other than a Subsidiary that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $25,000,000.00 of Capitalized Value) shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(g)Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower, any other Loan Party or any other Subsidiary (other than a Subsidiary that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $25,000,000.00 of Capitalized Value) in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii), such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against such Borrower, such other Loan Party or such other Subsidiary (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(h)Litigation; Enforceability. Any Borrower or any other Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or the Fee Letter or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any

Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter, or any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(i)Judgment. A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against any Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of 60 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against (x) in the case of the Borrowers and the other Loan Parties, $10,000,000.00 or (y) in the case of the other Subsidiaries, $25,000,000.00 or (B) in the case of an injunction or other non-monetary relief, such injunction, judgment or order could reasonably be expected to have a Material Adverse Effect.

(j)Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of any Borrower, any other Loan Party or any other Subsidiary which (i) exceeds, individually or together with all other such warrants, writs, executions and processes, (x) against the Borrowers and other Loan Parties, $10,000,000.00 in amount or (y) against the other Subsidiaries, $25,000,000.00 in amount, and in any such case such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 60 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

(k)ERISA.

(i)Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $10,000,000.00; or

(ii)The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $10,000,000.00, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(l)Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(m)Change of Control.

(i)Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20.0% of the total voting power of the then outstanding voting stock of the Trust other than Vornado Realty Trust and/or a “group” of which Vornado Realty Trust is a member; or

(ii)During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Trust (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Trust was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved but excluding any trustee whose initial nomination for, or assumption of office as, a trustee occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more trustee by any person or group other than a solicitation for the election of one or more trustee by or on behalf of the Board of Trustees) cease for any reason to constitute a majority of the Board of Trustees of the Trust then in office.

Section 10.2.     Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:
(a)Acceleration; Termination of Facilities.

(i)Automatic. Upon the occurrence of an Event of Default specified in Section ý10.1(f) or ý10.1(g), (A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrowers on behalf of themselves and the other Loan Parties.

(ii)Optional. If any other Event of Default shall exist, the Agent may, and at the direction of the Requisite Lenders shall declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrowers on behalf of themselves and the other Loan Parties.

(b)Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Loan Parties and the Property Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Loan Parties and the Property Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 10.3.     [Reserved].

Section 10.4.     Allocation of Proceeds.

If (i) an Event of Default exists, (ii) the maturity of any of the Obligations has been accelerated, or (iii) the Termination Date has occurred, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers or the other Loan Parties hereunder or thereunder, shall be applied in the following order and priority:
(a)amounts due the Agent in respect of fees and expenses due under Section 12.2;

(b)amounts due the Lenders in respect of fees and expenses due under Section 12.2, pro rata in the amount then due each Lender;

(c)payments of interest on all Loans, to be applied for the ratable benefit of the Lenders;

(d)payments of principal of all Loans, to be applied for the ratable benefit of the Lenders;

(e)amounts due the Agent and the Lenders pursuant to Sections 11.7 and 12.9.;

(f)payment of all other Obligations and other amounts due and owing by the Borrowers and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(g)any amount remaining after application as provided above, shall be paid to the Borrowers or whomever else may be legally entitled thereto.

Section 10.5.     Performance by Agent.

If any Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may, after notice to the Borrower Representative, perform or attempt to perform such covenant, duty or agreement on behalf of such Borrower or other Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrowers shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of any Borrower or any other Loan Party under this Agreement or any other Loan Document.
Section 10.6.     Rights Cumulative.

(a)    Generally.    The rights and remedies of the Agent and the Lenders under this Agreement, each of the other Loan Documents and the Fee Letter shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
(b)    Enforcement by Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Article XI. for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 12.3 (subject to the terms of Section 3.3), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Agent pursuant to Article XI. and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 3.3, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

Section 10.7.     Marshaling; Payments Set Aside.

None of the Agent or any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Agent or any Lender, or the Agent or any Lender enforce any Liens or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

ARTICLE XI. - THE AGENT
Section 11.1.     Authorization and Action.

Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent shall deliver to each Lender, promptly upon receipt thereof by the Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Agent pursuant to Article VIII. that the Borrowers are not otherwise required to deliver directly to the Lenders. The Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any non-confidential document, instrument, agreement, certificate or notice furnished to the Agent by any Borrower, any other Loan Party or any other Affiliate of any Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the

Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2.     Agent's Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Agent may consult with legal counsel (including its own counsel or counsel for the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person, or shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by any Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrowers or other Persons, or to inspect the property, books or records of any Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 11.3.     Notice of Defaults.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or a Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default”. Further, if the Agent receives such a “notice of default,” the Agent shall give prompt notice thereof to the Lenders.
Section 11.4.     Wells Fargo as Lender.

Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with any Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any Affiliate may accept fees and other consideration from any Borrower and any other Loan Party for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrowers, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.
Section 11.5.     Approvals of Lenders.

All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Agent by the Borrowers in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.6.     Lender Credit Decision, Etc.

Each of the Lenders expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys‑in‑fact or other Affiliates has made any representations or warranties to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of any Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each of the Lenders acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrowers, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrowers, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, any Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys‑in‑fact or other Affiliates. Each of the Lenders acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to any Lender.
Section 11.7.     Indemnification of Agent.

Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) pro rata in accordance with such Lender's respective Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, further, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) promptly upon demand for its ratable share of any out‑of‑pocket expenses (including the reasonable fees and expenses of the counsel to the Agent) incurred by the Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws. Such out‑of‑pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrowers shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.8.     Successor Agent.

The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower Representative's approval, which approval shall not be unreasonably withheld or delayed (except that the Borrowers shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Agent's giving of notice of resignation, then the current Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower Representative and each Lender prior written notice.

Section 11.9.     Titled Agents.

Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, any Lender, the Borrowers or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.
ARTICLE XII. - MISCELLANEOUS
Section 12.1.     Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:
If to a Borrower:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10119
Attn: Patrick Carroll
Telephone:    (212) 692-7215
Telecopy:     (212) 594-6600

With a copy to:
Paul Hastings LLP
75 East 55th Street
New York, New York 10022
Attention: Michael K. Chernick, Esquire
Telephone:    (212) 318-6065
Telecopy:    (212) 230-7639

If to the Agent:
Wells Fargo Bank, National Association
550 South Tryon Street
6th Floor
MAC D1086-061
Charlotte, North Carolina 28202
Attn: D. Bryan Gregory
Telephone:     (704) 410 1776
Telecopy:     (704) 410-0329

If to a Lender:
To such Lender's address or telecopy number, as applicable, set forth in the applicable Administrative Questionnaire;

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided a Lender shall only be required to give notice of any such other address to the Agent and the Borrower Representative. All such notices and other communications shall be effective: (i) if mailed, when received; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 12.14. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications sent to the Agent or any Lender under Article ýII shall be effective only when actually received by the intended addressee. Neither the Agent nor any Lender shall incur any liability to the Borrowers or any other Loan Party (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.
Section 12.2.     Expenses.

The Borrowers agree (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses actually incurred in connection with the preparation, negotiation, execution, delivery and administration of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with the Loan Documents, and of the Agent in obtaining CUSIP numbers, of the Agent in connection with the review of Properties to be added as Borrowing Base Assets and the Agent's other activities under Section 7.15, including the cost of all appraisals obtained pursuant to such Section and the reasonable fees and disbursements of counsel to the Agent relating to all such activities, (b) to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses actually incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, limited, in the case of attorneys' fees, to the actual reasonable and documented fees, charges and disbursements of one legal counsel retained by the Agent and the Lenders, taken as a whole (absent a conflict of interest, in which case one additional counsel may be engaged), and if necessary, of one local counsel in any other relevant jurisdiction, in connection with the enforcement or preservation of any rights under the Loan Documents or Fee Letter, and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Section 10.1(f) or 10.1(g), including the reasonable fees and disbursements of one counsel (absent a conflict of interest, in which case one additional counsel may be engaged), and if necessary, of one local counsel in any other relevant jurisdiction, to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrowers shall fail to pay any amounts required to be paid by them pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrowers and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder. Upon the written request of the Borrower Representative, the Agent or any Lender requesting payment of any amounts under this Section shall provide the Borrowers with a statement setting forth in reasonable detail the basis for requesting such amounts.
Section 12.3.     Setoff.

Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by each Borrower, at any time or from time to time while an Event of Default exists, without prior notice to any Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any Affiliate of the Agent or such Lender, to or for the credit or the account of any Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section ý10.2, and although such obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 3.11. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders.
Section 12.4.     Litigation; Jurisdiction; Other Matters; Waivers.

(a)EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWERS, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWERS HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWERS, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ANY OF THE OTHER LOAN PARTIES OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 12.5.     Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d)

or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of an assigning Lender's Loans at the time owing to it, contemporaneous assignments to related Approved Funds that equal at least the amount specified in the immediately following clause (B) in the aggregate, or an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in the immediately preceding subsection (A), the aggregate amount of the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Agent and, so long as no Default or Event of Default shall exist, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Loans at the time owing to it.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan assigned.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)    the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless the Borrower Representative shall object thereto by written notice to the Agent within 5 Business Days after having received notice thereof; and

(B)    the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Loan if such assignment is to a Person that is not already a Lender holding a Loan, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender.

(iv)    Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 for each assignment (which fee the Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any of the Affiliates or Subsidiaries of any Borrower or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4., 12.2. and 12.9. and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.10. with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)    Register. The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Agent, sell participations to any Person (other than a natural Person or any Borrower or any of the Affiliates or Subsidiaries of any Borrower) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) decrease the amount of such Lender's Loan, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduce the rate at which interest is payable thereon or (z) except as otherwise permitted by this Agreement, release any Guarantor from its Obligations under the Guaranty. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.12., 4.1., 4.4. (subject to the requirements and limitations therein, including the requirements under Section 3.12.(c) (it being understood that the documentation required under Section 3.12.(c) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.5. as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.1. or 3.12., with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower Representative's request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 4.5. with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.3. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    No Registration. Each Lender agrees that, without the prior written consent of the Borrowers and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.
Section 12.6.     Amendments.

(a)Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by any Borrower or any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Agent at the written direction of the Requisite Lenders) and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto.

(b)In addition to the foregoing requirements, no amendment, waiver or consent shall, unless in writing, and signed by each of the Lenders directly and adversely affected thereby (or the Agent at the written direction of such Lenders), do any of the following:

(i)subject such Lender to any additional obligations;

(ii)reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations;

(iii)reduce the amount of any Fees payable hereunder or postpone any date fixed for payment thereof;

(iv)modify the definition of the term “Availability Termination Date” or “Termination Date” or otherwise postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due);

(v)amend or otherwise modify the provisions of Section 3.2;

(vi)modify the definition of the terms “Commitment Percentage” or “Requisite Lenders” or otherwise modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 12.6 if such modification would have such effect;

(vii)release any Guarantor from its obligations under the Guaranty (except as otherwise permitted under Section 7.12);

(viii)amend or otherwise modify the provisions of Section 2.14;

(ix)amend the definition of Defaulting Lender or Section 3.11;

(x)amend the definition of Eligible Assignee or Section 12.5 which imposes additional restrictions on the ability of any Lender to assign or participate its Loans; or

(xi)increase the number of Interest Periods permitted with respect to Loans under Section 2.5.

(c)No amendment, waiver or consent, unless in writing and signed by the Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that no such amendment, waiver or consent may uniquely and negatively impact such Defaulting Lender without the approval of such Defaulting Lender.

(d)No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. Except as otherwise provided in Section 11.5, no course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by any Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrowers shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

(e)If, in connection with any proposed change, waiver, discharge, termination or other action under the provisions of this Agreement that requires approval of all Lenders or the Requisite Lenders, and the consent of one or more of such other Lenders whose consent is required is not obtained, then the Agent shall have the right (but not the obligation) in its sole and absolute discretion to purchase the Loans of such non-consenting Lender or Lenders upon payment to such non-consenting Lender(s) in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement. Upon any such purchase or assignment, the non-consenting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase except to the extent assigned pursuant to such purchase) shall terminate on the date of purchase, and the non-consenting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption.

Section 12.7.     Nonliability of Agent and Lenders.

The relationship between the Borrowers, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, any Borrower, any other Loan Party or any other Subsidiary. Neither the Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations.
Section 12.8.     Confidentiality.

Except as otherwise provided by Applicable Law, the Agent and each Lender shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Loan or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower or any of its Obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document or any action or proceeding relating to any Loan Document or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Agent or such Lender to be a breach of this Section or (ii) becomes available to the Agent, any Lender or any Affiliate of the Agent or any Lender on a nonconfidential basis from a source other than any Borrower or any Affiliate of any Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the consent of any Borrower. Notwithstanding the foregoing, the Agent and each Lender may disclose any such confidential information, without notice to any Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender. As used in this Section, the term “Information” means all information received from any Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from any Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 12.9.     Indemnification.

(a)The Borrowers shall and hereby agree to indemnify, defend and hold harmless the Agent, each of the Lenders, any Affiliate of the Agent or any Lender, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding Indemnified Costs indemnification in respect of which is specifically covered by Section 3.12 or 4.1 or expressly excluded from the coverage of such Section 3.12 or 4.1) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by any Borrower of the proceeds of the Loans; (iv) the Agent's or any Lender's entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrowers; (vi) the fact that the Agent and the Lenders are creditors of the Borrowers and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Trust and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrowers and are alleged to influence directly or indirectly the business decisions or affairs of the Borrowers and the other Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Agent or any Lender as a result of conduct of any Borrower, any other Loan Party or any Subsidiary that violates a sanction administered or enforced by the OFAC; or (x) any violation or non-compliance by any Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Trust or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to any Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrowers shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

(b)The Borrowers' indemnification obligations under this Section 12.9 shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this regard, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of any Borrower or any Subsidiary, any shareholder of any Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of any Borrower), any account debtor of any Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrowers of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrowers shall not relieve the Borrowers from any liability that they may have to such Indemnified Party pursuant to this Section 12.9.

(c)This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against any Borrower and/or any Subsidiary.

(d)All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrowers at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrowers that such Indemnified Party is not entitled to indemnification hereunder, upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrowers if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrowers. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrowers hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrowers are required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrowers have provided evidence reasonably satisfactory to such Indemnified Party that the Borrowers have the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrowers (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrowers where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)If and to the extent that the obligations of the Borrowers under this Section are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)The Borrowers' obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 12.10.    Termination; Survival.

This Agreement shall terminate at such time as all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.12, 4.1, 4.4, 11.7, 12.2 and 12.9 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4, shall continue in full force and effect and shall protect the Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.
Section 12.11.    Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 12.12. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE (INCLUDING, FOR SUCH PURPOSE, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK).
Section 12.13.    Patriot Act.

The Lenders and the Agent each hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Agent, as applicable, to identify the Borrowers in accordance with such Act.

Section 12.14.    Electronic Delivery of Certain Information.

(a)Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Agent or the Borrowers) provided that the foregoing shall not apply to (i) notices to any Lender pursuant to Article II. and (ii) any Lender that has notified the Agent and the Borrowers that it cannot or does not want to receive electronic communications. The Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic delivery pursuant to procedures approved by them for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Agent or the Borrowers post such documents or the documents become available on a commercial website and the Agent or Borrowers notify each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 10:00 a.m. Eastern time on the opening of business on the next Business Day for the recipient. Subject to Section 12.8, no Indemnified Party shall be liable for any damages arising from the use by third parties of any information or other materials obtained by such third party through IntraLinks or other similar information transmission systems in connection with this Agreement. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the certificate required by Section 8.3. to the Agent and shall deliver paper copies of any documents to the Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender. Except for the certificates required by Section 8.3., the Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Agent pursuant to the procedures provided to the Borrowers by the Agent.

Section 12.15.    Public/Private Information.

The Borrowers shall cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrowers. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrowers to the Agent and the Lenders (collectively, “Information Materials”) pursuant to Article VIII and the Borrowers shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrowers and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 12.16.    Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.
Section 12.17.    Obligations with Respect to Loan Parties.

The obligations of a Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense such Borrower may have that such Borrower does not control such Loan Parties.
Section 12.18.    Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.19.    Limitation of Liability.

Neither the Agent nor any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrowers hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement, any of the other Loan Documents or the Fee Letter. The Borrowers hereby waive, release, and agree not to sue the Agent or any Lender or any of the Agent's or any Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.20.    Entire Agreement.

This Agreement, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 12.21.    Construction.

The Agent, each Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrowers and the Lenders.
Section12.22.    Time is of the Essence.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrowers under this Agreement and the other Loan Documents.
Section 12.23.    Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.
Section 12.24.    Collateral/Intercreditor Agreement.

Upon the Effective Date, (a) all collateral granted under the Pledge Agreement executed in connection with (and as defined in) the Existing Term Loan Agreement shall be deemed released and such Pledge Agreement shall be deemed terminated, and (b) the Intercreditor Agreement (as defined in the Existing Term Loan Agreement) shall be deemed terminated and of no further force and effect.

Section 12.25.    Effect on Existing Term Loan Agreement.

(a)    Existing Term Loan Agreement. Upon satisfaction of the conditions precedent set forth in Section 5.1, this Agreement shall exclusively control and govern the mutual rights and obligations of the parties hereto with respect to the Existing Term Loan Agreement, and the Existing Term Loan Agreement shall be superseded by this Agreement in all respects, in each case, on a prospective basis only.

(b)    NO NOVATION. THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING TERM LOAN AGREEMENT PURSUANT TO THE TERMS AND PROVISIONS OF THIS AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY ANY BORROWER UNDER OR IN CONNECTION WITH THE EXISTING TERM LOAN AGREEMENT OR, SUBJECT TO SECTION 12.24, ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING TERM LOAN AGREEMENT).

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Term Loan Agreement to be executed by their authorized officers all as of the day and year first above written.

LEXINGTON REALTY TRUST
By:	/s/ Joseph S. Bonventre
Name:	Joseph S. Bonventre
Title:	Executive Vice President

LEPERCQ CORPORATE INCOME FUND L.P.
LEPERCQ CORPORATE INCOME FUND II L.P.

Each By: LEX GP-1 Trust, its sole general partner

By:	/s/ Joseph S. Bonventre
Name:	Joseph S. Bonventre
Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Amended and Restated Term Loan Agreement with Lexington Realty Trust et al.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ D. Bryan Gregory
D. Bryan Gregory
Director

[Signatures Continued on Next Page]

[Signature Page to Amended and Restated Term Loan Agreement with Lexington Realty Trust et al.]

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Jane E. McGrath
Jane E. McGrath
Vice President

[Signature Page to Amended and Restated Term Loan Agreement with Lexington Realty Trust et al.]

REGIONS BANK
By:	/s/ Kerri L. Raines
Kerri L. Raines
Vice President

[Signature Page to Amended and Restated Term Loan Agreement with Lexington Realty Trust et al.]

CAPITAL ONE, N.A.
By:	/s/ Frederick H. Denecke
Frederick H. Denecke
Vice President

[Signature Page to Amended and Restated Term Loan Agreement with Lexington Realty Trust et al.]

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Thomas Hyland
Thomas Hyland
Senior Vice President

[Signature Page to Amended and Restated Term Loan Agreement with Lexington Realty Trust et al.]

TD BANK, N.A.
By:	/s/ Brian S. Welch
Brian S. Welch
Senior Vice President

[Signature Page to Amended and Restated Term Loan Agreement with Lexington Realty Trust et al.]

BRANCH BANKING AND TRUST COMPANY
By:	/s/ Ahaz A. Armstrong
Ahaz A. Armstrong
Assistant Vice President

Schedule I

Outstanding Loans as of the Agreement Date

Lender	Amount of Loan(s) Held
Wells Fargo Bank, National Association	$73,000,000
KeyBank National Association	$50,000,000
Regions Bank	$50,000,000
Capital One, N.A.	$35,000,000
PNC Bank, National Association	$25,000,000
TD Bank, N.A.	$17,000,000
Branch Banking and Trust Company	$5,000,000
TOTAL	$255,000,000.00

Schedule 1.1.(A) List of Loan Parties

Acquiport 550 Manager LLC
Acquiport 600 Manager LLC
Acquiport Lake Mary 550 LLC
Acquiport Lake Mary 600 LLC
Acquiport Laurens LLC
Acquiport Milford LLC
Acquiport Temperance LLC
Acquiport Winchester LLC
Acquiport Winchester Manager LLC
Federal Southfield Limited Partnership
Lepercq Corporate Income Fund II L.P.
Lepercq Corporate Income Fund L.P.
Lex Chillicothe GP LLC
Lex Chillicothe L.P.
Lex Eugene GP LLC
Lex Eugene L.P.
Lex GP Holding LLC
Lex GP-1 Trust
Lex Jessup GP LLC
Lex Jessup L.P.
Lex LP-1 Trust
Lex Missouri City GP LLC
Lex Missouri City L.P.
Lex Opelika GP LLC
Lex Opelika L.P.
Lex Phoenix GP LLC
Lex Phoenix L.P.
Lex Rock Hill GP LLC
Lex Rock Hill L.P.
Lex Shreveport GP LLC
Lex Shreveport L.P.
Lex St. Joseph GP LLC
Lex St. Joseph L.P.
Lex Valdosta GP LLC
Lex Valdosta L.P.
Lex Westerville GP LLC
Lex Westerville L.P.
Lex-Eastgar GP LLC
Lex-Eastgar L.P.
Lexington Acquiport Colinas L.P.
Lexington Acquiport Company, LLC

Lexington Acquiport Sierra LLC
Lexington Allen L.P.
Lexington Allen Manager LLC
Lexington American Way LLC
Lexington Antioch LLC
Lexington Antioch Manager LLC
Lexington Bristol GP LLC
Lexington Bristol L.P.
Lexington Bulverde L.P.
Lexington Bulverde Manager LLC
Lexington Canton LLC
Lexington Centennial LLC
Lexington Centennial Manager LLC
Lexington Collierville L.P.
Lexington Collierville Manager LLC
Lexington Columbus GP LLC
Lexington Columbus L.P.
Lexington Dulles LLC
Lexington Dulles Manager LLC
Lexington Duncan L.P.
Lexington Duncan Manager LLC
Lexington Durham LLC
Lexington Durham Limited Partnership
Lexington Florence LLC
Lexington Florence Manager LLC
Lexington Fort Mill LLC
Lexington Fort Mill Manager LLC
Lexington Foxboro I LLC
Lexington Glendale LLC
Lexington Glendale Manager LLC
Lexington Hampton LLC
Lexington High Point LLC
Lexington High Point Manager LLC
Lexington Honolulu L.P.
Lexington Honolulu Manager LLC
Lexington Lake Forest L.P.
Lexington Lake Forest Manager LLC
Lexington Lakewood L.P.
Lexington Lakewood Manager LLC
Lexington Lion Cary GP LLC
Lexington Lion Cary L.P.
Lexington Lion Plymouth GP LLC
Lexington Lion Plymouth L.P.
Lexington Livonia L.L.C.

Lexington Louisville L.P.
Lexington Louisville Manager LLC
Lexington Marshall LLC
Lexington Millington L.P.
Lexington Millington Manager LLC
Lexington Minneapolis LLC
Lexington MLP Westerville L.P.
Lexington MLP Westerville Manager LLC
Lexington OC LLC
Lexington Olive Branch LLC
Lexington Olive Branch Manager LLC
Lexington Palm Beach LLC
Lexington Realty Advisors, Inc.
Lexington Realty Trust
Lexington Shelby GP LLC
Lexington Shelby L.P.
Lexington Southfield LLC
Lexington Spartanburg LLC
Lexington Tampa GP LLC
Lexington Tampa L.P.
Lexington Tennessee Holdings L.P.
Lexington TNI Des Moines L.P.
Lexington TNI Des Moines Manager LLC
Lexington TNI Westlake L.P.
Lexington TNI Westlake Manager LLC
Lexington Toy Clackamus L.P.
Lexington Toy Lynwood L.P.
Lexington Toy Trustee LLC
Lexington Toy Tulsa L.P.
Lexington Wallingford LLC
Lexington Wallingford Manager LLC
Lexington Waxahachie L.P.
Lexington Waxahachie Manager LLC
Lexington/Lion Venture L.P.
Lex-Property Holdings LLC
LMLP GP LLC
LRA Manager Corp.
LSAC Crossville L.P.
LSAC Crossville Manager LLC
LSAC Eau Claire L.P.
LSAC Eau Claire Manager LLC
LSAC General Partner LLC
LSAC Oklahoma City L.P.
LSAC Oklahoma City Manager LLC

LSAC Operating Partnership L.P.
LSAC Pascagoula L.P.
LSAC Pascagoula Manager LLC
LSAC Woodlands L.P.
LSAC Woodlands Manager LLC
LXP GP, LLC
MLP Unit Pledge GP LLC
MLP Unit Pledge L.P.
Net 1 Henderson LLC
Net 1 Phoenix L.L.C.
Net 2 Cox LLC
Net 2 Hampton LLC
Net Lease Strategic Assets Fund L.P.
Newkirk Altenn GP LLC
Newkirk Altenn L.P.
Newkirk Avrem GP LLC
Newkirk Avrem L.P.
Newkirk Basot GP LLC
Newkirk Basot L.P.
Newkirk Bluff GP LLC
Newkirk Bluff L.P.
Newkirk Carolion GP LLC
Newkirk Carolion L.P.
Newkirk Clifmar GP LLC
Newkirk Clifmar L.P.
Newkirk Croydon GP LLC
Newkirk Croydon L.P.
Newkirk Dalhill GP LLC
Newkirk Dalhill L.P.
Newkirk Denport GP LLC
Newkirk Denport L.P.
Newkirk Elport GP LLC
Newkirk Elport L.P.
Newkirk Elway GP LLC
Newkirk Elway L.P.
Newkirk Gersant GP LLC
Newkirk Gersant L.P.
Newkirk Jacway GP LLC
Newkirk Jacway L.P.
Newkirk JLE Way GP LLC
Newkirk JLE Way L.P.
Newkirk Johab GP LLC
Newkirk Johab L.P.
Newkirk Lanmar GP LLC

Newkirk Lanmar L.P.
Newkirk Liroc GP LLC
Newkirk Liroc L.P.
Newkirk MLP Unit LLC
Newkirk Salistown GP LLC
Newkirk Salistown L.P.
Newkirk Skoob GP LLC
Newkirk Skoob L.P.
Newkirk Spokmont GP LLC
Newkirk Spokmont L.P.
Newkirk Superwest GP LLC
Newkirk Superwest L.P.
Newkirk Syrcar GP LLC
Newkirk Syrcar L.P.
Newkirk Walando GP LLC
Newkirk Walando L.P.
Newkirk Washtex GP LLC
Newkirk Washtex L.P.
NK-CINN Hamilton Property LLC
NK-CINN Hamilton Property Manager LLC
NK-Lumberton Property LLC
NK-Lumberton Property Manager LLC
NK-ODW/Columbus Property LLC
NK-ODW/Columbus Property Manager LLC
NLSAF Jacksonville GP LLC
NLSAF Jacksonville L.P.
NLSAF Marshall GP LLC
NLSAF Marshall L.P.
NLSAF McDonough L.P.
NLSAF McDonough Manager LLC
NLSAF Tampa GP LLC
NLSAF Tampa L.P.
Phoenix Hotel Associates Limited Partnership
Savannah Waterfront Hotel LLC
Triple Net Investment Company LLC
Xel Florence GP LLC
Xel Florence L.P.

Schedule 6.1.(b) Ownership Structure

Part I

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
30 LIGHT STREET BORROWER LLC	DE	Limited Liability Company	NK-Lombard GL Property LLC
100 LIGHT STREET BORROWER LLC	DE	Limited Liability Company	Newkirk Marbax L.P. (50%) 100 Light Street Business Trust (50%)
100 LIGHT STREET PROPERTY OWNER LLC	DE	Limited Liability Company	Newkirk Marbax L.P. (100%)
100 LIGHT STREET BUSINESS TRUST	MD	Statutory Trust	100 Light Street Property Owner LLC
1701 MARKET ASSOCIATES L.P.	DE	Limited Partnership	GP: 1701 Market GP LLC (0%) LP: Six Penn Center Associates
1701 MARKET GP LLC	DE	Limited Liability Company	Six Penn Center Associates
ACQUIPORT 550 MANAGER LLC	DE	Limited Liability Company	Lexington Acquiport Company, LLC	Guarantor
ACQUIPORT 600 MANAGER LLC	DE	Limited Liability Company	Lexington Acquiport Company, LLC	Guarantor
ACQUIPORT BREA L.P.	DE	Limited Partnership	GP: Acquiport Brea Manager LLC (0%) LP: Lexington Realty Trust
ACQUIPORT BREA MANAGER LLC	DE	LLC	Lexington Realty Trust
ACQUIPORT COLORADO SPRINGS LLC	DE	Limited Liability Company	Acquiport Colorado Manager Springs LLC
ACQUIPORT COLORADO SPRINGS MANAGER LLC	DE	Limited Liability Company	Lexington Acquiport Company, LLC
ACQUIPORT INT'L PARKWAY L.P.	DE	Limited Partnership	GP: Acquiport Int'l Parkway Manager LLC (0.5%) LP: Union Hills Associates (99.5%)
ACQUIPORT INT'L PARKWAY MANAGER LLC	DE	Limited Liability Company	Union Hills Associates
ACQUIPORT ISSAQUAH LLC	DE	Limited Liability Company	Acquiport Issaquah Manager LLC
ACQUIPORT ISSAQUAH MANAGER LLC	DE	Limited Liability Company	Lexington Acquiport Company II, LLC
ACQUIPORT LAKE MARY 550 LLC	DE	Limited Liability Company	Acquiport 550 Manager LLC	Property Subsidiary/Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
ACQUIPORT LAKE MARY 600 LLC	DE	Limited Liability Company	Acquiport 600 Manager LLC	Property Subsidiary/Guarantor
ACQUIPORT LAURENS LLC	DE	Limited Liability Company	Lexington Realty Trust	Property Subsidiary/Guarantor
ACQUIPORT LAURENS MANAGER INC.	DE	Corporation	Lexington Realty Trust
ACQUIPORT LENEXA LLC	DE	Limited Liability Company	Acquiport Lenexa Manager LLC
ACQUIPORT LENEXA MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
ACQUIPORT MCDONOUGH L.P.	DE	Limited Partnership	GP: Acquiport McDonough Manager LLC (0.5%) LP: Net Lease Strategic Assets Fund L.P. (99.5%)
ACQUIPORT MCDONOUGH MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
ACQUIPORT MERIDIAN LLC	DE	Limited Liability Company	Acquiport Meridian Manager LLC
ACQUIPORT MERIDIAN MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
ACQUIPORT MILFORD LLC	DE	Limited Liability Company	Lexington Acquiport Company, LLC	Property Subsidiary/Guarantor
ACQUIPORT OAKLAND L.P.	DE	Limited Partnership	GP: Acquiport Oakland Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P.
ACQUIPORT OAKLAND MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
ACQUIPORT SIERRA MANAGER CORP.	DE	Corporation	Lexington Realty Advisors, Inc.
ACQUIPORT TEMPERANCE LLC	DE	Limited Liability Company	Lexington Acquiport Company, LLC	Property Subsidiary/Guarantor
ACQUIPORT TEMPERANCE MANAGER INC.	DE	Corporation	Lexington Realty Trust
ACQUIPORT WINCHESTER LLC	DE	Limited Liability Company	Acquiport Winchester Manager LLC	Property Subsidiary/Guarantor
ACQUIPORT WINCHESTER MANAGER LLC	DE	Limited Liability Company	Lexington Acquiport Company, LLC	Guarantor
ADGOLD MANAGER LLC	NY	Limited Liability Company	Newkirk GP LLC

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
CHADAN MANAGER LLC	NY	Limited Liability Company	Newkirk GP LLC
CHADER MANAGER LLC	NY	Limited Liability Company	Newkirk GP LLC
CHICAGO PRIVATE SCHOOL LENDER MANAGER LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
CHICAGO PRIVATE SCHOOL LENDER LLC	DE	Limited Liability Company	Chicago Private School Lender Manager LLC (0%) EB-5 Investors (100%)
CONZAR MANAGER LLC	CT	Limited Liability Company	Newkirk GP LLC
CMBS PROPERTY HOLDINGS LLC	DE	Limited Liability Company	Lexington Realty Trust
CMBS GP HOLDINGS LLC	DE	Limited Liability Company	Lexington Realty Trust
CTO ASSOCIATES LIMITED PARTNERSHIP	MD	Limited Partnership	GP - Winthrop CTO LLC (1%) LP - Newkirk MLP Unit LLC (71.12%) LP - Unaffiliated Third Parties (27.88%)	Property Subsidiary
EVERGLADES CHARTER SCHOOL LENDERS, LLC	DE	Limited Liability Company	Everglades Charter School Manager LLC (0%) Third Party Investors (100%)
EVERGLADES CHARTER SCHOOL MANAGER LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
FARRAGUT REMAINDER I LIMITED PARTNERSHIP	MA	Limited Partnership	GP: Lexington Foxboro Manager I LLC (0%) LP: Lexington Foxboro I LLC
FARRAGUT REMAINDER II LIMITED PARTNERSHIP	MA	Limited Partnership	GP: Lexington Foxboro Manager II LLC (0%) LP: Lexington Foxboro II LLC
FEDERAL SOUTHFIELD LIMITED PARTNERSHIP	MA	Limited Partnership	GP: Lexington Southfield LLC (0.5%) LP: Lepercq Corporate Income Fund L.P. (99.5%)	Property Subsidiary/Guarantor
JAZAR MANAGER LLC	CT	Limited Liability Company	Newkirk GP LLC
JERMOR ASSOCIATES LIMITED PARTNERSHIP	CT	Limited Partnership	GP - Battin Associates (1%) LP - Newkirk Martall L.P. (99%)
HARPARD ASSOCIATES LIMITED PARTNERSHIP	CT	Limited Partnership	GP: Adgold Manager LLC (1% non-managing) LP: Newkirk MLP Unit LLC (27.21%) LP: Unaffiliated Third Parties (71.79%)

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEPERCQ CORPORATE INCOME FUND II L.P.	DE	Limited Partnership	GP: Lex GP-1 Trust (0.591%) LP: Lex LP-1 Trust (75.723%) LP: Third Parties (23.686%)	Borrower
LEPERCQ CORPORATE INCOME FUND L.P.	DE	Limited Partnership	GP: Lex GP-1 Trust (0.718%) LP: Lex LP-1 Trust (85.752%) LP: Third Parties (13.53%)	Borrower
LEX AURORA L.P.	DE	Limited Partnership	GP: Lex Aurora GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX BINGEN GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX BINGEN L.P.	DE	Limited Partnership	GP: Lex Bingen GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX CHILLICOTHE GP LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEX CHILLICOTHE L.P.	DE	Limited Partnership	GP: Lex Chillicothe GP LLC (0%) LP: Lex Chillicothe L.P. (100%)	Property Subsidiary/Guarantor
LEX EDGEWATER GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX EDGEWATER L.P.	DE	Limited Partnership	GP: Lex Edgewater GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX EUGENE GP LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEX EUGENE L.P.	DE	Limited Partnership	GP: Lex Eugene GP LLC (0%) LP: Lexington Realty Trust (100%)	Property Subsidiary/Guarantor
LEX FT. MYERS GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX FT. MYERS L.P.	DE	Limited Partnership	GP: Lex Ft. Myers GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX GLENDALE PARCEL LLC	DE	Limited Liability Company	Lex Glendale Parcel Manager LLC
LEX GLENDALE PARCEL MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX GP HOLDING LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEX GP-1 TRUST	DE	Statutory Trust	Lexington Realty Trust	Guarantor
LEX HUNTINGTON GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX HUNTINGTON L.P.	DE	Limited Partnership	GP: Lex Huntington GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX JESSUP GP LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEX JESSUP L.P.	DE	Limited Partnership	GP: Lex Jessup GP LLC (0%) LP: Lexington Realty Trust (100%)	Property Subsidiary/Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEX KENTUCKY GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
LEX KENTUCKY L.P.	DE	Limited Partnership	GP: Lex Kentucky GP LLC (0%) LP: Lexington Realty Advisors, Inc. (100%)
LEX LAKEWOOD PARCEL GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX LAKEWOOD PARCEL L.P.	DE	Limited Partnership	GP: Lex Lakewood Parcel GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX LHLP GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
LEX LHLP L.P.	DE	Limited Partnership	GP: LHLP GP LLC (0%) LP: Lexington Realty Advisors, Inc. (100%)
LEX LP-1 TRUST	DE	Statutory Trust	Lexington Realty Trust	Guarantor
LEX MERIDIAN GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX MERIDIAN L.P.	DE	Limited Partnership	GP: Lex Meridian GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX MIAMI LAKES GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX MIAMI LAKES L.P.	DE	Limited Partnership	GP: Lex Miami Lakes GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX MISSOURI CITY GP LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEX MISSOURI CITY L.P.	DE	Limited Partnership	GP: Lex Missouri City GP LLC (0%) LP: Lexington Realty Trust (100%)	Property Subsidiary/Guarantor
LEX RANTOUL GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX RANTOUL L.P.	DE	Limited Partnership	GP: Lex Rantoul GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX OCDES LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX OCDES I LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX OMAHA GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX OMAHA L.P.	DE	Limited Partnership	GP: Lex Omaha GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX OPELIKA GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.	Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEX OPELIKA L.P.	DE	Limited Partnership	GP: Lex Opelika GP LLC (0%) LP: Lexington Realty Advisors, Inc. (100%)	Property Subsidiary/Guarantor
LEX PHOENIX GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (beneficial owner, title owner is PPNY OS Holdings LLC for 1031 Exchange)	Guarantor
LEX PHOENIX L.P.	DE	Limited Partnership	GP: Lex Phoenix GP LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%) (beneficial owner, title owner is PPNY OS Holdings LLC for 1031 Exchange)	Property Subsidiary/Guarantor
LEX PALM BEACH GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
LEX ROCK HILL GP LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEX ROCK HILL L.P.	DE	Limited Partnership	GP: Lex Rock Hill GP LLC (0%) LP: Lexington Realty Trust (100%)	Property Subsidiary/Guarantor
LEX SHREVEPORT GP LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEX SHREVEPORT L.P.	DE	Limited Partnership	GP: Lex Shreveport GP LLC (0%) LP: Lexington Realty Trust (100%)	Property Subsidiary/Guarantor
LEX SHREVEPORT II GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX SHREVEPORT II L.P.	DE	Limited Partnership	GP: Lex Shreveport II GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX SMEG I LLC	DE	Limited Liability Company	Lexington Realty Trust
LEX ST. JOSEPH L.P.	DE	Limited Partnership	GP: Lex St. Joseph GP LLC (0%) LP: Lexington Realty Trust	Property Subsidiary/Guarantor
LEX ST. JOSEPH GP LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEX SUNCAP HP GP LLC	DE	Limited Liability Company	Lex Suncap HP JV L.P. (100%)
LEX SUNCAP HP L.P.	DE	Limited Partnership	GP: Lex Suncap HP GP LLC (0%) LP: Lex Suncap HP JV L.P. (100%)
LEX SUNCAP HP JV L.P.	DE	Limited Partnership	GP: LEX LHLP GP LLC (0%) LP: LEX LHLP L.P. (majority) LP: Suncap Property Group, LLC ( minority)
LEX TUSCALOOSA GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
LEX TUSCALOOSA L.P.	DE	Limited Partnership	GP: Lex Tuscaloosa GP LLC (0%) LP: Lexington Realty Advisors, Inc. (100%)

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEX VALDOSTA GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.	Guarantor
LEX VALDOSTA L.P.	DE	Limited Partnership	GP: Lex Valdosta GP LLC (0%) LP: Lexington Realty Advisors, Inc. (100%)	Property Subsidiary/Guarantor
LEX WESTERVILLE GP LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEX WESTERVILLE L.P.	DE	Limited Partnership	GP: Lex Westerville GP LLC (0%) LP: Lexington Realty Trust (100%)	Property Subsidiary/Guarantor
LEX-EASTGAR L.P.	DE	Limited Partnership	GP - Lex-Eastgar GP LLC (0.01%) LP - Net Lease Strategic Assets Fund L.P. (99.99%)	Property Subsidiary/Guarantor
LEX-EASTGAR GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
LEX-PROPERTY HOLDINGS LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEX-SPRINGING MEMBER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON ACQUIPORT COLINAS L.P.	DE	Limited Partnership	GP: Lexington Acquiport Sierra LLC (0.5%) LP: Lexington Realty Trust (99.5%)	Property Subsidiary/Guarantor
LEXINGTON ACQUIPORT COMPANY LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEXINGTON ACQUIPORT COMPANY II LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON ACQUIPORT FISHERS LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON ACQUIPORT SIERRA LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEXINGTON ALLEN L.P.	DE	Limited Partnership	GP: Lexington Allen Manager LLC (0%) LP: Lexington Realty Trust (100%)	Property Subsidiary/Guarantor
LEXINGTON ALLEN MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEXINGTON AMERICAN WAY LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.	Property Subsidiary/Guarantor
LEXINGTON AMERICAN WAY MANAGER INC.	DE	Corporation	Lexington Realty Advisors, Inc.
LEXINGTON ANTIOCH L.L.C.	DE	Limited Liability Company	Lexington Antioch Manager LLC	Property Subsidiary/Guarantor
LEXINGTON ANTIOCH MANAGER LLC	DE	Limited Liability Company	Triple Net Investment Company LLC	Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON ARLINGTON L.P.	DE	Limited Partnership	GP: Lexington Arlington Manager LLC (0.5%) LP: Net Lease Strategic Assets Fund L.P. (99.5%)
LEXINGTON ARLINGTON MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON ATLANTA L.P.	DE	Limited Partnership	GP: Lexington Atlanta Manager LLC (0%) LP: Lexington ISS Holdings L.P.
LEXINGTON ATLANTA MANAGER LLC	DE	Limited Liability Company	Lexington ISS Holdings L.P.
LEXINGTON BEAUMONT LAND L.P.	DE	Limited Partnership	GP: Lexington Beaumont Land GP LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON BEAUMONT LAND GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON BHI TRUST	DE	Statutory Trust	Lexington Realty Trust
LEXINGTON BOCA LLC	FL	Limited Liability Company	Lexington Boca Manager LLC
LEXINGTON BOCA MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.
LEXINGTON BREMERTON LLC	DE	Limited Liability Company	Lexington Bremerton Manager LLC
LEXINGTON BREMERTON MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON BRISTOL L.P.	DE	Limited Partnership	GP: Lexington Bristol GP LLC (0%) LP: Phoenix Hotel Associates Limited Partnership (100%)	Property Subsidiary/Guarantor
LEXINGTON BRISTOL GP LLC	DE	Limited Liability Company	Phoenix Hotel Associates Limited Partnership	Guarantor
LEXINGTON BROADFIELD L.P.	DE	Limited Partnership	GP: Lexington Broadfield Manager LLC (0%) LP: Lexington Texas Holding L.P.
LEXINGTON BROADFIELD MANAGER LLC	DE	Limited Liability Company	Lexington Texas Holdings L.P.
LEXINGTON BULVERDE LP	DE	Limited Partnership	GP: Lexington Bulverde Manager LLC (0.5%) LP: Lepercq Corporate Income Fund II L.P. (99.5%)	Property Subsidiary/Guarantor
LEXINGTON BULVERDE MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.	Guarantor
LEXINGTON CANTON LLC	DE	Limited Liability Company	Lexington Realty Trust	Property Subsidiary/Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON CARROLLTON L.P.	DE	Limited Partnership	GP: Lexington Carrollton Manager LLC (0.5%) LP: Lexington Realty Trust (99.5%)
LEXINGTON CARROLLTON MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON CDH I LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON CDH II LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON CENTENNIAL LLC	DE	Limited Liability Company	Lexington Centennial Manager LLC	Property Subsidiary/Guarantor
LEXINGTON CENTENNIAL MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON CENTERPOINT L.P.	DE	Limited Partnership	GP: Lexington Centerpoint Manager LLC (0.1%) LP: LSAC Operating Partnership L.P. (99.9%)
LEXINGTON CENTERPOINT MANAGER LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P.
LEXINGTON CHARLESTON L.P.	DE	Limited Partnership	GP: Lexington Charleston Manager LLC (0%) LP: Lepercq Corporate Income Fund II L.P. (100%)
LEXINGTON CHARLESTON MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.
LEXINGTON CHESTER INDUSTRIAL LLC	SC	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON CHESTER MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON CHICAGO LENDER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.
LEXINGTON CLIVE II LLC	DE	Limited Liability Company	Lexington Clive Manager LLC
LEXINGTON CLIVE LLC	DE	Limited Liability Company	Lexington Clive Manager LLC
LEXINGTON CLIVE MANAGER LLC	DE	Limited Liability Company	LXP II, L.P.
LEXINGTON COLLIERVILLE L.P.	DE	Limited Partnership	GP: Lexington Collierville Manager LLC (0%) LP: Lepercq Corporate Income Fund L.P.	Property Subsidiary/Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON COLLIERVILLE MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON COLUMBUS GP LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEXINGTON COLUMBUS L.P.	DE	Limited Partnership	GP: Lexington Columbus GP LLC (0%) LP: Lexington Realty Trust	Property Subsidiary/Guarantor
LEXINGTON COLUMBUS (JACKSON STREET) L.P.	DE	Limited Partnership	GP - Lexington Columbus (Jackson Street) Manager LLC (0%) LP -CMBS Property Holdings LLC (100%)
LEXINGTON COLUMBUS (JACKSON STREET) MANAGER LLC	DE	Limited Liability Company	CMBS GP Holdings LLC
LEXINGTON CROSSPOINT L.P.	DE	Limited Partnership	GP: Lexington Crosspoint Manager LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON CROSSPOINT MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON DISSOLVED LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON DOVER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON DRY RIDGE CORP.	DE	Corporation	Lexington Dry Ridge Mezz Corp.
LEXINGTON DRY RIDGE MEZZ CORP.	DE	Corporation	Lexington Realty Trust
LEXINGTON DUBUQUE LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.
LEXINGTON DUBUQUE MANAGER INC.	DE	Corporation	Lexington Realty Trust
LEXINGTON DULLES LLC	DE	Limited Liability Company	Lexington Dulles Manager LLC	Property Subsidiary/Guarantor
LEXINGTON DULLES MANAGER LLC	DE	Limited Liability Company	Phoenix Hotel Associates Limited Partnership	Guarantor
LEXINGTON DUNCAN L.P.	DE	Limited Partnership	GP: Lexington Duncan Manager LLC LP: Lexington Realty Trust (100%)	Property Subsidiary/Guarantor
LEXINGTON DUNCAN MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEXINGTON DURHAM LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEXINGTON DURHAM LIMITED PARTNERSHIP	CT	Limited Partnership	GP: Lexington Durham LLC (0%) LP: Lexington Realty Trust (100%)	Property Subsidiary/Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON ELIZABETHTOWN 730 CORP.	DE	Corporation	Lexington Elizabethtown 730 Mezz Corp.
LEXINGTON ELIZABETHTOWN 730 MEZZ CORP.	DE	Corporation	Lexington Realty Trust
LEXINGTON ELIZABETHTOWN 750 CORP.	DE	Corporation	Lexington Elizabethtown 750 Mezz Corp.
LEXINGTON ELIZABETHTOWN 750 MEZZ CORP.	DE	Corporation	Lexington Realty Trust
LEXINGTON FARMINGTON HILLS LLC	DE	Limited Liability Company	Lexington Farmington Hills Manager LLC
LEXINGTON FARMINGTON HILLS MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.
LEXINGTON FLORENCE LLC	DE	Limited Liability Company	Lexington Florence Manager LLC	Property Subsidiary/Guarantor
LEXINGTON FLORENCE MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON FORT MEYERS L.P.	DE	Limited Partnership	GP: Lexington Fort Meyers Manager LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON FORT MEYERS MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON FORT MILL II LLC	DE	Limited Liability Company	Lexington Fort Mill II Manager LLC
LEXINGTON FORT MILL II MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.
LEXINGTON FORT MILL LLC	DE	Limited Liability Company	Lexington Fort Mill Manager LLC	Property Subsidiary/Guarantor
LEXINGTON FORT MILL MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON FORT STREET TRUSTEE LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.
LEXINGTON FORT STREET TRUST	NY	Grantor Trust	Trustee: Lexington Fort Street Trustee LLC (0%) Owner: Lepercq Corporate Income Fund L.P.
LEXINGTON FOXBORO I LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Property Subsidiary/Guarantor
LEXINGTON FOXBORO MANAGER I LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.
LEXINGTON FOXBORO II LLC	DE	Limited Liability Company	Lexington Foxboro II Manager LLC

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON FOXBORO MANAGER II LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.
LEXINGTON FP GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON FP L.P.	DE	Limited Partnership	GP: Lexington FP GP LLC (0%) LP: Lexington Realty Trust
LEXINGTON GEARS L.P.	DE	Limited Partnership	GP: Lexington Gears Manager LLC (0%) LP: Lexington Realty Trust
LEXINGTON GEARS MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON GLENDALE LLC	DE	Limited Liability Company	Lexington Glendale Manager LLC	Property Subsidiary/Guarantor
LEXINGTON GLENDALE MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
LEXINGTON GREENVILLE L.P.	DE	Limited Partnership	Lexington Greenville GP LLC (0%) Lepercq Corporate Income Fund II L.P. (100%)
LEXINGTON GREENVILLE GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.
LEXINGTON HAMPTON LLC	DE	Limited Liability Company	Phoenix Hotel Associates Limited Partnership	Property Subsidiary/Guarantor
LEXINGTON HARRISBURG L.P.	DE	Limited Partnership	GP: Lexington Harrisburg Manager LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON HARRISBURG MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON HIGH POINT LLC	DE	Limited Liability Company	Lexington High Point Manager LLC	Property Subsidiary/Guarantor
LEXINGTON HIGH POINT MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON HONOLULU L.P.	DE	Limited Partnership	GP: Lexington Honolulu Manager LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)	Property Subsidiary/Guarantor
LEXINGTON HONOLULU MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON HOPKINSVILLE CORP.	DE	Corporation	Lexington Hopkinsville Mezz Corp.
LEXINGTON HOPKINSVILLE MEZZ CORP.	DE	Corporation	Lexington Realty Trust
LEXINGTON INDIANAPOLIS L.P.	DE	Limited Partnership	GP: Lexington Indianapolis Manager LLC (0%) LP: Lexington Realty Trust (100%)

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON INDIANAPOLIS MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON INDIANAPOLIS PARCEL LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON ISS HOLDINGS L.P.	DE	Limited Partnership	GP: LXP ISS Manager LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON JOHNS CREEK L.P.	DE	Limited Partnership	GP: Lexington Johns Creek Manager LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON JOHNS CREEK MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON KALAMAZOO L.P.	DE	Limited Partnership	GP: Lexington Kalamazoo Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P. (100%)
LEXINGTON KALAMAZOO MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON KANSAS CITY LLC	DE	Limited Liability Company	Lexington Kansas City Manager LLC
LEXINGTON KANSAS CITY MANAGER LLC	DE	Limited Liability Company	Lexington Acquiport Company II, LLC
LEXINGTON KINGSTON MAIN LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.
LEXINGTON K MAIN L.P.	DE	Limited Partnership	GP: Lexington Kingston Main LLC (0%) LP: Lepercq Corporate Income Fund L.P.
LEXINGTON KNOXVILLE LLC	DE	Limited Liability Company	Lexington Knoxville Manager LLC
LEXINGTON KNOXVILLE MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON LAC LENEXA L.P.	DE	Limited Partnership	GP: Lexington LAC Lenexa GP LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON LAC LENEXA GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON LAKE FOREST MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON LAKE FOREST L.P.	DE	Limited Partnership	GP: Lexington Lake Forest Manager LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)	Property Subsidiary/Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON LAKEWOOD L.P.	DE	Limited Partnership	GP: Lexington Lakewood Manager LLC (0%) LP: Lexington Realty Trust (100%)	Property Subsidiary/Guarantor
LEXINGTON LAKEWOOD MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEXINGTON LAS VEGAS (VEGPOW) L.P.	DE	Limited Partnership	GP - Lexington Las Vegas (Vegpow) Manager LLC (0%) LP -CMBS Property Holdings LLC (100%)
LEXINGTON LAS VEGAS (VEGPOW) MANAGER LLC	DE	Limited Liability Company	CMBS GP Holdings LLC
LEXINGTON LION CARY GP LLC	DE	Limited Liability Company	Lexington/Lion Venture L.P.	Guarantor
LEXINGTON LION CARY II L.P.	DE	Limited Partnership	GP: Lexington Lion Cary GP LLC (0.1%) LP: Lexington/Lion Venture L.P. (99.9%)
LEXINGTON LION CARY L.P.	DE	Limited Partnership	GP: Lexington Lion Cary GP LLC (0%) LP: Lexington/Lion Venture L.P.	Property Subsidiary/Guarantor
LEXINGTON LION CHICAGO GP LLC	DE	Limited Liability Company	Lexington/Lion Venture L.P.
LEXINGTON LION CHICAGO L.P.	DE	Limited Partnership	GP: Lexington Lion Chicago GP LLC (0%) LP: Lexington/Lion Venture L.P.
LEXINGTON LION FARMERS BRANCH GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON LION FARMERS BRANCH L.P.	DE	Limited Partnership	GP: Lexington Lion Farmers Branch GP LLC (0%) LP: Lexington Realty Trust
LEXINGTON LION MCLEAREN GP LLC	DE	Limited Liability Company	Lexington/Lion Venture L.P.
LEXINGTON LION MCLEAREN L.P.	DE	Limited Partnership	GP: Lexington Lion McLearen GP LLC (0.5%) LP: Lexington/Lion Venture L.P. (99.5%)
LEXINGTON LION PLYMOUTH GP LLC	DE	Limited Liability Company	Lexington/Lion Venture L.P.	Guarantor
LEXINGTON LION PLYMOUTH L.P.	DE	Limited Partnership	GP: Lexington Lion Plymouth GP LLC (0.5%) LP: Lexington/Lion Venture L.P. (99.5%)	Property Subsidiary/Guarantor
LEXINGTON LION RICHMOND GP LLC	DE	Limited Liability Company	Lexington/Lion Venture L.P.
LEXINGTON LION RICHMOND L.P.	DE	Limited Partnership	GP: Lexington Lion Richmond GP LLC (0%) LP: Lexington/Lion Venture L.P.

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON LIVONIA L.L.C.	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Property Subsidiary/Guarantor
LEXINGTON LIVONIA TI L.P.	DE	Limited Partnership	GP: Lexington Livonia TI Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P.
LEXINGTON LIVONIA TI MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON LOS ANGELES L.P.	DE	Limited Partnership	GP: Lexington Los Angeles Manager LLC (0.01%) LP: Lepercq Corporate Income Fund L.P. (99.09%)
LEXINGTON LOS ANGELES MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.
LEXINGTON LOUISVILLE L.P.	DE	Limited Partnership	GP: Lexington Louisville Manager LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)	Property Subsidiary/Guarantor
LEXINGTON LOUISVILLE MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%)	Guarantor
LEXINGTON MARSHALL LLC	DE	Limited Liability Company	Lexington Realty Trust	Property Subsidiary/Guarantor
LEXINGTON MARSHALL MS GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.
LEXINGTON MARSHALL MS L.P.	DE	Limited Partnership	GP: Lexington Marshall MS GP LLC LP: Lepercq Corporate Income Fund II L.P. (100%)
LEXINGTON MECHANICSBURG INC.	DE	Corporation	Lexington Realty Trust
LEXINGTON MECHANICSBURG L.P.	DE	Limited Partnership	GP: Lexington Mechanicsburg Inc. (1%) LP: Lepercq Corporate Income Fund L.P. (99%)
LEXINGTON MEMPHIS (JVF) L.P.	DE	Limited Partnership	GP - Lexington Memphis (JLE) Manager LLC (0%) LP -CMBS Property Holdings LLC (100%)
LEXINGTON MEMPHIS (JVF) MANAGER LLC	DE	Limited Liability Company	CMBS GP Holdings LLC
LEXINGTON MIDLOTHIAN L.P.	DE	Limited Partnership	GP: Lexington Midlothian Manager LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON MIDLOTHIAN MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON MILLINGTON L.P.	DE	Limited Partnership	GP: Lexington Millington Manager LLC (0.1%) LP: Lexington Realty Trust (99.9%)	Property Subsidiary/Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON MILLINGTON MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEXINGTON MINNEAPOLIS LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Property Subsidiary/Guarantor
LEXINGTON MISSION L.P.	DE	Limited Partnership	GP: Lexington Mission Manager LLC (0.5%) LP: Net Lease Strategic Assets Fund L.P. (99.5%)
LEXINGTON MISSION MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON MKP MANAGEMENT L.P.	DE	Limited Partnership	GP: LRA GP LLC (0%) GP: MKP LXP GP LLC (0%) LP: LXP Limited L.P. (50%) LP: MKP LXP GP LLC (50%)
LEXINGTON MLP BOSTON L.P.	DE	Limited Partnership	GP: Lexington MLP Boston Manager LLC 0% LP: Lexington Realty Trust 100%
LEXINGTON MLP BOSTON MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust 100%
LEXINGTON MLP SHREVEPORT L.P.	DE	Limited Partnership	GP: Lexington MLP Shreveport Manager LLC (0%) LP: Lexington Realty Trust
LEXINGTON MLP SHREVEPORT MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON MLP WESTERVILLE L.P.	DE	Limited Partnership	GP: Lexington MLP Westerville Manager LLC (0%) LP: Lexington Realty Trust	Property Subsidiary/Guarantor
LEXINGTON MLP WESTERVILLE MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LEXINGTON MOODY L.P.	DE	Limited Partnership	GP: Lexington Moody LLC (1%) LP: Lepercq Corporate Income Fund L.P. (99%)
LEXINGTON MOODY LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.
LEXINGTON MORTGAGE TRUSTEE LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.
LEXINGTON NORTHCHASE L.P.	DE	Limited Partnership	GP: Lexington Texas Manager LLC (0%) LP: Lexington Texas Holdings L.P. (100%)
LEXINGTON OC LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.	Property Subsidiary/Guarantor
LEXINGTON OKLAHOMA CITY L.P.	DE	Limited Partnership	GP: Lexington Oklahoma City Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P.

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON OKLAHOMA CITY MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON OLIVE BRANCH LLC	DE	Limited Liability Company	Lexington Olive Branch Manager LLC	Property Subsidiary/Guarantor
LEXINGTON OLIVE BRANCH MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON OVERLAND PARK LLC	DE	Limited Liability Company	Lexington Overland Park Manager LLC
LEXINGTON OVERLAND PARK MANAGER LLC	DE	Limited Liability Company	Union Hills Associates
LEXINGTON OWENSBORO CORP.	DE	Corporation	Lexington Owensboro Mezz Corp.
LEXINGTON OWENSBORO MEZZ CORP.	DE	Corporation	Lexington Realty Trust
LEXINGTON PALM BEACH LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Property Subsidiary/Guarantor
LEXINGTON PHILADELPHIA TRUST	DE	Statutory Trust	Lexington Realty Trust
LEXINGTON RATSIDEM L.P.	DE	Limited Partnership	GP: Lexington Ratsidem GP LLC (0%) LP: Lepercq Corporate Income Fund II L.P. (100%)
LEXINGTON RATSIDEM GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.
LEXINGTON REALTY ADVISORS INC.	DE	Corporation	Lexington Realty Trust	Property Subsidiary/Guarantor
LEXINGTON REDMOND LLC	DE	Limited Liability Company	Lexington Redmond Manager LLC
LEXINGTON REDMOND MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON SAN ANTONIO L.P.	DE	Limited Partnership	GP: Lexington San Antonio Manager LLC (0%) LP: Lexington Texas Holdings L.P.
LEXINGTON SAN ANTONIO MANAGER LLC	DE	Limited Liability Company	Lexington Texas Holdings L.P.
LEXINGTON SHELBY L.P.	DE	Limited Partnership	GP: Lexington Shelby GP LLC (0%) LP: Lepercq Corporate Income Fund II L.P.	Property Subsidiary/Guarantor
LEXINGTON SHELBY GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.	Guarantor
LEXINGTON SHELBY LENDER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON SIX PENN LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON SKOOB LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON SKY HARBOR LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.
LEXINGTON SPARTANBURG LLC	DE	Limited Liability Company	Lexington Realty Trust	Property Subsidiary/Guarantor
LEXINGTON SOUTHFIELD LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON SOUTHINGTON L.P.	DE	Limited Partnership	GP: Lexington Southington Manager LLC (0%) LP: LXP I, L.P.
LEXINGTON SOUTHINGTON MANAGER LLC	DE	Limited Liability Company	LXP I, L.P.
LEXINGTON STREETSBORO LLC	DE	Limited Liability Company	Lexington Streetsboro Manager LLC
LEXINGTON STREETSBORO MANAGER LLC	DE	Limited Liability Company	Lexington Acquiport Company II, LLC
LEXINGTON SUGARLAND L.P.	DE	Limited Partnership	GP: Lexington Sugarland Manager LLC (0%) LP: Net Lease Strategic Asset Fund L.P.
LEXINGTON SUGARLAND MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Asset Fund L.P.
LEXINGTON TAMPA L.P.	DE	Limited Partnership	GP: Lexington Tampa GP LLC (0%) LP: Lepercq Corporate Income Fund II L.P. (100%)	Property Subsidiary/Guarantor
LEXINGTON TAMPA GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P. (100%)	Guarantor
LEXINGTON TEMPE L.P.	DE	Limited Partnership	GP: Lexington Tempe Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P. (100%)
LEXINGTON TEMPE MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON TEMPLE L.P.	DE	Limited Partnership	GP: Lexington Temple Manager LLC (1%) LP: Net Lease Strategic Assets Fund L.P. (99%)
LEXINGTON TEMPLE MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON TENNESSEE HOLDINGS L.P.	DE	Limited Partnership	GP: Lex GP-1 Trust (0.01%) LP: Lexington Realty Trust (99.99%)	Property Subsidiary/Guarantor
LEXINGTON TEXAS HOLDINGS L.P.	DE	Limited Partnership	GP: LXP Texas Holdings Manager LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON TEXAS MANAGER LLC	DE	Limited Liability Company	Lexington Texas Holding L.P.
LEXINGTON TNI CANONSBURG L.P.	DE	Limited Partnership	GP: Lexington TNI Canonsburg Manager LLC (0.5%) LP: Triple Net Investment L.P (99.5%)
LEXINGTON TNI CANONSBURG MANAGER LLC	DE	Limited Liability Company	Triple Net Investment L.P.
LEXINGTON TNI DES MOINES L.P.	DE	Limited Partnership	GP: Lexington TNI Des Moines Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P	Property Subsidiary/Guarantor
LEXINGTON TNI DES MOINES MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
LEXINGTON TNI ERWIN L.P.	DE	Limited Partnership	GP: Lexington TNI Erwin Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P
LEXINGTON TNI ERWIN MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LEXINGTON TNI IRVING L.P.	DE	Limited Partnership	GP: Lexington TNI Irving Manager LLC (0%) LP: Triple Net Investment Company LLC
LEXINGTON TNI IRVING MANAGER LLC	DE	Limited Liability Company	Triple Net Investment Company LLC
LEXINGTON TNI WESTLAKE L.P.	DE	Limited Partnership	LP: Lepercq Corporate Income Fund L.P. GP: Lexington TNI Westlake Manger LLC (0%)	Property Subsidiary/Guarantor
LEXINGTON TNI WESTLAKE MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON TOY TRUSTEE LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON TOY CLACKAMUS L.P.	DE	Limited Partnership	GP: Lexington Toy Trustee LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)	Property Subsidiary/Guarantor
LEXINGTON TOY LYNWOOD L.P.	DE	Limited Partnership	GP: Lexington Toy Trustee LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)	Property Subsidiary/Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON TOY TULSA L.P.	DE	Limited Partnership	GP: Lexington Toy Trustee LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)	Property Subsidiary/Guarantor
LEXINGTON TRAMK GALESBURG LLC	DE	Limited Liability Company	Triple Net Investment Company LLC
LEXINGTON TRAMK GALESBURG REMAINDERMAN LLC	DE	Limited Liability Company	Triple Net Investment Company LLC
LEXINGTON TRAMK LEWISBURG LLC	DE	Limited Liability Company	Triple Net Investment Company LLC
LEXINGTON TRAMK LEWISBURG REMAINDERMAN LLC	DE	Limited Liability Company	Triple Net Investment Company LLC
LEXINGTON TRAMK LORAIN LLC	DE	Limited Liability Company	Triple Net Investment Company LLC
LEXINGTON TRAMK LORIAN REMAINDERMAN LLC	DE	Limited Liability Company	Triple Net Investment Company LLC
LEXINGTON TRAMK MANTECA L.P.	DE	Limited Partnership	GP: Lexington Tramk Manteca Manager LLC (0%) LP: Triple Net Investment Company LLC
LEXINGTON TRAMK MANTECA MANAGER LLC	DE	Limited Liability Company	Triple Net Investment Company LLC
LEXINGTON TRAMK MANTECA REMAINDERMAN L.P.	DE	Limited Partnership	GP: Lexington Tramk Manteca Manager LLC (0%) LP: Triple Net Investment Company LLC
LEXINGTON TRAMK SAN DIEGO L.P.	DE	Limited Partnership	GP: Lexington Tramk San Diego Manager LLC (0%) LP: Triple Net Investment Company LLC
LEXINGTON TRAMK SAN DIEGO MANAGER LLC	DE	Limited Liability Company	Triple Net Investment Company LLC
LEXINGTON TRAMK WATERTOWN LLC	DE	Limited Liability Company	Triple Net Investment Company LLC
LEXINGTON TRAMK WATERTOWN REMAINDERMAN LLC	DE	Limited Liability Company	Triple Net Investment Company LLC
LEXINGTON TULSA L.P.	DE	Limited Partnership	GP: Lexington Tulsa Manager LLC (0%) LP: LSAC Operating Partnership L.P.
LEXINGTON TULSA MANAGER LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P.
LEXINGTON WALL L.P.	DE	Limited Partnership	GP: Lexington Wall LLC (0%) LP: Lexington Realty Trust

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LEXINGTON WALL LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON WALLINGFORD LLC	DE	Limited Liability Company	Lexington Wallingford Manager LLC	Property Subsidiary/Guarantor
LEXINGTON WALLINGFORD MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Guarantor
LEXINGTON WAXAHACHIE L.P.	DE	Limited Partnership	GP: Lexington Waxahachie Manager LLC (0.5%) LP: Lexington Realty Advisors, Inc. (99.5%)	Property Subsidiary/Guarantor
LEXINGTON WAXAHACHIE MANAGER LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.	Guarantor
LEXINGTON WILSONVILLE GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LEXINGTON WILSONVILLE L.P.	DE	Limited Partnership	GP: Lexington Wilsonville GP LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON/LION VENTURE L.P.	DE	Limited Partnership	GP: LXP GP, LLC (0.15%) LP: Lexington Realty Trust (99.85%)	Guarantor
LHLP GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
LIA GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
LINWOOD AVENUE LIMITED PARTNERSHIP	DE	Limited Partnership	GP - Newkirk Calcraf L.P. (54.99%) LP - Textron Financial Corporation (45.01%)
LIVE IN AMERICA - CHICAGO REGIONAL CENTER LLC	DE	Limited Liability Company	Live in America Financial Services LLC
LIVE IN AMERICA FINANCIAL SERVICES LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc. (50%) The LCP Group L.P. (50%)
LIVE IN AMERICA - FLORIDA REGIONAL CENTER LLC	DE	Limited Liability Company	Live in America Financial Services LLC
LMLP GP LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LOMBARD STREET LOTS, LLC	MD	Limited Liability Company	NK-Lombard Street Manager LLC - Managing Member (44.1%) Ethel Blumfeld Revocable Trust - Member (55.9%)
LRA CAFÉ LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
LRA GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LRA LIMITED L.P.	DE	Limited Partnership	GP: LRA Limited GP LLC (0%) LP: Lexington Realty Advisors, Inc. (100%)
LRA LIMITED GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
LRA MANAGER CORP.	DE	Corporation	Lexington Realty Advisors, Inc.	Guarantor
LRA MKP TRS L.P.	DE	Limited Partnership	GP: LRA GP LLC (0%) GP: MKP LXP GP LLC (0%) LP: MK Equity Partners VI L.P. (50%) LP: LRA Limited L.P. (50%)
LRA TEXAS GENERAL PARTNER LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
LRA TEXAS L.P.	DE	Limited Partnership	GP: LRA Texas General Partner LLC (0%) LP: Lexington Realty Advisors, Inc.
LSAC CROSSVILLE L.P.	DE	Limited Partnership	GP: LSAC Crossville Manager LLC (0%) LP: LSAC Operating Partnership L.P. (100%)	Property Subsidiary/Guarantor
LSAC CROSSVILLE MANAGER LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P.	Guarantor
LSAC EAU CLAIRE L.P.	DE	Limited Partnership	GP: LSAC Eau Claire Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P.	Property Subsidiary/Guarantor
LSAC EAU CLAIRE MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
LSAC GENERAL PARTNER LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LSAC MEMPHIS L.P.	DE	Limited Partnership	GP: LSAC Memphis Manager LLC (0%) LP: LSAC Operating Partnership L.P.
LSAC MEMPHIS MANAGER LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P.
LSAC MORRIS COUNTY L.P.	DE	Limited Partnership	GP: LSAC Morris County Manager LLC (0%) LP: LSAC Operating Partnership L.P. (100%)
LSAC MORRIS COUNTY MANAGER LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P.
LSAC OKLAHOMA CITY L.P.	DE	Limited Partnership	GP: LSAC Oklahoma City Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P.	Property Subsidiary/Guarantor
LSAC OKLAHOMA CITY MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LSAC OMAHA L.P.	DE	Limited Partnership	GP: LSAC Omaha Manager LLC (0%) LP: LSAC Operating Partnership L.P. (100%)
LSAC OMAHA MANAGER LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P.
LSAC OPERATING PARTNERSHIP L.P.	DE	Limited Partnership	GP: LSAC General Partner LLC (0%) LP: Lexington Realty Trust	Guarantor
LSAC ORLANDO L.P.	DE	Limited Partnership	GP: LSAC Orlando Manager LLC (0%) LP: LSAC Operating Partnership L.P.
LSAC ORLANDO MANAGER LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P.
LSAC PASCAGOULA L.P.	DE	Limited Partnership	GP: LSAC Pascagoula Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P.	Property Subsidiary/Guarantor
LSAC PASCAGOULA MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
LSAC PLYMOUTH L.P.	DE	Limited Partnership	GP: LSAC Omaha Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P.
LSAC PLYMOUTH MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LSAC TEMPE L.P.	DE	Limited Partnership	GP: LSAC Tempe Manager LLC (0%) LP: LSAC Operating Partnership L.P.
LSAC TEMPE MANAGER LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P.
LSAC TOMBALL L.P.	DE	Limited Partnership	GP: LSAC Tomball Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P.
LSAC TOMBALL MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
LSAC WOODLANDS L.P.	DE	Limited Partnership	GP: LSAC Woodlands Manager LLC (0.5%) LP: Net Lease Strategic Assets Fund L.P. (99.5%)	Property Subsidiary/Guarantor
LSAC WOODLANDS MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
LXP CAPITAL TRUST I	DE	Statutory Trust	Common Securities: Lexington Realty Trust Preferred Securities: Merrill Lynch International; Bear, Stearns & Co. Inc.; and Kodiak Warehouse JPM LLC

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
LXP CHICAGO LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
LXP GP, LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
LXP HUMBLE GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
LXP I L.P.	DE	Limited Partnership	GP: LXP I Trust (1%) LP: Lepercq Corporate Income Fund L.P. (99%)
LXP I TRUST	DE	Statutory Trust	Lexington Realty Trust
LXP II INC.	DE	Corporation	Lexington Realty Trust
LXP II L.P.	DE	Limited Partnership	GP: LXP II, Inc. (1%) LP: Lepercq Corporate Income Fund II L.P. (99%)
LXP ISS MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
LXP LIMITED L.P.	DE	Limited Partnership	GP: LXP Limited GP LLC (0%) LP: Lexington Realty Trust (100%)
LXP LIMITED GP LLC	DE	Limited Liability Company	Lexington Realty Trust
LXP TEXAS HOLDINGS MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
MLP MANAGER CORP.	DE	Corporation	Lexington Realty Trust
MLP UNIT PLEDGE L.P.	DE	Limited Partnership	GP: MLP Unit Pledge GP LLC (0%) LP: Newkirk MLP Unit LLC (100%)	Guarantor
MLP UNIT PLEDGE GP LLC	DE	Limited Liability Company	Newkirk MLP Unit LLC (100%)	Guarantor
NACIV MANAGER LLC	CT	Limited Liability Company	Newkirk GP LLC
NET 1 HENDERSON LLC	NC	Limited Liability Company	Lexington Realty Trust	Property Subsidiary/Guarantor
NET 1 PHOENIX L.L.C.	AZ	Limited Liability Company	Lexington Realty Trust	Property Subsidiary/Guarantor
NET 2 COX LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Property Subsidiary/Guarantor
NET 2 HAMPTON LLC	DE	Limited Liability Company	Lexington Realty Trust	Property Subsidiary/Guarantor
NET LEASE STRATEGIC ASSETS FUND L.P.	DE	Limited Partnership	GP - LMLP GP LLC (0%) LP - Lepercq Corporate Income Fund L.P. (2%) LP - Lexington Realty Trust (98%)	Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
NEWKIRK ALTENN GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK ALTENN L.P.	DE	Limited Partnership	GP - Newkirk Altenn GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK ASSET MANAGEMENT LLC	DE	Limited Liability Company	Newkirk Capital LLC
NEWKIRK AVREM GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK AVREM L.P.	DE	Limited Partnership	GP - Newkirk Avrem GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK BASOT GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK BASOT L.P.	DE	Limited Partnership	GP - Newkirk Basot GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK BLUFF GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
NEWKIRK BLUFF L.P.	DE	Limited Partnership	GP: Newkirk Bluff GP LLC (1%) LP: Net Lease Strategic Assets Fund L.P. (99%)	Property Subsidiary/Guarantor
NEWKIRK CALCRAF GP LLC	DE	Limited Liability Company	Lex GP Holding LLC
NEWKIRK CALCRAF L.P.	DE	Limited Partnership	GP - Newkirk Calcraf GP LLC (1%) LP - Lexington Realty Trust (99%)
NEWKIRK CAPITAL LLC	DE	Limited Liability Company	Lexington Realty Trust (50.01%) Newkirk Finco LLC (49.99%)
NEWKIRK CAROLION GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK CAROLION L.P.	DE	Limited Partnership	GP - Newkirk Carolion GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK CLIFMAR GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK CLIFMAR L.P.	DE	Limited Partnership	GP - Newkirk Clifmar GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK CROYDON GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
NEWKIRK CROYDON L.P.	DE	Limited Partnership	GP: Newkirk Croydon GP LLC (1%) LP: Net Lease Strategic Assets Fund L.P. (99%)	Property Subsidiary/Guarantor
NEWKIRK DALHILL GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK DALHILL L.P.	DE	Limited Partnership	GP - Newkirk Dalhill GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
NEWKIRK DENPORT GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK DENPORT L.P.	DE	Limited Partnership	GP - Newkirk Denport GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK ELPORT GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
NEWKIRK ELPORT L.P.	DE	Limited Partnership	GP: Newkirk Elport GP LLC (1%) LP: Net Lease Strategic Assets Fund L.P. (99%)	Property Subsidiary/Guarantor
NEWKIRK ELWAY GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK ELWAY L.P.	DE	Limited Partnership	GP - Newkirk Elway GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK GERSANT GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK GERSANT L.P.	DE	Limited Partnership	GP - Newkirk Gersant GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK GP LLC	DE	Limited Liability Company	Lexington Realty Trust (Member) Newkirk RE Associates LLC(Manager)
NEWKIRK JACWAY GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK JACWAY L.P.	DE	Limited Partnership	GP - Newkirk Jacway GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK JLE WAY L.P.	DE	Limited Partnership	GP - Newkirk JLE Way GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK JLE WAY GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK JOHAB GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK JOHAB L.P.	DE	Limited Partnership	GP - Newkirk Johab GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK LANMAR GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK LANMAR L.P.	DE	Limited Partnership	GP - Newkirk Lanmar GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK LIROC GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK LIROC L.P.	DE	Limited Partnership	GP - Newkirk Liroc GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK MARBAX GP LLC	DE	Limited Liability Company	Lex GP Holding LLC
NEWKIRK MARBAX L.P.	DE	Limited Partnership	GP - Newkirk Marbax GP LLC (1%) LP - Lexington Realty Trust (99%)

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
NEWKIRK MARTALL L.P.	DE	Limited Partnership	GP: Newkirk Martall GP LLC (1%) LP: Lexington Realty Trust (99%)
NEWKIRK MARTALL GP LLC	DE	Limited Liability Company	Lex GP Holding LLC
NEWKIRK MLP UNIT LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
NEWKIRK ORPER GP LLC	DE	Limited Liability Company	Lex GP Holding LLC
NEWKIRK ORPER L.P.	DE	Limited Partnership	GP - Newkirk Orper GP LLC (1%) LP - Lexington Realty Trust (99%)
NEWKIRK SABLEMART GP LLC	DE	Limited Liability Company	Lex GP Holding LLC
NEWKIRK SABLEMART L.P.	DE	Limited Partnership	GP - Newkirk Sablemart GP LLC (1%) LP - Lexington Realty Trust (99%)
NEWKIRK SALISTOWN GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK SALISTOWN L.P.	DE	Limited Partnership	GP - Newkirk Salistown GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK SEGUINE GP LLC	DE	Limited Liability Company	Lex GP Holding LLC
NEWKIRK SEGUINE L.P.	DE	Limited Partnership	GP - Newkirk Seguine GP LLC (1%) LP - Lexington Realty Trust (99%)
NEWKIRK SKOOB GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK SKOOB L.P.	DE	Limited Partnership	GP - Newkirk Skoob GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK SPOKMONT GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK SPOKMONT L.P.	DE	Limited Partnership	GP - Newkirk Spokmont GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK STATMONT GP LLC	DE	Limited Liability Company	Lex GP Holding LLC
NEWKIRK STATMONT L.P.	DE	Limited Partnership	GP - Newkirk Statmont GP LLC (1%) LP - Lexington Realty Trust (99%)
NEWKIRK SUNWAY GP LLC	DE	Limited Liability Company	Lex GP Holding LLC
NEWKIRK SUNWAY L.P.	DE	Limited Partnership	GP - Newkirk Sunway GP LLC (1%) LP - Lexington Realty Trust (99%)
NEWKIRK SUPERWEST GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
NEWKIRK SUPERWEST L.P.	DE	Limited Partnership	GP - Newkirk Superwest GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK SYRCAR GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
NEWKIRK SYRCAR L.P.	DE	Limited Partnership	GP - Newkirk Syrcar GP LLC (1%) LP - Net Lease Strategic Assets Fund L.P. (99%)	Property Subsidiary/Guarantor
NEWKIRK WALANDO GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK WALANDO L.P.	DE	Limited Partnership	GP - Newkirk Walando GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NEWKIRK WASHTEX GP LLC	DE	Limited Liability Company	Lex GP Holding LLC	Guarantor
NEWKIRK WASHTEX L.P.	DE	Limited Partnership	GP - Newkirk Washtex GP LLC (1%) LP - Lexington Realty Trust (99%)	Property Subsidiary/Guarantor
NK-850/950 CORPORETUM PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holding LLC (99%) NK-850/950 Corporetum Property Manager LLC (1%)
NK-850/950 CORPORETUM PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holding LLC
NK-BRIDGEWATER PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holding LLC (99%) NK-Bridgewater Property Manager LLC (1%)
NK-BRIDGEWATER PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holding LLC
NK-CINN HAMILTON PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holding LLC (99%) NK-Cinn Hamilton Property Manager LLC (1%)	Property Subsidiary/Guarantor
NK-CINN HAMILTON PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holding LLC	Guarantor
NK-GLENWILLOW PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holding LLC (99%) NK-Glenwillow Property Manager LLC (1%)
NK-GLENWILLOW PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holding LLC
NK-HOLDING LLC	DE	Limited Liability Company	Lexington Realty Trust
NK-LOMBARD GL PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (99%) NK-Lombard GL Property Manager LLC (1%)
NK-LOMBARD GL PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (100%)
NK-LOMBARD STREET MANAGER LLC	DE	Limited Liability Company	Lex-Property Holdings LLC

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
NK-LUMBERTON PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (99%) NK-Lumberton Property Manager LLC (1%)	Property Subsidiary/Guarantor
NK-LUMBERTON PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (100%)	Guarantor
NK-MCDONOUGH PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (99%) NK-McDonough Property Manager LLC (1%)
NK-MCDONOUGH PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holdings LLC
NK-ODW/COLUMBUS PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (99%) NK-ODW/Columbus Property Manager LLC (1%)	Property Subsidiary/Guarantor
NK-ODW/COLUMBUS PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holdings LLC	Guarantor
NK-REMAINDER INTEREST LLC	DE	Limited Liability Company	Lexington Realty Trust
NK-ROCKAWAY PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (99%) NK-Rockaway Property Manager LLC (1%)
NK-ROCKAWAY PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holdings LLC
NK-ROCKFORD PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (99%) NK-Rockford Property Manager LLC (1%)
NK-ROCKFORD PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holding LLC
NK-STATESVILLE PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holding LLC (99%) NK-Statesville Property Manager LLC (1%)
NK-STATESVILLE PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holding LLC
NK-TCC PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holding LLC (99%) NK-TCC Property Manager LLC (1%)
NK-TCC PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holding LLC
NLSAF BHIC GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
NLSAF BHIT GP LLC	DE	Limited Partnership	Net Lease Strategic Assets Fund L.P.
NLSAF FRANKLIN GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
NLSAF FRANKLIN L.P.	DE	Limited Partnership	GP - NLSAF Franklin GP LLC (0%) LP - Net Lease Strategic Assets Fund L.P. (100%)
NLSAF FT. COLLINS GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
NLSAF FT. COLLINS L.P.	DE	Limited Partnership	GP - NLSAF Ft. Collins GP LLC (0%) LP - Net Lease Strategic Assets Fund L.P. (100%)
NLSAF JACKSONVILLE GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
NLSAF JACKSONVILLE L.P.	DE	Limited Partnership	GP - NLSAF Jacksonville GP LLC (0%) LP - Net Lease Strategic Assets Fund L.P. (100%)	Property Subsidiary/Guarantor
NLSAF MARSHALL GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
NLSAF MARSHALL L.P.	DE	Limited Partnership	GP - NLSAF Marshall GP LLC (0%) LP - Net Lease Strategic Assets Fund L.P. (100%)	Property Subsidiary/Guarantor
NLSAF MCDONOUGH L.P.	DE	Limited Partnership	GP: NLSAF McDonough Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P.	Guarantor
NLSAF MCDONOUGH MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Property Subsidiary/Guarantor
NLSAF TAMPA GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.	Guarantor
NLSAF TAMPA L.P.	DE	Limited Partnership	GP - NLSAF Tampa GP LLC (0%) LP - Net Lease Strategic Assets Fund L.P. (100%)	Property Subsidiary/Guarantor
ONE WOODSTOCK ASSOCIATES LIMITED PARTNERSHIP	MA	Limited Partnership	GP - Linnaeus-Hampshire Realty Limited Partnership (1%) LP - Newkirk MLP Unit LLC (57.7%) LP - Unaffiliated Third Parties (41.3%)
PHOENIX HOTEL ASSOCIATES LIMITED PARTNERSHIP	AZ	Limited Partnership	GP: Lepercq Corporate Income Fund II L.P. (1%) LP: Lepercq Corporate Income Fund L.P. (99%)	Guarantor
RAZAR MANAGER LLC	CT	Limited Liability Company	Newkirk GP LLC
REHAB HUMBLE LESSEE L.P.	DE	Limited Partnership	GP: LXP Humble GP LLC (0%) LP: Lexington Realty Trust (15%) LP: Sedco (85%)
SALISKIRK LLC	CT	Limited Liability Company	NK-Remainder Interest LLC

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
SANZAR MANAGER LLC	CT	Limited Liability Company	Newkirk GP LLC
SAVANNAH WATERFRONT HOTEL LLC	GA	Limited Liability Company	Lepercq Corporate Income Fund L.P.	Property Subsidiary/Guarantor
SIX PENN CENTER ASSOCIATES	PA	General Partnership	GP: Six Penn Center L.P. (87.5%) LP: Six Penn Investors, L.P. (12.5%)
SIX PENN CENTER L.P.	DE	Limited Partnership	GP: Lexington Six Penn LLC (0%) LP: Lexington Philadelphia Trust (92%) LP: Pitcarin Six Penn, L.P. (8%)
SKIKID LLC	DE	Limited Liability Company	Newkirk GP LLC
SKOOBKIRK LLC	CT	Limited Liability Company	NK-Remainder Interest LLC
SMEG CHICAGO L.P.	DE	Limited Partnership	GP: Xel Chicago GP LLC (0%) LP:
SPOKMONT LLC	AL	Limited Liability Company	Newkirk Spokmont L.P.
STATESIDE LIFE LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund II L.P.
SUE LLC	DE	Limited Liability Company	Newkirk GP LLC
TABKIRK LLC	CT	Limited Liability Company	NK-Remainder Interest LLC
TEXAN CHRISTENSEN LIMITED PARTNERSHIP	DE	Limited Partnership	GP: NLSAF BHIC GP LLC (0.5%) LP: Net Lease Strategic Assets Fund L.P. (99.5%)
TEXAN PETROLITE LIMITED PARTNERSHIP	DE	Limited Partnership	GP: Lexington BHI Trust (0.5%) LP: Lexington Realty Trust (99.5%)
TEXAN TRAINING LIMITED PARTNERSHIP	DE	Limited Partnership	GP: NLSAF BHIT GP LLC (0.5%) LP: Net Lease Strategic Assets Fund L.P. (99.5%)
TEXAN WESTERN LIMITED PARTNERSHIP	DE	Limited Partnership	GP: Lex-Property Holdings LLC (0.5%) LP: Lexington Realty Trust (99.5%)
TRIPLE NET INVESTMENT COMPANY LLC	DE	Limited Liability Company	Lexington Realty Trust	Guarantor
TRIPLE NET INVESTMENT L.P.	DE	Limited Partnership	GP: Triple Net Investment Company LLC (0%) LP: Lexington Realty Trust (100%)
UNION HILLS ASSOCIATES	AZ	General Partnership	Lepercq Corporate Income Fund L.P. (99%) Union Hills Associates II (1%)
UNION HILLS ASSOCIATES II	AZ	General Partnership	Lepercq Corporate Income Fund L.P. (99%) Lexington Realty Trust (1%)

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
VETERAN HEALTH PARTNERS LLC	NC	Limited Liability Company	Sundt Construction, Inc. Lexington Realty Trust Meadows & Ohly, LLC
WAYLAND ASSOCIATES LLC	NY	Limited Liability Company	Skikid LLC
XEL AURORA LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL CHICAGO GP LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL CHICAGO MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL CHICAGO L.P.	DE	Limited Partnership	GP: Xel Chicago Manager LLC (0%) LP: Lexington Realty Trust (100%)
XEL FLORENCE GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.	Guarantor
XEL FLORENCE L.P.	DE	Limited Partnership	GP: Xel Florence GP LLC (0%) LP: Lexington Realty Advisors, Inc. (100%)	Property Subsidiary/Guarantor
XEL FW LAND GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
XEL FW LAND L.P.	DE	Limited Partnership	GP: Xel FW Land GP LLC (0%) LP: Lexington Realty Trust (100%)
XEL GREENCROSS LENDER GP LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL GREENCROSS LENDER L.P.	DE	Limited Partnership	GP: Xel GreenCross Lender GP LLC (0%) LP: Lexington Realty Trust
XEL HOMESTEAD LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL HUNTINGTON LENDER LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL JESSUP LENDER LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL KENNEWICK GP LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL KENNEWICK L.P.	DE	Limited Partnership	GP: Xel Kennewick GP LLC (0%) LP: Lexington Realty Trust (100%)
XEL KNOXVILLE, LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P.
XEL MERIDIAN GP LLC	DE	Limited Liability Company	Lexington Realty Trust

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)	Loan Party
XEL MERIDIAN L.P.	DE	Limited Partnership	GP: Xel Meridian GP LLC (0%) LP: Lexington Realty Trust (100%)
XEL NORWALK GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc.
XEL NORWALK L.P.	DE	Limited Partnership	GP: Xel Norwalk GP LLC LP: Lexington Realty Advisors, Inc.
XEL OXFORD GP LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL OXFORD L.P.	DE	Limited Partnership	GP: Xel Oxford GP LLC (0%) LP: Lexington Realty Trust (100%)
XEL RANTOUL LENDER LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL SAN DIEGO GP LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL SAN DIEGO L.P.	DE	Limited Partnership	GP: Xel San Diego GP LLC (0%) LP: Lexington Realty Trust (100%)
XEL SHREVEPORT LENDER LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL ST. JOSEPH LENDER LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL ST. PETERSBURG LLC	DE	Limited Liability Company	Lexington Realty Trust
XEL LENDER LLC	DE	Limited Liability Company	Lexington Realty Trust

Schedule 6.1.(f) Title to Properties; Liens

Part I

Fee, ground lease, estate for years or remainderman interests:

10 John St.	Clinton	CT
1640 Parker Way	Opelika	AL
2415 US Hwy. 78 East	Moody	AL
12209 West Markham St.	Little Rock	AR
5201 West Barraque St.	Pine Bluff	AR
13430 North Black Canyon Fwy.	Phoenix	AZ
1440 E 15th Street	Tucson	AZ
19019 North 59th Ave.	Glendale	AZ
2005 East Technology Cir.	Tempe	AZ
2211 South 47th St.	Phoenix	AZ
3030 North 3rd Street	Phoenix	AZ
8555 South River Pkwy.	Tempe	AZ
12080 Carmel Mountain Rd.	San Diego	CA
255 Northgate Dr.	Manteca	CA
26210 and 26220 Enterprise Court	Lake Forest	CA
2706 Media Center Dr.	Los Angeles	CA
275 South Valencia Ave.	Brea	CA
3333 Coyote Hill Rd.	Palo Alto	CA
1110 Bayfield Dr.	Colorado Springs	CO
1315 West Century Dr.	Louisville	CO
3940 South Teller St.	Lakewood	CO
9201 East Dry Creek Rd.	Centennial	CO
100 Barnes Rd.	Wallingford	CT
200 Executive Blvd. South	Southington	CT
10340 U.S. 19	Port Richey	FL
10419 North 30th St.	Tampa	FL
109 Stevens St.	Jacksonville	FL
12600 Gateway Blvd.	Fort Myers	FL
2455 Premier Dr.	Orlando	FL
3102 Queen Palm Dr.	Tampa	FL
4200 Northcorp Pkway	Palm Beach Gardens	FL
4400 Northcorp Pkwy.	Palm Beach Gardens	FL
550 Business Center Dr.	Lake Mary	FL
5600 Broken Sound Blvd.	Boca Raton	FL
600 Business Center Dr.	Lake Mary	FL
6277 Sea Harbor Dr.	Orlando	FL
9200 South Park Center Loop	Orlando	FL
Sandlake Rd./Kirkman Rd.	Orlando	FL
1066 Main St.	Forest Park	GA
1420 Greenwood Rd.	McDonough	GA
1698 Mountain Industrial Blvd.	Stone Mountain	GA

201 West Main St.	Cumming	GA
2223 North Druid Hills Rd.	Atlanta	GA
2500 Patrick Henry Pkwy.	McDonough	GA
278 Norman Drive	Valdosta	GA
3500 North Loop Rd.	McDonough	GA
359 Gateway Dr.	Lavonia	GA
4545 Chamblee - Dunwoody Rd.	Chamblee	GA
6303 Barfield Rd.	Atlanta	GA
825 Southway Dr.	Jonesboro	GA
859 Mount Vernon Hwy.	Atlanta	GA
956 Ponce de Leon Ave.	Atlanta	GA
King St./1032 Fort St. Mall	Honolulu	HI
3600 Army Post Rd.	Des Moines	IA
7500 Chavenelle Rd.	Dubuque	IA
3265 East Goldstone Dr.	Meridian	ID
101 East Erie St.	Chicago	IL
1150 West Carl Sandburg Dr.	Galesburg	IL
3686 South Central Ave.	Rockford	IL
749 Southrock Dr.	Rockford	IL
850-950 Warrenville Rd.	Lisle	IL
10300 Kincaid Dr.	Fishers	IN
10475 Crosspoint Blvd.	Indianapolis	IN
2935 Van Vactor Dr.	Plymouth	IN
500 Jackson St.	Columbus	IN
5104 North Franklin Rd.	Lawrence	IN
5757 Decatur Blvd.	Indianapolis	IN
11201 Renner Blvd.	Lenexa	KS
5200 Metcalf Ave.	Overland Park	KS
9601 Renner Blvd.	Lenexa	KS
10000 Business Blvd.	Dry Ridge	KY
1901 Ragu Dr.	Owensboro	KY
2300 Litton Ln.	Hebron	KY
301 Bill Bryan Rd.	Hopkinsville	KY
4010 Airpark Dr.	Owensboro	KY
730 North Black Branch Rd.	Elizabethtown	KY
750 North Black Branch Rd.	Elizabethtown	KY
4455 American Way	Baton Rouge	LA
5001 Greenwood Rd.	Shreveport	LA
5417 Campus Drive	Shreveport	LA
147 Milk St.	Boston	MA
33 Commercial St.	Foxboro	MA
70 Mechanic St.	Foxboro	MA
100 Light St.	Baltimore	MD
113 Wells St.	North Berwick	ME
First Park Dr.	Oakland	ME
12000 & 12025 Tech Center Dr.	Livonia	MI
1601 Pratt Ave.	Marshall	MI

26555 Northwestern Hwy.	Southfield	MI
37101 Corporate Dr.	Farmington Hills	MI
43955 Plymouth Oaks Blvd.	Plymouth	MI
6938 Elm Valley Dr.	Kalamazoo	MI
7111 Crabb Rd.	Temperance	MI
904 Industrial Rd.	Marshall	MI
1700 47th Ave North	Minneapolis	MN
3165 McKelvey Rd.	Bridgeton	MO
3902 Gene Field Rd	St. Joseph	MO
9201 Stateline Rd.	Kansas City	MO
3943 Denny Ave.	Pascagoula	MS
459 Wingo Road	Byhalia	MS
7670 Hacks Cross Rd.	Olive Branch	MS
24th St. West & St. John's Ave.	Billings	MT
1133 Poplar Creek Rd.	Henderson	NC
200 Lucent Ln.	Cary	NC
2203 Sherrill Dr.	Statesville	NC
250 Swathmore Ave.	High Point	NC
2880 Kenny Biggs Rd.	Lumberton	NC
291 Talbert Blvd.	Lexington	NC
324 Industrial Park Rd.	Franklin	NC
671 Washburn Switch Rd.	Shelby	NC
835 Julian Ave.	Thomasville	NC
US 221 & Hospital Rd.	Jefferson	NC
11707 Miracle Hills Dr.	Omaha	NE
121 Technology Dr.	Durham	NH
1415 Wyckoff Rd.	Wall	NJ
29 South Jefferson Rd.	Whippany	NJ
333 Mt. Hope Ave.	Rockaway	NJ
700 US Hwy. Route 202-206	Bridgewater	NJ
6226 West Sahara Ave.	Las Vegas	NV
130 Midland Ave.	Port Chester	NY
180 South Clinton St.	Rochester	NY
21082 Pioneer Plaza Dr.	Watertown	NY
736 Addison Rd.	Erwin	NY
10345 Philipp Pkwy.	Streetsboro	OH
10590 Hamilton Ave.	Cincinnati	OH
1084 East Second St.	Franklin	OH
1650-1654 Williams Rd.	Columbus	OH
191 Arrowhead Dr.	Hebron	OH
200 Arrowhead Dr.	Hebron	OH
2000 Eastman Dr.	Milford	OH
2221 Schrock Road	Columbus	OH
351 Chamber Drive	Chillicothe	OH
4831 Whipple Ave., Northwest	Canton	OH
500 Olde Worthington Rd.	Westerville	OH
5350 Leavitt Rd.	Lorain	OH

5500 New Albany Road	Columbus	OH
7005 Cochran Rd.	Glenwillow	OH
11411 North Kelly Ave.	Oklahoma City	OK
6910 South Memorial Hwy.	Tulsa	OK
N.E.C. 45th St./Lee Blvd.	Lawton	OK
12535 Southeast 82nd Ave.	Clackamas	OR
1700 Millrace Drive	Eugene	OR
2999 Southwest 6th St.	Redmond	OR
1701 Market St.	Philadelphia	PA
25 Lakeview Drive	Jessup	PA
250 Rittenhouse Cir.	Bristol	PA
2550 Interstate Dr.	Harrisburg	PA
265 Lehigh Street	Allentown	PA
275 Technology Dr.	Canonsburg	PA
101 Michelin Dr.	Laurens	SC
1362 Celebration Blvd.	Florence	SC
1460 Tobias Gadsen Blvd.	Charleston	SC
2210 Enterprise Dr.	Florence	SC
333 Three D Systems Circle	Rock Hill	SC
3476 Stateview Blvd.	Fort Mill	SC
3480 Stateview Blvd.	Fort Mill	SC
399 Peachwood Centre Dr.	Spartanburg	SC
400 East Stone Ave.	Greenville	SC
50 Tyger River Dr.	Duncan	SC
590 Ecology Ln.	Chester	SC
S. Carolina 52/52 Bypass	Moncks Corner	SC
104 & 110 South Front St.	Memphis	TN
1053 Mineral Springs Rd.	Paris	TN
120 Southeast Pkwy. Dr.	Franklin	TN
1409 Centerpoint Blvd.	Knoxville	TN
1600 East 23rd St.	Chattanooga	TN
207 Mockingbird Ln.	Johnson City	TN
2401 Cherahala Blvd.	Knoxville	TN
3350 Miac Cove Rd.	Memphis	TN
3456 Meyers Ave.	Memphis	TN
3820 Micro Dr.	Millington	TN
3965 Airways Blvd.	Memphis	TN
420 Riverport Rd.	Kingsport	TN
477 Distribution Pkwy.	Collierville	TN
6050 Dana Way	Antioch	TN
900 Industrial Blvd.	Crossville	TN
10001 Richmond Ave.	Houston	TX
11511 Luna Rd.	Farmers Branch	TX
1200 Jupiter Rd.	Garland	TX
1311 Broadfield Blvd.	Houston	TX
13930 Pike Road	Missouri City	TX
1401 & 1501 Nolan Ryan Pkwy.	Arlington	TX

1600 Eberhardt Rd.	Temple	TX
1610 South Westmoreland Ave.	Dallas	TX
16676 Northchase Dr.	Houston	TX
17191 St. Luke's Way	The Woodlands	TX
19500 Bulverde Rd.	San Antonio	TX
2050 Roanoke Rd.	Westlake	TX
2425 Hwy. 77 North	Waxahachie	TX
2529 West Thorne Dr.	Houston	TX
25500 State Hwy. 249	Tomball	TX
3711 San Gabriel	Mission	TX
4001 International Pkwy.	Carrollton	TX
4201 Marsh Ln.	Carrollton	TX
4811 Wesley St.	Greenville	TX
601 & 701 Experian Pkwy.	Allen	TX
6200 Northwest Pkwy.	San Antonio	TX
6555 Sierra Dr.	Irving	TX
810 Gears Rd.	Houston	TX
820 Gears Rd.	Houston	TX
8900 Freeport Pkwy.	Irving	TX
100 East Shore Dr.	Glen Allen	VA
120 East Shore Dr.	Glen Allen	VA
13651 McLearen Rd.	Herndon	VA
13775 McLearen Rd.	Herndon	VA
140 East Shore Dr.	Glen Allen	VA
2800 Waterford Lake Dr.	Midlothian	VA
291 Park Center Dr.	Winchester	VA
3211 West Beverly St.	Staunton	VA
400 Butler Farm Rd.	Hampton	VA
421 Butler Farm Rd.	Hampton	VA
1400 Northeast McWilliams Rd.	Bremerton	WA
1700 State Route 160	Port Orchard	WA
18601 Alderwood Mall Blvd.	Lynnwood	WA
22011 Southeast 51st St.	Issaquah	WA
5150 220th Ave.	Issaquah	WA
9803 Edmonds Way	Edmonds	WA
2424 Alpine Rd.	Eau Claire	WI
500 Kinetic Drive	Huntington	WV
97 Seneca Trail	Fairlea	WV

Leased property:

One Penn Plaza, Suite 4015	New York	NY
12400 Coit Road, Suite 970	Dallas	TX

Part II

Liens related to the Secured Indebtedness set forth on Schedule 6.1.(g) below, which Schedule 6.1.(g) is incorporated into this Part II of this Schedule 6.1.(f).

Schedule 6.1.(g) Indebtedness and Guaranties

(i)

Secured Debt:
Property	Footnotes	Debt Balance ($000)
Foxboro, MA		2,578
Colorado Springs, CO		10,252
Tempe, AZ		12,211
Brea, CA		73,445
Atlanta, GA		40,639
Irving, TX		36,691
Houston, TX		15,849
Southington, CT		12,317
Indianapolis, IN		8,686
Fort Myers, FL		8,595
Phoenix, AZ		16,811
Knoxville, TN		4,560
Foxboro, MA		5,719
Moody, AL		6,518
Arlington, TX		19,808
Redmond, OR		8,743
Fort Mill, SC		18,745
Philadelphia, PA	(a)	44,885
Fishers, IN		10,870
Columbus, IN		25,831
Las Vegas, NV		31,428
Memphis, TN		46,253
Columbus, IN		586
Las Vegas, NV		713
Memphis, TN		1,049
Issaquah, WA		31,028
Canonsburg, PA		9,087
Chicago, IL		29,583
Greenville, SC		9,000
Carrollton, TX		12,642
Herndon, VA		10,928
Franklin, NC		552
Kalamazoo, MI		16,485
Glen Allen, VA		18,940
Houston, TX		15,218
Rockaway, NJ		14,900
Houston, TX		11,893
Indianapolis, IN		11,817
San Antonio, TX		11,740
Suwanee, GA		10,964
Los Angeles, CA		10,298
Richmond, VA		9,538

Harrisburg, PA	8,221
Knoxville, TN	7,013
McDonough, GA	11,887
Mission, TX	5,702
Carrollton, TX	19,393
Elizabethtown, KY	14,152
Hopkinsville, KY	8,301
Dry Ridge, KY	4,335
Owensboro, KY	3,787
Elizabethtown, KY	2,675
Houston, TX	35,811
Houston, TX	4,076
Temple, TX	8,628
Bridgewater, NJ	14,476
Omaha, NE	8,113
Bremerton, WA	6,489
Tempe, AZ	7,662
Byhalia, MS	15,000
Lisle, IL	9,910
Farmers Branch, TX	18,459
Rochester, NY	17,813
Statesville, NC	13,360
Rockford, IL	6,538
Glenwillow, OH	16,093
Plymouth, IN	6,147
Tomball, TX	9,464
Memphis, TN	3,742
Huntington, WV	6,500
Orlando, FL	9,865
Dubuque, IA	9,725
Shreveport, LA	19,000
McDonough, GA	23,000
Lorain, OH	1,225
Manteca, CA	866
Watertown, NY	814
Lewisburg, WV	572
San Diego, CA	552
Galesburg, IL	486
Erwin, NY	9,082
Boston, MA	12,975
North Berwick, ME	8,677
Overland Park, KS	35,829
Kansas City, MO	17,087
Meridian, ID	10,553
Streetsboro, OH	18,497
The Woodlands, TX	7,445
Lenexa, KS	10,594

Boca Raton, FL		20,317
Oakland, ME		9,446
Lavonia, GA		8,549
Wall, NJ		23,706
Charleston, SC		7,350
Whippany, NJ		14,977
Baltimore, MD		55,000
Palo Alto, CA		59,409
Chester, SC		10,582
Farmington Hills, MI		17,639
Term Loan	(b)	255,000
Credit Facility	(b)	—

Unsecured:
Convertible Notes	(c)(d)	83,896
Trust Preferred Notes		129,120

Footnotes
(a) The Trust has an 80.5% interest in this property.
(b) Security released upon the Effective Date.
(c) Holders have the right to redeem the notes on 01/15/17, 01/15/20 and 01/15/25. Guaranteed by Guarantors.
(d) Represents full payable of notes, discount of $5,769 excluded from balance.

In addition, from time to time, the Borrowers, Guarantors and/or Subsidiaries, individually or jointly, have and may guaranty, on an unsecured basis, certain tenant improvement or leasing commission obligations to tenants and/or mortgage lenders.

(ii)

Since January 1, 2013 to the Effective Date, the Borrowers estimate that the Trust and its Subsidiaries have incurred $40,000,000.00 of Secured Indebtedness under the Existing Credit Agreement and $40,000,000.00 of other Secured Indebtedness that is Nonrecourse Indebtedness.

Schedule 6.1.(h) Material Contracts

Articles of Merger and Amended and Restated Declaration of Trust of the Trust, dated December 31, 2006
Articles Supplementary Relating to the 7.55% Series D Cumulative Redeemable Preferred Stock, par value $.0001 per share
Amended and Restated By-laws of the Trust
First Amendment to Amended and Restated By-laws of the Trust
Fifth Amended and Restated Agreement of Limited Partnership of LCIF, dated as of December 31, 1996, as supplemented
Amendment No. 1 to the LCIF Partnership Agreement dated as of December 31, 2000
First Amendment to the LCIF Partnership Agreement effective as of June 19, 2003
Second Amendment to the LCIF Partnership Agreement effective as of June 30, 2003
Third Amendment to the LCIF Partnership Agreement effective as of December 31, 2003
Fourth Amendment to the LCIF Partnership Agreement effective as of October 28, 2004
Fifth Amendment to the LCIF Partnership Agreement effective as of December 8, 2004
Sixth Amendment to the LCIF Partnership Agreement effective as of June 30, 2003
Seventh Amendment to the LCIF Partnership Agreement
Eighth Amendment to the LCIF Partnership Agreement effective as of March 26, 2009
Second Amended and Restated Agreement of Limited Partnership of LCIF II
First Amendment to the LCIF II Partnership Agreement effective as of June 19, 2003
Second Amendment to the LCIF II Partnership Agreement effective as of June 30, 2003
Third Amendment to the LCIF II Partnership Agreement effective as of December 8, 2004
Fourth Amendment to the LCIF II Partnership Agreement effective as of January 3, 2005
Fifth Amendment to the LCIF II Partnership Agreement effective as of July 23, 2006
Sixth Amendment to the LCIF II Partnership Agreement effective as of December 20, 2006
Seventh Amendment to the LCIF II Partnership Agreement effective as of March 26, 2009
Indenture, dated as of January 29, 2007, among the Trust, the other guarantors named therein and U.S. Bank National Association, as trustee
Amended and Restated Trust Agreement, dated March 21, 2007, among the Trust, The Bank of New York Trust Company, National Association, The Bank of New York (Delaware), the Administrative Trustees (as named therein) and the several holders of the Preferred Securities from time to time

Junior Subordinated Indenture, dated as of March 21, 2007, between the Trust and The Bank of New York Trust Company, National Association
Fourth Supplemental Indenture, dated as of December 31, 2008, among the Trust, the other guarantors named therein and U.S. Bank National Association, as trustee
Fifth Supplemental Indenture, dated as of June 9, 2009, among the Trust, the other guarantors named therein and U.S. Bank National Association, as trustee
Sixth Supplemental Indenture, dated as of January 26, 2010 among the Trust, the guarantors named therein and U.S. Bank National Association, as trustee
Seventh Supplemental Indenture, dated as of September 28, 2012, among the Trust, the guarantors named therein and U.S. Bank National Association, as trustee

Letter Agreement among the Trust (as successor to Newkirk Realty Trust (“Newkirk”)), Apollo Real Estate Investment Fund III, L.P., NKT Advisors LLC, Vornado Realty Trust, VNK Corp., Vornado Newkirk LLC, Vornado MLP GP LLC and WEM-Brynmawr Associates LLC

Amendment to the Letter Agreement among the Trust (as successor to Newkirk), Apollo Real Estate Investment Fund III, L.P., NKT Advisors LLC, Vornado Realty Trust, Vornado Realty L.P., VNK Corp., Vornado Newkirk LLC, Vornado MLP GP LLC, and WEM-Brynmawr Associates LLC

Funding Agreement, dated as of July 23, 2006, by and among LCIF, LCIF II and the Trust
Equity Distribution Agreement, dated as of January 11, 2013, among the Trust and the Operating Partnerships, on the one hand, and KeyBanc Capital Markets Inc., on the other hand
Equity Distribution Agreement, dated as of January 11, 2013, among the Trust and the Operating Partnerships, on the one hand, and Jefferies & Company, Inc., on the other hand
Second Amended and Restated Credit Agreement, dated as of February [*], 2013 among the Trust, LCIF and LCIF II, as borrowers, certain subsidiaries of the Trust, as guarantors, KeyBank National Association, as agent, and each of the financial institutions initially a signatory thereto

Schedule 6.1.(i) Litigation

None.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Term Loan Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Credit Agreement, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
___________________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrowers:	Lexington Realty Trust, LEPERCQ Corporate Income Fund L.P., and LEPERCQ Corporate Income Fund II L.P.

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:
Amended and Restated Term Loan Agreement dated as of February 12, 2013 among Lexington Realty Trust, LEPERCQ Corporate Income Fund L.P., and LEPERCQ Corporate Income Fund II L.P., the Lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Loans for all Lenders[7]	Amount of Loans Assigned[8]	Percentage Assigned of Loans[8]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.	Trade Date:	][9]

________________________
5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
9 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]10
[NAME OF ASSIGNOR]

By:______________________________
Name: _________________________
Title: __________________________

[NAME OF ASSIGNOR]

By:______________________________
Name: _________________________
Title: __________________________

ASSIGNEE[S]11
[NAME OF ASSIGNEE]

By:______________________________
Name: _________________________
Title: __________________________

[NAME OF ASSIGNEE]

By:______________________________
Name: _________________________
Title: __________________________

________________________
10 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and]12Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By: _________________________________
Name: _____________________________
Title: ______________________________

[Consented to:]13

[NAME OF RELEVANT PARTY]

By: _________________________________
Name: _____________________________
Title: ______________________________

________________________
12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
13 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1

[__________________]14

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Credit Agreement (subject to such consents, if any, as may be required under such definition), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the financial statements referenced in Section 6.1(k) thereof or of the most recent financial statements delivered pursuant to Section 8.1. or 8.2. thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and

________________________
14 Describe Credit Agreement at option of Administrative Agent.

(vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or portable document format (“PDF”) or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[INTENTIONALLY OMITTED]

B-1

EXHIBIT C

FORM OF NOTICE OF CONTINUATION
PRIVATE INFORMATION

____________, 20__

Wells Fargo Bank, National Association,
as Administrative Agent
608 Second Avenue South, 11th Floor
Minneapolis, Minnesota 55402-1916
Attn: Kim Perreault

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Term Loan Agreement dated as of February 12, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Lexington Realty Trust (the “Trust”), LEPERCQ Corporate Income Fund L.P. (“LCIF”), and LEPERCQ Corporate Income Fund II L.P. (“LCIFII”; collectively, with the Trust and LCIF, the “Borrowers” and each a “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.

Pursuant to Section 2.8. of the Term Loan Agreement, the Borrower Representative hereby requests a Continuation of LIBOR Loans under the Term Loan Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Term Loan Agreement:

1.	The requested date of such Continuation is ____________, 20__.

2.	The aggregate principal amount of the Loans subject to the requested Continuation is $________________________ and was originally borrowed on ____________ __, 20__ by the Borrower indicated below:

[Check one box only]	☐	Lexington Realty Trust
	☐	LEPERCQ Corporate Income Fund L.P.
	☐	LEPERCQ Corporate Income Fund II L.P.

3.	The portion of such principal amount subject to such Continuation is $__________________________.

C-1

4.	The current Interest Period for each of the Loans subject to such Continuation ends on ________________, 20__.

5.	The duration of the Interest Period for each of the Loans or portion thereof subject to such Continuation is:

[Check one box only]

☐	one month
☐	two months
☐	three months

The Borrower Representative hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, (a) no Default or Event of Default exists or will exist immediately after giving effect to such Continuation, and (b) the representations and warranties made or deemed made by the Borrowers and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

LEXINGTON REALTY TRUST, as Borrower Representative

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF NOTICE OF CONVERSION
PRIVATE INFORMATION

____________, 20__

Wells Fargo Bank, National Association,
as Administrative Agent
608 Second Avenue South, 11th Floor
Minneapolis, Minnesota 55402-1916
Attn: Kim Perreault

Ladies and Gentlemen:

Reference is made to the Amended and Restated Term Loan Agreement dated as of February 12, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Lexington Realty Trust (the “Trust”), LEPERCQ Corporate Income Fund L.P. (“LCIF”), and LEPERCQ Corporate Income Fund II L.P. (“LCIFII”; collectively, with the Trust and LCIF, the “Borrowers” and each a “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.

Pursuant to Section 2.9. of the Term Loan Agreement, the Borrower Representative hereby requests a Conversion of Loans of one Type into Loans of another Type under the Term Loan Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Term Loan Agreement:

1.	The requested date of such Conversion is ______________, 20__.

2.	The Type of Loans to be Converted pursuant hereto is currently:

[Check one box only]

☐	Base Rate Loans
☐	LIBOR Loans

3.	The aggregate principal amount of the Loans subject to the requested Conversion is $_____________________ and was originally borrowed on _______ __, 20__ by the Borrower indicated below:

[Check one box only]	☐	Lexington Realty Trust
	☐	LEPERCQ Corporate Income Fund L.P.
	☐	LEPERCQ Corporate Income Fund II L.P.

4.	The portion of such principal amount subject to such Conversion is $___________________.

5.	The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

☐	Base Rate Loans
☐	LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]

☐	one month
☐	two months
☐	three months

[The Borrower Representative hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, (a) no Default or Event of Default exists or will exist immediately after giving effect to such Conversion, and (b) the representations and warranties made or deemed made by the Borrowers and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.]1

[Signature on next page]

_________________________

1 Include this paragraph only if converting a Base Rate Loan into a LIBOR Loan.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

LEXINGTON REALTY TRUST, as Borrower Representative

By:
Name:
Title:

EXHIBIT E

FORM OF TERM NOTE

$____________________	_______ __, 20__

FOR VALUE RECEIVED, the undersigned, Lexington Realty Trust (the “Trust”), LEPERCQ Corporate Income Fund L.P. (“LCIF”), and LEPERCQ Corporate Income Fund II L.P. (“LCIFII”; collectively, with the Trust and LCIF, the “Borrowers” and each a “Borrower”) hereby unconditionally and jointly and severally promise to pay to the order of ___________________________ (the “Lender”), in care of Wells Fargo Bank, National Association, as Agent (the “Agent”), to its address at 608 Second Avenue South, 11th Floor, Minneapolis, Minnesota 55402‑1916 or at such other address as may be specified by the Agent to the Borrower, the principal sum of ___________________ AND ___/100 DOLLARS ($_____________), or such lesser amount as may be the then outstanding and unpaid balance of all Term Loans made by the Lender to the Borrowers pursuant to, and in accordance with the terms of, the Term Loan Agreement (as defined below).

Each Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Term Loan Agreement.

This Term Note is one of the “Notes” referred to in the Amended and Restated Term Loan Agreement dated as of February 12, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Borrowers, the financial institutions party thereto and their assignees under Section 12.5 thereof, the Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Term Loan Agreement. The Term Loan Agreement, among other things, (a) provides for the making of Term Loans by the Lender to the Borrowers in an aggregate amount not to exceed the Dollar amount first above mentioned, (b) permits the prepayment of the Term Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Term Loans upon the occurrence of certain specified events.

Each Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Term Note.

[This Term Note is given in replacement of the Term Note dated _____ __, 20__, in the original principal amount of $_______ previously delivered to the Lender under the Term Loan Agreement. THIS TERM NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER TERM NOTE.]1

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE (INCLUDING, FOR SUCH PURPOSE, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK).

[Signature on Next Page]

_________________________

1 Language to be included in case of an assignment or an increase of a Lender's loans under Section 2.15 of the Term Loan Agreement and need to issue a replacement note to an existing Lender, either because such Lender's Term Loan has increased or decreased from what it was initially.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Term Note under seal as of the date written above.

LEXINGTON REALTY TRUST
By:
Name:
Title:

LEPERCQ CORPORATE INCOME FUND L.P.

LEPERCQ CORPORATE INCOME FUND II L.P.

Each By: LEX GP-1 Trust, its sole general partner

By:
Name:
Title:

EXHIBIT F

FORMS OF OPINIONS OF COUNSELTO THE BORROWER AND GUARANTORS

[See attached]

F-1

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE
PRIVATE INFORMATION

Reference is made to the Amended and Restated Term Loan Agreement dated as of February 12, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Lexington Realty Trust (the “Trust”), LEPERCQ Corporate Income Fund L.P. (“LCIF”), and LEPERCQ Corporate Income Fund II L.P. (“LCIFII”; collectively, with the Trust and LCIF, the “Borrowers” and each a “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Term Loan Agreement.

Pursuant to Section 9.3 of the Term Loan Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.    (a) The undersigned has reviewed the terms of the Term Loan Agreement and has made a review of the transactions, financial condition and other affairs of the Trust and its Subsidiaries as of, and during the relevant accounting period ending on, _______________, 20__.

2.    Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish compliance with Sections 9.1., 9.2. and 9.4. of the Term Loan Agreement on the date of the financial statements for the accounting period set forth above.

3.    To the best of the undersigned's knowledge, information and belief after due inquiry, no Default or Event of Default exists [except as set forth on Attachment A hereto, which specifies such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrowers with respect to such event, condition or failure].

4.    The representations and warranties of the Borrowers and the other Loan Parties contained in the Term Loan Agreement and the other Loan Documents to which any is a party are true and correct in all material respects as of the date hereof, except to the extent that such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Term Loan Agreement or the other Loan Documents.

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of ___________, 20__.

Name:
Title:

Schedule 1

[Calculations to be Attached]

EXHIBIT H

FORM OF AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY dated as of February 12, 2013 executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended and Restated Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Lexington Realty Trust (the “Trust”), LEPERCQ Corporate Income Fund L.P. (“LCIF”), and LEPERCQ Corporate Income Fund II L.P. (“LCIFII”; collectively, with the Trust and LCIF, the “Borrowers” and each a “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders (the Administrative Agent and the Lenders, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, certain of the Guarantors are parties to that certain Guaranty in favor of the Administrative Agent dated as of January 13, 2012 (as amended and supplemented and as in effect immediately prior to the date hereof, the “Existing Guaranty”);

WHEREAS, pursuant to the Term Loan Agreement, the Lenders have agreed to make available to the Borrowers certain financial accommodations on the terms and conditions set forth in the Term Loan Agreement;

WHEREAS, each Guarantor is owned or controlled by a Borrower, or is otherwise an Affiliate of the Borrowers;

WHEREAS, the Borrowers, each Guarantor and the Subsidiaries of the Borrowers, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Lenders making such financial accommodations available to the Borrowers under the Term Loan Agreement, and, accordingly, each Guarantor is willing to guarantee the Borrowers' obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, each Guarantor's execution and delivery of this Guaranty is a condition to the Guarantied Parties' making, and continuing to make, such financial accommodations to the Borrowers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees that the Existing Guaranty is amended and restated in its entirety as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrowers or any other Loan Party to any Lender or the Administrative Agent under or in connection with the Term Loan Agreement and any other Loan Document to which any Borrower or such other Loan Party is a party, including without limitation, the repayment of all principal of the Loans and the payment of all interest, fees, charges, reasonable attorneys' fees and other amounts payable to any Lender or the Administrative Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against any Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against any Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any Borrower, any other Loan Party or any other Person; or (c) to make demand of any Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)    (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Term Loan Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Term Loan Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)    any lack of validity or enforceability of the Term Loan Agreement or any of the other Loan Documents or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)    any furnishing to the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d)    any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of any Borrower or any other Loan Party;

(e)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, any Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)    any act or failure to act by any Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against any Borrower to recover payments made under this Guaranty;

(g)    any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h)    any application of sums paid by any Borrower, any Guarantor or any other Person with respect to the liabilities of any Borrower to the Guarantied Parties, regardless of what liabilities of the Borrowers remain unpaid;

(i)    any defect, limitation or insufficiency in the borrowing powers of any Borrower or in the exercise thereof;

(j)    any defense, set off, claim or counterclaim (other than indefeasible payment and performance in full) which any at any time be available to or be asserted by any Borrower, any other Loan Party or any other Person against the Administrative Agent or any Lender;

(k)    any change in corporate existence, structure or ownership of any Borrower or any other Loan Party;

(l)    any statement, representation or warranty made or deemed made by or on behalf of any Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full), including, without limitation, suretyship defenses, all of which are hereby expressly WAIVED by each Guarantor.

Section 4. Action with Respect to Guarantied Obligations. The Guaranteed Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3. of this Guaranty and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Term Loan Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of any of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against any Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrowers with respect to or in any way relating to such Guarantor in the Term Loan Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6. Covenants. Each Guarantor will comply with all covenants with which the Borrowers are to cause such Guarantor to comply under the terms of the Term Loan Agreement or any of the other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate. If the Guarantied Parties or any of them are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including any Borrower or a trustee in bankruptcy for any Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Term Loan Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of any Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of any Borrower, such Guarantor shall be subrogated to the rights of the payee against such Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against such Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Term Loan Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding such Guarantor shall pay to the Administrative Agent and the Lenders such additional amount as will result in the receipt by the Administrative Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights each Guarantor hereby authorizes each Guarantied Party, each Affiliate of a Guarantied Party and each Participant, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, each Affiliate of a Guarantied Party or a Participant subject to receipt of the prior written consent of the Requisite Lenders, exercised in their sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, or such Participant or any Affiliate of the Administrative Agent, or such Lender to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of any Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from such Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from any Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including, without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrowers and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither of the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; VENUE.

(a)    EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN SUCH GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS, AND THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY.

(b)    EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY OTHER GUARANTIED PARTY, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL OF ITS OWN SELECTION AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 18. Loan Accounts. The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Term Loan Agreement, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of such Guarantied Obligations or otherwise, the entries in such books and accounts shall constitute prima facie evidence of amounts and other matters set forth therein. The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force and effect with respect to each Guarantor until indefeasible payment in full of the Guarantied Obligations.

Section 21. Successors and Assigns. Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor's successors and permitted assigns, upon whom this Guaranty also shall be binding. The Guarantied Parties may, in accordance with the applicable provisions of the Term Loan Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Administrative Agent and any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding any Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders, which consent may be withheld, conditioned or delayed in the Lenders' sole and exclusive discretion, except as permitted under Section 9.7. of the Term Loan Agreement, and any such assignment or other transfer to which all of the Lenders have not so consented or which is not permitted under Section 9.7. of the Term Loan Agreement shall be null and void.

Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Administrative Agent and each Guarantor, subject to Section 12.6. of the Term Loan Agreement.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at its Principal Office, not later than 2:00 p.m. prevailing Eastern time, on the date one Business Day after demand therefor.

Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at its address for notices provided for in the Term Loan Agreement, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. All such notices and other communications shall be effective: (i) if mailed, when received; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 12.14. of the Term Loan Agreement to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28. Limitation of Liability.    Neither the Administrative Agent nor any other Guarantied Party, nor any affiliate, officer, director, employee, attorney, agent or representative of the Administrative Agent or any other Guarantied Party, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents or any of the transactions contemplated by this Guaranty, the Term Loan Agreement, any of the other Loan Documents or any of the other documents, instruments and agreements evidencing any of the Guarantied Obligations. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any other Guarantied Party or any of the Administrative Agent's or any other Guarantied Party's affiliates, officers, directors, employees, attorneys, agents or representatives for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Term Loan Agreement or any of the other Term Loan Documents, or any of the transactions contemplated by thereby.

Section 29. Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 12.14. of the Term Loan Agreement.

Section 30. Counterparts. To facilitate execution, this Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 31. Right of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment, such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share of such Excess Payment. The payment obligations of any Guarantor under this Section shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been indefeasibly paid and performed in full and the Commitments have expired or terminated, and none of the Guarantors shall exercise any right or remedy under this Section against any other Guarantor until such Obligations have been indefeasibly paid and performed in full and the Commitments have expired or terminated. Subject to Section 10 of this Guaranty, this Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against any Borrower in respect of any payment of Guarantied Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall cease to be a Guarantor in accordance with the applicable provisions of the Loan Documents.

Section 32. Guaranties by Lex Phoenix L.P. and Lex Phoenix GP LLC.  The Administrative Agent acknowledges that Lex Phoenix L.P., directly, and Lex Phoenix GP LLC, indirectly as the owner of all of the partnership interest in Lex Phoenix L.P., hold title to the property known as Copperpoint Insurance in Phoenix, Arizona, for purposes of facilitating a tax deferred exchange for the Trust and that the Trust or one of its Subsidiaries is the real party in interest.  Accordingly, and notwithstanding anything to the contrary set forth herein or any other instrument executed in connection with this Guaranty by Lex Phoenix L.P. and Lex Phoenix GP LLC, the Administrative Agent agrees that it has no recourse under the Guaranty against PPNY OS Holdings LLC, in its capacity as the sole member of Lex Phoenix GP LLC, and agrees to waive any and all rights, claims, remedies, causes of action that it may have or later acquire in law, equity, contract or otherwise, to bring any action or claim against PPNY OS Holdings LLC that would result in a monetary judgment against PPNY OS Holdings LLC.  The limitation on the rights set forth in this paragraph are not intended to affect or impair any rights that the Administrative Agent may have with respect to Lex Phoenix L.P. and Lex Phoenix GP LLC, as Guarantors. The protections set forth herein are for the sole benefit of Asset Preservation, Inc., and its affiliated entities.

Section 33. Definitions. (a) For the purposes of this Guaranty:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

“Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

“Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guarantied Obligations.

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

“Ratable Share” means, for any Guarantor in respect of any payment of Guarantied Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guarantied Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guarantied Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.

(b)    Terms not otherwise defined herein are used herein with the respective meanings given them in the Term Loan Agreement.

Section 34. Effect on Existing Guaranty.

(a)    Existing Guaranty. Upon the execution of this Guaranty by the Guarantors party hereto, this Guaranty shall exclusively control and govern the mutual rights and obligations of the parties hereto with respect to the Existing Guaranty, and the Existing Guaranty shall be superseded by this Guaranty in all respects.

(b)    NO NOVATION. THE PARTIES HERETO HAVE ENTERED INTO THIS Guaranty SOLELY TO AMEND AND RESTATE THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING Guaranty. THE PARTIES DO NOT INTEND THIS Guaranty OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS Guaranty AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY ANY Guarantor UNDER OR IN CONNECTION WITH THE EXISTING Guaranty.

[Signatures on Following Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Amended and Restated Guaranty as of the date and year first written above.

[GUARANTORS]

Address for Notices for all Guarantors:

c/o Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10119
Attention:    Patrick Carroll
Telecopier:    (212) 594-6600
Telephone:    (212) 692-7215

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ____________________________
Name:__________________________
Title:___________________________

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of ____________, ____, executed and delivered by ______________________, a _____________ (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended and Restated Term Loan Agreement dated as of February 12, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Lexington Realty Trust (the “Trust”), LEPERCQ Corporate Income Fund L.P. (“LCIF”), and LEPERCQ Corporate Income Fund II L.P. (“LCIFII”; collectively, with the Trust and LCIF, the “Borrowers” and each a “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto, for its benefit and the benefit of the Lenders (the Administrative Agent and the Lenders, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Term Loan Agreement, the Lenders have agreed to make available to the Borrowers certain financial accommodations on the terms and conditions set forth in the Term Loan Agreement;

WHEREAS, the New Guarantor is owned or controlled by a Borrower, or is otherwise an Affiliate of the Borrowers;

WHEREAS, the Borrowers, the New Guarantor and the other Subsidiaries of the Borrowers, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Lenders making such financial accommodations available to the Borrowers under the Term Loan Agreement, and, accordingly, the New Guarantor is willing to guarantee the Borrowers' obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the New Guarantor's execution and delivery of this Agreement is a condition to the Lenders continuing to make such financial accommodations to the Borrowers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under the Amended and Restated Guaranty dated as of February 12, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by the Guarantors party thereto in favor of the Administrative Agent, for its benefit and the benefit of the other Guarantied Parties and assumes all obligations of a “Guarantor” thereunder, all as if the New

Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)    irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b)    makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)    consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Term Loan Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

(CORPORATE SEAL)

Address for Notices:

c/o Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10119
Attention:    Patrick Carroll
Telecopier:    (212) 594-6600
Telephone:    (212) 692-7215

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT I
FORM OF BORROWING BASE CERTIFICATE
PRIVATE INFORMATION

_____________ __, 20__

Reference is made to the Amended and Restated Term Loan Agreement dated as of February 12, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among Lexington Realty Trust (the “Trust”), LEPERCQ Corporate Income Fund L.P. (“LCIF”), and LEPERCQ Corporate Income Fund II L.P. (“LCIFII”; collectively, with the Trust and LCIF, the “Borrowers” and each a “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Term Loan Agreement.

(1)    The undersigned is the _____________________ of the Trust.

(2)    The undersigned has examined the books and records of the Trust and has conducted such other examinations and investigations as are reasonably necessary to provide this Borrowing Base Certificate.

(3)    Attached hereto as Schedule 1 are reasonably detailed calculations setting forth Net Operating Income and Value attributable to the Borrowing Base Assets under the Term Loan Agreement.

[(4)    To the best of the undersigned's knowledge, information and belief after due inquiry, no Default or Event of Default exists.]

[Signature on next page]

________________________
1 Include item number 4 if delivering this certificate in connection with delivery of a pro forma Borrowing Base Certificate under Section 7.16. of the Term Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

By:
Name:
Title:

Schedule 1

[Calculations to be Attached]

EXHIBIT J

REPRESENTATIONS AND WARRANTIES RELATING TO BORROWING BASE ASSETS

As long as the Commitments are outstanding or there remain any Obligations to be paid or performed under the Amended and Restated Term Loan Agreement or under any other Loan Document, the Borrowers represent and warrant that as to each Property that is a Borrowing Base Asset:

1.A Property Subsidiary is the sole legal and equitable owner in fee simple of the Property or a lessee under a valid Ground Lease of the Property or a holder of a valid estate for years in respect the Property, free and clear of all Liens or any ownership interest of any other Person, has full right, power and authority to own, lease or hold the Property, and all consents required to transfer ownership of, or leasehold or estate rights in, the Property to the Property Subsidiary have been obtained.

2.The Borrowers have conducted their customary due diligence and review with respect to the Property, including inspection of the Property, and such customary due diligence and review have not revealed facts that would adversely affect the value of the Property.

3.The Borrowers have complied with all applicable conditions set forth in the Amended and Restated Term Loan Agreement to the inclusion and retention of the Property in the Borrowing Base Assets Pool.

4.The Property complies with all Environmental Laws except where the failure to comply would not have a Material Adverse Effect and is free of any material structural defect.

5.The Property is located in one of the states of the United States or the District of Columbia.

6.The Property is an office, retail or industrial property, or if not, such Property has been approved by the Agent as an Eligible Unencumbered Property notwithstanding the fact that it is not an office, retail or industrial property.

7.All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Property and that have become delinquent in respect of the Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established.

8.One or more engineering assessments were performed and prepared by an independent engineering consultant firm prior to the acquisition of the Property by the Borrowers or one of their Affiliates, and, except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Borrowers, the Property is, to the Borrowers' knowledge, in good repair, free and clear of any damage that would materially and adversely affect its value.

9.There is no proceeding pending, and neither the Borrowers nor any of their Subsidiaries or Affiliates have received notice of any pending or threatening proceeding for the condemnation of all or any material portion of the Property.

10.The Borrowers have received an owner's title insurance policy, in ALTA form or equivalent, (or if such policy has not yet been issued, such insurance may be evidenced by escrow instructions, a “marked up” pro forma or specimen policy or title commitment, in either case, marked as binding and countersigned by the title insurer or its authorized agent at the closing of the related acquisition) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which to the knowledge of the Borrowers, was issued by a recognized title insurance company qualified to do business in the jurisdiction where the Property is located and neither the Borrowers nor any of their Subsidiaries or Affiliates have done, by act or omission, and the Borrowers have no knowledge of, anything that would impair the coverage under such Title Insurance Policy. Such Title Insurance Policy has been issued for the benefit of the Borrowers or the applicable Property Subsidiary, and contains no material exclusions for, or affirmatively insures against any losses arising from (other than in jurisdictions in which affirmative insurance is unavailable) (a) failure to have access to a public road, and (b) material encroachments of any part of the building thereon over easements.

11.The Property is covered by (a) a fire and extended perils included within the classification “All Risk of Physical Loss” insurance policy in an amount (subject to a customary deductible) equal to the replacement cost of improvements (excluding foundations) located on the Property, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (b) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the Property; and (c) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the Property in an amount customarily, but not less than $1 million. All triple net lessees of any Property located in seismic zone 3 or 4 are required to carry earthquake insurance if the Probable Maximum Loss (“PML”) for such property would exceed 20% of the replacement cost of the insurance. Such determination is the responsibility of the lessee. Earthquake insurance, if required, on the Property must be obtained by an insurer rated at least “A-:V” (or the equivalent) by A.M. Best Company or “BBB-” (or the equivalent) from S&P or “Baa3” (or the equivalent) from Moody's. To the Borrowers' knowledge, the insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.

12.To the knowledge of the Borrowers, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Property or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Property.

13.To the knowledge of the Borrowers, based solely on surveys and/or the title policy referred to herein obtained in connection with the origination of each loan, either (i) none of the material improvements which were included for the purposes of determining the appraised value of the Property lies outside of the boundaries and building restriction lines of the property or (ii) the Property is a legal non-conforming use, to an extent which would have a material adverse effect on the value of the Property and no improvements on adjoining properties encroached upon the Property to any material and adverse extent.

14.To the knowledge of the Borrowers, there is no pending action, suit or proceeding, arbitration or governmental investigation against the owner of or relating to any Property, an adverse outcome of which could reasonably be expected to materially and adversely affect the value or current use of such Property.

15.The Property is either not located in a federally designated special flood hazard area or, if so located, the Borrowers or the tenants or tenant maintain flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the value of the Property located in such flood hazard area or (ii) the maximum allowed under the related federal flood insurance program.

16.The Property is treated as a real estate asset for purposes of Section 856(c) of the Code, and the interest or other payments payable pursuant to such security is treated as interest on an obligation secured by a mortgage on real property or on an interest in real property for purposes of Section 856(c) of the Code.

17.Under the terms of the documents relating to the Property, any related insurance proceeds or condemnation award will be applied either to the principal amount outstanding under the loan or to the repair or restoration of all or part of the Property (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) in an amount equal to the greater of (x) the replacement costs for the Property or (y) the acquisition costs for the Property (subject, in the case of condemnation awards, to the rights of the lessor in the Ground Lease (as defined in Section 21 below)). As of the Closing Date, neither the Borrowers nor any of their Subsidiaries or Affiliates has submitted a claim for the repair and restoration of the Property following the occurrence of a material casualty event.

18.In the case of a Property that constitutes an interest of a Property Subsidiary as a lessee under a ground lease of a property (a “Ground Lease”) (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor), but not by the related fee interest in such property (the “Fee Interest”), the following shall be true and correct:

(a)    There has been no material change in the term of such Ground Lease, the payment terms under such Ground Lease or any renewal options under such Ground Lease since its recordation;

(b)    Such Ground Lease is not subject to any liens or encumbrances; and

(c)    Such Ground Lease is in full force and effect, and no material default has occurred under such Ground Lease as of the Closing Date.

19.There is no mortgage, deed of trust or similar instrument encumbering the Property.

20.The Property Subsidiary which owns the Property has no Indebtedness other than as permitted under the Amended and Restated Term Loan Agreement.

SPECIAL COVENANTS CONCERNING PROPERTIES
As long as the Commitments are outstanding or there remain any Obligations to be paid or performed under the Amended and Restated Term Loan Agreement or under any other Loan Document, the Borrowers, with respect to each Property:

(a)	shall defend the right, title and interest of the applicable Property Subsidiary in and to the Property against the claims and demands of all Persons.

(b)	shall cause the Property to be managed in accordance with the policies and procedures customary for assets of a type such as the Property.

(c)
shall review its policies and procedures periodically to confirm that the policies and procedures are being complied with in all material respects and are adequate to meet the Borrowers' business objectives with respect to the Property.

EXHIBIT K

Street Address	City	State
1640 Parker Way	Opelika	AL
12209 W. Markham Street	Little Rock	AR
5201 W Barraque St	Pine Bluff	AR
3030 N. 3rd St.	Phoenix	AZ
13430 N. Black Canyon Freeway	Phoenix	AZ
1440 E 15th Street	Tucson	AZ
19019 N. 59th Ave	Glendale	AZ
26210 and 26220 Enterprise CT	Lake Forest	CA
1315 West Century Drive	Louisville	CO
1110 Bayfield Drive	Colorado Springs	CO
3940 South Tellar St	Lakewood	CO
9201 East Dry Creek Road	Centennial	CO
100 Barnes Road	Wallingford	CT
4200/4300 RCA Boulevard	Palm Beach Gardens	FL
10340 US19	Port Richey	FL
10419 N 30th St	Tampa	FL
6277 Sea Harbor Drive	Orlando	FL
Sandlake Rd./Kirkman Rd.	Orlando	FL
2455 Premier Drive	Orlando	FL
3102 Queen Palm Drive	Tampa	FL
550 Business Center Drive	Lake Mary	FL
600 Business Center Drive	Lake Mary	FL
109 Stevens St	Jacksonville	FL
2223 North Druid Hills Road	Atlanta	GA
956 Ponce de Leon Avenue	Atlanta	GA
4545 Chamblee-Dunwoody Road	Chamblee	GA
201 West Main Street	Cumming	GA
1066 Main Street	Forest Park	GA
825 Southway Drive	Jonesboro	GA
[ADDRESS TO BE PROVIDED]	McDonough	GA
1698 Mountain Indus. Blvd.	Stone Mountain	GA
278 Norman Dr	Valdosta	GA
King Street	Honolulu	HI
3600 Army Post Rd	Des Moines	IA
5104 North Franklin Road	Lawrence	IN
2300 Litton Lane	Hebron	KY
1901 Ragu Drive	Owensboro	KY
4455 American Way	Baton Rouge	LA
5417 Campus Drive	Shreveport	LA
70 Mechanic Street	Foxboro	MA
26555 Northwestern Highway	Southfield	MI

K-1

Street Address	City	State
1601 Pratt Avenue	Marshall	MI
7111 Crabb Road	Temperance	MI
43955 Plymouth Oaks Blvd	Plymouth	MI
12000 Tech Center Drive	Livonia	MI
12025 Tech Center Drive	Livonia	MI
904 Industrial Rd	Marshall	MI
3165 McKelvey Road	Bridgeton	MO
3902 Gene Field Road	St Joseph	MO
1700 47th Ave North	Minneapolis	MN
3943 Denny Ave	Pascagoula	MS
7670 Hacks Cross Road	Olive Branch	MS
24th St. W. & St. John's Ave.	Billings	MT
250 Swathmore Avenue	High Point	NC
1133 Poplar Creek Road	Henderson	NC
Julian Avenue/Clominger St.	Thomasville	NC
2880 Kenny Biggs Road	Lumberton	NC
US 221 & Hospital Road	Jefferson	NC
291 Talbert Blvd.	Lexington	NC
200 Lucent Lane	Cary	NC
671 Washburn Switch Road	Shelby	NC
121 Technology Drive	Durham	NH
130 Midland Avenue	Port Chester	NY
200 Arrowhead Drive	Hebron	OH
351 Chamber Drive	Chillicothe	OH
5500 New Albany Road	Columbus	OH
2221 Schrock Road	Columbus	OH
4831 Whipple Avenue, N.W.	Canton	OH
1084 E. Second Street	Franklin	OH
1650-1654 William Road	Columbus	OH
2000 Eastman Drive	Milford	OH
10590 Hamilton Ave	Cincinnati	OH
500 Olde Worthington Road	Westerville	OH
11411 N. Kelly Ave	Oklahoma City	OK
6910 S. Memorial Highway	Tulsa	OK
N.E.C. 45th St./Lee Blvd.	Lawton	OK
12535 S.E. 82nd Avenue	Clackamas	OR
1700 Millrace Dr	Eugene	OR
265 Lehigh St	Allentown	PA
250 Rittenhouse Circle	Bristol	PA
25 Lakeview Drive	Jessup	PA
S. Carolina 52/52 Bypass	Moncks Corner	SC
333 Three D Systems Circle	Rock Hill	SC
50 Tyger River Drive	Duncan	SC

K-2

Street Address	City	State
1362 Celebration Blvd	Florence	SC
2210 Enterprise Drive	Florence	SC
2476 Stateview Blvd	Fort Mill	SC
101 Michelin Drive	Laurens	SC
399 Peachwood Center Dr	Spartanburg	SC
6050 Dana Way	Antioch	TN
3350 Miac Cove Road	Memphis	TN
900 Industrial Boulevard	Crossville	TN
477 Distribution Pkwy.	Collierville	TN
1600 East 23rd St.	Chattanooga	TN
1053 Mineral Springs road	Paris	TN
3456 Meyers Avenue	Memphis	TN
3820 Micro Drive	Millington	TN
420 Riverport Rd	Kingsport	TN
120 S E Parkway Dr	Franklin	TN
2425 Highway 77 North	Waxahachie	TX
2050 Roanoke Rd	Westlake	TX
17191 St. Lukes Way	Woodlands	TX
19500 Bulverde Road	San Antonio	TX
1610 S. Westmoreland Ave.	Dallas	TX
601/701 Experian Pkwy	Allen	TX
4811 Wesley Street	Greenville	TX
1200 Jupiter Road	Garland	TX
6555 Sierra Drive	Irving	TX
13930 Pike Road	Missouri City	TX
421 Butler Farm Rd	Hampton	VA
400 Butler Farm Road	Hampton	VA
3211 W. Beverly Street	Staunton	VA
13651 McLearen Road	Herndon	VA
291 Park Center Drive	Winchester	VA
18601 Alderwood Mall Boulevard	Lynnwood	WA
1700 State Route 160	Port Orchard	WA
9803 Edmonds Way	Edmonds	WA
2424 Alpine Rd	Eau Claire	WI

K-3

EXHIBIT L

FORM OF TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds)

☐ NEW ☐ REPLACE PREVIOUS DESIGNATION ☐ ADD ☐ CHANGE ☐ DELETE LINE NUMBER _____ ☐ INITIAL LOAN DISBURSEMENT

The following representatives (the “Authorized Representatives”) of Lexington Realty Trust (“Borrower Representative”) are authorized to request the disbursement of loan proceeds and initiate funds transfers for Loan Number 1005052 (“Loan”) assigned to the unsecured term loan facility in the aggregate initial principal amount of $255,000,000.00 (“Initial Loan Amount”), which Initial Loan Amount has been increased and may be further increased pursuant to the terms of the Term Loan Agreement (as defined below) to a principal amount that after giving effect to any such increases shall not exceed $400,000,000.00 as evidenced by that certain Amended and Restated Term Loan Agreement, dated February 12, 2013 (the “Term Loan Agreement”), among the Borrower Representative, LEPERCQ Corporate Income Fund L.P. (“LCIF”), and LEPERCQ Corporate Income Fund II L.P. (“LCIFII”; collectively, with Borrower Representative and LCIF, the “Borrowers” and each a “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent for the Lenders (the “Administrative Agent”), and the other parties thereto. The Administrative Agent is authorized to rely on this Transfer Authorizer Designation form until it has received a new Transfer Authorizer Designation form signed by the Borrower Representative, even in the event that any or all of the foregoing information may have changed. The maximum amount of the initial disbursement of any Loan proceeds (“Initial Loan Disbursement”) and the maximum amount of each subsequent disbursement of any Loan proceeds (each a “Subsequent Loan Disbursement”) that each Authorized Representative is authorized to request are set forth below:

Name	Title	Maximum Initial Loan Disbursement Amount[1]	Maximum Subsequent Loan Disbursement Amount[1]
		$400,000,000	$400,000,000
		$400,000,000	$400,000,000
		$400,000,000	$400,000,000
		$400,000,000	$400,000,000
		$400,000,000	$400,000,000

INITIAL LOAN DISBURSEMENT AUTHORIZATION

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Applicable for Wire Transfer in Connection with Request from Authorized Representative. The Administrative Agent is hereby authorized to disburse the proceeds of the Initial Loan Disbursement requested from an Authorized Representative in accordance with the terms of the Term Loan Agreement by wire transfer as specified in the wire transfer instructions set forth below under Item 1. of “Beneficiary Bank and Account Holder Information” of this Transfer Authorizer Designation.

☐ Applicable for Wire Transfer Instructions from Person other than Authorized Representative. The Administrative Agent is hereby authorized to accept wire transfer instructions for the Initial Loan Disbursement from ________________ (i.e. specify title/escrow company), which instructions are to be delivered, via fax, email, or letter, to the Administrative Agent. Said instructions shall include the Borrower's Name; Title/Escrow #_____________ and/or Loan #1005052; the person/entity to receive the Initial Loan Disbursement (“Receiving Party”); the Receiving Party's full account name; Receiving Party's account number at the receiving bank (“Receiving Bank”); Receiving Bank's (ABA) routing number; city and state of the Receiving Bank; and the amount of the Initial Loan Disbursement (not to exceed the Maximum Initial Loan Disbursement Amount set forth above).

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Applicable for Deposit into Deposit Account. The Administrative Agent is hereby authorized to disburse the proceeds of the Initial Loan Disbursement requested from an Authorized Representative in accordance with the terms of the Term Loan Agreement by deposit into the deposit account specified in the deposit instructions set forth below under Item 2. of “Beneficiary Bank and Account Holder Information” of this Transfer Authorizer Designation.

SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION

☐	Not Applicable

☐
Applicable for Wire Transfer in Connection with Request from Authorized Representative. The Administrative Agent is hereby authorized to disburse the proceeds of any Subsequent Loan Disbursement requested from an Authorized Representative in accordance with the terms of the Term Loan Agreement by wire transfer as specified in the wire transfer instructions set forth below under Item 3. of Beneficiary Bank and Account Holder Information of this Transfer Authorizer Designation.

☐
Applicable for Wire Transfer from Person other than Authorized Representative. The Administrative Agent is hereby authorized to accept wire transfer instructions for the Subsequent Loan Disbursement from ________________ (i.e. specify title/escrow company), which instructions are to be delivered, via fax, email, or letter, to Lender. Said instructions shall include the Borrower's Name; Title/Escrow #_____________ and/or Loan #1005052; the person/entity to receive the Subsequent Loan Disbursement (“Receiving Party”); the Receiving Party's full account name; Receiving Party's account number at the receiving bank (“Receiving Bank”); Receiving Bank's (ABA) routing number; city and state of the Receiving Bank; and the amount of the Subsequent Loan Disbursement (not to exceed the Maximum Subsequent Loan Disbursement Amount set forth above).

☐
Applicable for Deposit into Deposit Account. The Administrative Agent is hereby authorized to disburse the proceeds of any Subsequent Loan Disbursement requested from an Authorized Representative in accordance with the terms of the Term Loan Agreement by deposit into the deposit account specified in the deposit instructions set forth below under Item 4. of “Beneficiary Bank and Account Holder Information” of this Transfer Authorizer Designation.

Borrower acknowledges and agrees that the acceptance of and disbursement of funds by the Administrative Agent in accordance with the title/escrow company or Authorized Representative instructions shall be governed by this Transfer Authorizer Designation form and any other Loan Documents (as defined in the Loan Agreement). The Administrative Agent shall not be further required to confirm said disbursement instructions received from title/escrow company or Authorized Representative with Borrower. This Transfer Authorizer Designation form is in effect until the Administrative Agent has received a new Transfer Authorizer Designation form signed by the Borrower Representative. Borrower shall instruct title/escrow company via a separate letter, to deliver said disbursement instructions in writing, directly to the Administrative Agent at its address set forth in that certain Section of the Term Loan Agreement entitled Notices. Borrower also hereby authorizes the Administrative Agent to attach a copy of the written disbursement instructions to this Transfer Authorizer Designation form upon receipt of said instructions.

Beneficiary Bank and Account Holder Information

1. INITIAL LOAN DISBURSEMENT AUTHORIZATION - FOR WIRE TRANSFER

Borrower Name:
Title/Escrow Number:
A.	Loan Number: 1005052
B.	Transfer/Deposit Funds to (Receiving Party Account Name):
C.	Receiving Party Deposit Account Number:
D.	Receiving Bank Name, City and State:
E.	Receiving Bank Routing (ABA) Number:
F.	Disbursement Amount: $145,000,000
G.	Further Credit Information/Instructions:

2. INITIAL LOAN DISBURSEMENT AUTHORIZATION - FOR DEPOSIT INTO DEPOSIT ACCOUNT

Borrower Name:
Title/Escrow Number:
A.	Loan Number: 1005052
B.	Transfer/Deposit Funds to (Receiving Party Account Name):
C.	Receiving Party Deposit Account Number:
D.	Receiving Bank Name, City and State:
E.	Receiving Bank Routing (ABA) Number:
F.	Disbursement Amount: $145,000,000
G.	Further Credit Information/Instructions:

3.     SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION - FOR WIRE TRANSFER

Borrower Name:
Title/Escrow Number:
A.	Loan Number: 1005052
B.	Transfer/Deposit Funds to (Receiving Party Account Name):
C.	Receiving Party Deposit Account Number:
D.	Receiving Bank Name, City and State:
E.	Receiving Bank Routing (ABA) Number:
F.	Disbursement Amount: $145,000,000
G.	Further Credit Information/Instructions:

4. SUBSEQUENT LOAN DISBURSEMENT AUTHORIZATION - FOR DEPOSIT INTO DEPOSIT ACCOUNT

Borrower Name:
Title/Escrow Number:
A.	Loan Number: 1005052
B.	Transfer/Deposit Funds to (Receiving Party Account Name):
C.	Receiving Party Deposit Account Number:
D.	Receiving Bank Name, City and State:
E.	Receiving Bank Routing (ABA) Number:
F.	Disbursement Amount: $145,000,000
G.	Further Credit Information/Instructions:

Neither the Initial Disbursement Amount, nor the Initial Disbursement Amount together with any Subsequent Disbursement Amounts, shall ever exceed the Initial Loan Amount or the Increased Loan Amount, as applicable.

Date: _______________________________

"BORROWER REPRESENTATIVE"

LEXINGTON REALTY TRUST

By:_______________________________________
Name:
Title:

[Signature Page to Transfer Authorizer Designation]